UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Notice of

2026

Annual meeting & proxy statement

BRINKS

A Message from our Chairman
March 20, 2026
To Our Shareholders:
I am pleased to invite you to join us at the 2026 Annual Meeting of Shareholders of The Brink’s Company, to be held at the offices of McGuireWoods LLP, 2601 Olive Street, Suite 2100, Dallas, Texas on Tuesday, April 28, 2026, at 10:00 a.m. Central Time.
At this year’s meeting, shareholders will vote on the election of nine director nominees, named executive officer compensation (on a non-binding advisory basis), the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026, the amendment and restatement of our 2024 Equity Incentive Plan, and a shareholder proposal.
Your vote at the Annual Meeting is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly on the matters described in the proxy statement. You can vote before the Annual Meeting online or by phone by following the instructions on the enclosed proxy card, or by completing, signing, dating, and returning the enclosed proxy in the envelope provided.
We appreciate your participation in the Annual Meeting and your ongoing engagement as a shareholder. Thank you for your continued support of and confidence in Brink’s.
Sincerely,
Michael J. Herling
Chairman
Michael J. Herling Chairman

Proposal No. 1: Election of Nine Director Nominees	23
Proposal No. 2: Non-Binding Advisory Resolution to Approve Named Executive Officer Compensation	27
Compensation and Human Capital Committee Report	52

CEO Pay Ratio for 2025	70
Pay Versus Performance	72
Director Compensation	76
Director Equity Compensation	77
Stock Ownership Guidelines	77
Plan for Deferral of Directors’ Fees	77
Business Travel Accident Insurance Plan	77
2025 Director Compensation Table	78
Directors’ Stock Accumulation Plan	79
Stock Ownership	80
Directors and Officers	80
Certain Beneficial Owners	82
Equity Compensation Plan Information	83
Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the 2026 Fiscal Year	84
Audit and Ethics Committee Report	86
Proposal No. 4: Approval of the Amended and Restated 2024 Equity Incentive Plan	87
Proposal No. 5: Shareholder Proposal Requesting a Report on Employee Retention Rates by Demographic Categories	101
Questions and Answers About the Annual Meeting	104
Shareholder Reference Information	108
Voluntary Electronic Delivery of Proxy Materials	110
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

Notice of 2026 Annual Meeting of
Shareholders

When	Where	Record Date
April 28, 2026 10:00 a.m., Central Time	McGuireWoods LLP 2601 Olive Street, Suite 2100 Dallas, TX 75201	Close of business on March 2, 2026
Proposals
■
To elect the nine director nominees named in the accompanying Proxy Statement to serve on the Board of Directors, for terms expiring at the Company’s 2027 annual meeting of shareholders.

■
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

■
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

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To approve the Company’s amended and restated 2024 Equity Incentive Plan.

■
To consider and act upon a shareholder proposal requesting a report on employee retention rates by demographic categories, as described in this Proxy Statement, if properly presented at the meeting.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting
QR Code. Scan this code with a smart phone or tablet to vote 24/7
Telephone. Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Internet. www.proxyvote.com
Mail. Sign and date the enclosed proxy card and return in the envelope provided
At the Meeting. Attend the meeting to vote in person

This Proxy Statement, accompanying form of proxy card and 2025 Annual Report to Shareholders are being mailed to shareholders of record as of the close of business on March 2, 2026, commencing on or about March 20, 2026. To view this Proxy Statement, form of proxy card and 2025 Annual Report to Shareholders, go to http://investors.brinks.com/annual-meeting.
Please note that brokers may not vote your shares on any of the above proposals (other than the ratification of KPMG LLP’s appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2026) in the absence of your specific instructions as to how to vote, so it is important that you vote.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR ON THE INTERNET. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
/s/ Kristen W. Cook
Kristen W. Cook
Corporate Secretary
March 20, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2026.
The Proxy Statement and 2025 Annual Report to Shareholders are available at: http://investors.brinks.com/annual-meeting

Proxy Summary
The Brink’s Company’s (“Brink’s” or the “Company”) proxy statement (this “Proxy Statement”) has been prepared in connection with the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement, the accompanying form of proxy card and 2025 Annual Report to Shareholders (the “2025 Annual Report”) are being mailed to shareholders of record as of the close of business on March 2, 2026, commencing on or about March 20, 2026. To help you review this Proxy Statement, we have summarized several key topics in this Proxy Summary. The following description is only a summary and does not contain all of the information that you should consider in voting your shares. For more complete information, please review this Proxy Statement and the 2025 Annual Report. This Proxy Statement and the 2025 Annual Report are available at: http://investors.brinks.com/annual-meeting.
About the Meeting
Date and Time Tuesday, April 28, 2026 at 10:00 a.m., Central Time
Place McGuireWoods LLP 2601 Olive Street, Suite 2100 Dallas, TX 75201
Record Date March 2, 2026
Voting QR Code Mail Telephone At the Meeting Internet

Voting
QR Code Scan this code with a smart phone or tablet to vote 24/7
Internet proxyvote.com
At the Meeting Shareholders as of March 2, 2026 can vote in person at the Annual Meeting; see “How do I vote at the Annual Meeting?” on page 104
Telephone Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Mail Sign and date the enclosed proxy card and return in the envelope provided

1

Proposals and Board Recommendations
Proposal		Board’s Voting Recommendation	Page Reference
1	To elect the nine director nominees named in this Proxy Statement to serve on the Board of Directors, for one-year terms expiring at the Company’s 2027 annual meeting of shareholders.	FOR Each Director Nominee	23
2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	FOR	27
3	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	84
4	To approve the Company’s amended and restated 2024 Equity Incentive Plan.	FOR	87
5	To consider and act upon a shareholder proposal requesting a report on employee retention rates by demographic categories, as described in this Proxy Statement, if properly presented at the meeting.	AGAINST	101
	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof
2025 in Review
Brink’s is a leading global provider of cash and valuables management, digital retail solutions (“DRS”) and ATM managed services (“AMS”). Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 51 countries serves customers in more than 100 countries.
Key 2025 Financial Performance Metrics

REVENUE	ADJUSTED EBITDA*
$5.3B	$977M
+5%	+7%
($5.0B in 2024)	($912M in 2024)

NON-GAAP OPERATING PROFIT*	FREE CASH FLOW*	AMS/DRS REVENUE
$710M	$436M	$1.5B
+13%	+9%	+21%
($629M in 2024)	($400M in 2024)	($1.2B in 2024)

2	2026 Proxy Statement

During 2025, the Company saw meaningful progress executing its strategy, including accelerating organic growth in AMS and DRS, driving efficiency through the Brink’s Business System and returning excess capital to shareholders with its disciplined capital allocation strategy. In 2025, we delivered $5.261 billion of revenue (which included $1.462 billion in AMS/DRS revenue), $200 million of GAAP net income attributable to Brink’s, $977 million of Adjusted EBITDA, $586 million of GAAP operating profit (11.1% margin), $709.9 million of non-GAAP operating profit (13.5% margin), $639.5 million of GAAP net cash from operations and $436 million of free cash flow before dividends.* GAAP earnings per share (“EPS”) were $4.70 per share and non-GAAP EPS were $8.05 per share.* Revenue growth included 22% organic growth in AMS and DRS during the fourth quarter, which are key strategic focus areas for the Company. These financial metrics are monitored by management and the Company’s Board of Directors (the “Board”) and reported to shareholders, and certain of these metrics are used in determining compensation for the named executive officers (“NEOs”).
*
These non-GAAP financial measures are not presented in accordance with GAAP. See pages 34 to 40 of the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP EPS, Adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

Corporate Governance Highlights
Brink’s is committed to maintaining a strong ethical culture and adhering to robust governance practices that the Board has determined are in the best interests of the Company and our shareholders. These practices include:
Board Structure and Independence
■
Separate Chief Executive Officer (“CEO”) and independent Chairman of the Board

■
Eight of the nine director nominees (89%) are independent

■
Independent directors hold regular executive sessions, with feedback communicated by the Chairman of the Board to the CEO and management

■ All standing Board committees are composed entirely of independent directors ■ Director nominees have an average tenure of 8.8 years of Board service
Board Oversight	■ Proactive and comprehensive succession planning for the CEO and other senior executives, including named executive officers ■ An annual Board meeting focused on long-term strategy planning	■ Direct Board oversight of: ■ Corporate strategy; ■ CEO succession planning; ■ Risk management, including enterprise risk management (“ERM”); and ■ The Company’s sustainability program
Board Effectiveness
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Annual Board, committee, and individual performance evaluations, with periodic use of an independent external facilitator

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Multiple Audit Committee members qualify as “financial experts”

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Robust orientation program for new directors, including engagement with Board leadership and senior management

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Thoughtful Board succession planning and refreshment process designed to align Board composition with the Company’s evolving needs

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Mandatory director retirement age policy with no waivers or exceptions

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Formal limits on outside directorships through an overboarding policy

Shareholder Rights and Engagement
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Annual election of all directors

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Majority vote standard for uncontested elections of directors

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Annual non-binding shareholder advisory vote on NEO compensation

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Proxy access rights for eligible shareholders(1)

■
Shareholders owning at least 20% of the Company’s outstanding shares of stock entitled to vote may call a special meeting of shareholders

■
Regular shareholder engagement on a variety of topics, including governance, executive compensation and sustainability matters

■
No shareholder rights plan (poison pill)

New in 2025
■
The Board delegated primary oversight of information technology and cybersecurity risks to the Audit Committee, which receives regular updates on that topic from management and reports to the full Board.

(1)
For a description of the criteria, see “Shareholder Reference Information” on page 108.

3

Board Nominees
Name, Age and Position*	Gender	Race	Citizenship	Tenure	Committee Membership
					AC	CC	CGC	FC
Kathie J. Andrade, 65 Retired CEO, TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank	F	W	US	7
Paul G. Boynton, 61 Past President, CEO and Chair, Rayonier Advanced Materials Inc. and Rayonier, Inc.	M	W	US	16
Ian D. Clough, 59 Executive Vice President, Global Pricing & Product, DHL Express	M	W	UK	10
Susan E. Docherty, 63 Former CEO and Director, ElectraMeccanica Vehicles Corp.	F	W	Dual (Canada/US)	12
Mark Eubanks, 53 President and CEO, The Brink’s Company	M	W	US	4
Michael J. Herling (Chairman), 68 Partner, Finn Dixon & Herling	M	W	US	17
A. Louis Parker, 71 Retired Corporate Vice President, General Electric Company/GE Capital and Co-Founder, Visible Men Academy	M	B	US	5
Timothy J. Tynan, 66 CEO, Chargeback Gurus and Former CEO of Banc of America Merchant Services LLC	M	W	US	5
Keith R. Wyche, 66 Retired Vice President, Community Engagement and Support, Walmart, Inc.	M	B	US	4

*
All director nominees are independent, except for Mr. Eubanks.

AC = Audit & Ethics Committee	= Committee Chair
CC = Compensation & Human Capital Committee	F = Female
CGC = Corporate Governance & Nominating Committee	M = Male
FC = Finance & Business Development Committee	W = White
= Committee Member	B = Black or African American

4	2026 Proxy Statement

Our Sustainability Program
The Company’s strategic growth pillars include innovating to grow and partnering for customer success. We believe that aligning these priorities with purposeful sustainability initiatives enhances our ability to support our employees, serve our communities and reduce our environmental impact, while delivering long-term value creation for our shareholders. Additional information about our global sustainability program is available at: https://us.brinks.com/corporate/sustainability.
Oversight of Sustainability Matters
The Board recognizes that effective oversight of sustainability matters is an important component of its overall risk oversight responsibilities. The Board has primary oversight of the Company’s Sustainability Program, including initiatives related to environmental sustainability, human capital management (with input from the Compensation and Human Capital Committee (the “Compensation Committee”)), and corporate culture. Management provides the Board with regular updates on key sustainability initiatives, emerging risks, and progress toward strategic objectives to support appropriate oversight and accountability.
The summaries below highlight selected policies, practices, and initiatives that reflect the Company’s commitment to environmental stewardship, a strong and inclusive workforce, and responsible business operations.
Environmental Sustainability
We integrate responsible environmental practices into our operations that are designed to minimize environmental impact and support customers’ sustainability objectives. Our environmental initiatives focus primarily on improving fleet efficiency and reducing energy consumption and greenhouse gas emissions through region and country specific actions, including solar installations at certain facilities and on select vehicles, deployment of electric vehicles and idle-reduction technology, and replacement of diesel vehicles with gasoline, alternative-fuel or dual-fuel models. In addition, continued deployment of AMS and DRS solutions supports a transition to more efficient cash-management models that can help reduce emissions and overall resource use.
Human Capital Management
Our people are a key strategic asset. We strive to create a culture that attracts, develops and retains qualified talent with varied backgrounds, experiences and skills aligned with our values and strategic objectives. The Compensation Committee oversees the Company’s human capital management programs, including matters relating to corporate culture, learning and development, human resources practices and policies, and competitive compensation and benefits, consistent with its charter. The Board also receives regular updates regarding talent management, succession planning and other key human capital strategies.
Commitment to our Values
In connection with the Company’s 165th anniversary in 2024, we undertook a review of our culture and long-term positioning and articulated a clear set of values designed to reflect expected behaviors, support execution of the Company’s strategy, and strengthen partnerships to secure commerce. These values remain foundational to our culture and continue to guide operations across the organization. They are as follows:

5

Employee Engagement and Talent Development
Employee engagement is a core component of our culture. Globally, we continue to communicate our vision of a winning culture to leadership teams and reinforce our values through leadership development initiatives, including our PowerYourTalent training, streamlined performance reviews, and targeted capability-building programs. These efforts are designed to strengthen leadership effectiveness, build organizational capability, and support succession planning for key leadership roles.
In 2025, we launched a global employee engagement survey (the Employee Voice Program) to better understand employees’ perspectives and the factors influencing their experience at work. The survey addressed topics such as workplace culture, leadership and communication, career development, and overall engagement. Insights from the survey are being used to inform actions to strengthen culture, enhance employee experience, and support long-term organizational success.
Employee Safety and Wellness
Employee safety is a top priority at Brink’s, which is why we focus on providing employees with the tools, training, and resources necessary to perform their roles safely while protecting the public. Local and regional leaders establish safety guidelines consistent with applicable laws, regulations, and industry best practices. Driver safety is a particular focus across our global operations, with programs covering driver qualifications, vehicle operation, equipment, documentation, wellness, and security, as well as compliance with applicable state and federal requirements. We also reinforce workplace safety protocols with risk-reporting procedures aligned with OSHA standards. In addition, we support the health and well-being of our employees by offering market-competitive benefits tailored to the jurisdictions in which we operate, including life and health coverage, mental health resources and certain fertility benefits for our U.S. employees.
Social Responsibility
Cash continues to play a critical role in the global economy, supporting daily commerce for consumers and businesses worldwide. Our business supports the secure and efficient flow of cash among businesses, central banks and financial institutions, helping ensure access to cash when and where it is needed. Reliable cash circulation contributes to the resilience of the broader payments ecosystem, particularly for unbanked and underbanked populations, during network and system disruptions, and in remote areas with limited connectivity.
Ethics & Compliance
Maintaining a culture of integrity and compliance is fundamental to our long-term success and supports our ability to operate with the highest standards of ethics across our global footprint. We believe that strong ethical standards and compliance practices reduce regulatory and operational risk, strengthen trust with customers, partners and regulators, and support sustainable value creation. In 2025, we introduced an updated set of Company values, including a commitment to “We Do What’s Right,” which underpins our approach to ethical conduct and guides day-to-day decision making. The Ethics & Compliance Group supports this commitment by partnering with leaders to promote a culture of integrity, manage regulatory risk and advance the Company’s strategic objectives in accordance with our Code of Ethics and applicable laws.
All employees, regardless of role or level, are required to complete mandatory Ethics & Compliance training covering the Code of Ethics and key compliance topics, including insider trading, the Foreign Corrupt Practices Act, anti-money laundering and other applicable requirements. The Code of Ethics requires employees to report known or suspected violations, and to support open reporting, the Company maintains multiple reporting channels, including an independently operated telephone hotline and online reporting portal that permit anonymous reporting of Code of Ethics concerns or workplace issues.
We also maintain a Brink’s Supplier Code of Conduct, which sets expectations for our suppliers and supports our commitment to building long-term relationships with partners who share our long-standing commitment to doing what’s right and adhere to responsible business practices.
See “Corporate Governance Highlights” on page 3 of the Proxy Summary for more information on our corporate governance practices.

6	2026 Proxy Statement

Board Nominee Composition
The nominees to the Board bring a balance of relevant skills to the boardroom as well as an effective mix of varied backgrounds and experiences. The following figures depict the composition of our nominees:
Independence	Board Representation

7

Board Nominee Experience, Qualifications and Skills
The Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) is responsible for recommending to the Board a slate of director nominees who, collectively, possess the experiences, qualifications, skills and attributes necessary to provide effective oversight and guide the Company’s long-term strategy. The Corporate Governance Committee believes that each nominee satisfies the director qualification criteria described under “Director Nominating Process,” beginning on page 20 and brings skills and perspectives that contribute to an effective Board. Set forth below are the areas of expertise that the Board considers most relevant to the Company’s current and future business needs:

Finance, Accounting &
Financial Reporting
Experience in accounting, financial reporting or auditing processes and standards and in oversight and management of a corporate finance function, including internal controls.
	Risk Management Experience overseeing complex risk management matters, including cybersecurity.	Global Business Operations & Technology Experience leading multi-national or global business operations and technology.

Business Strategy & Mergers and Acquisitions Experience implementing corporate goals and initiatives for growth organically and through strategic mergers and acquisitions.	Sales and Marketing & Customer Relations Experience managing a corporate marketing or sales function.	Relevant Industry Experience Experience in industries most relevant to the Company’s business, including the financial services and fintech industries, as well as the logistics service industry.

Legal & Regulatory Compliance Experience in complex legal matters and regulatory compliance oversight.	Corporate Governance Experience with current corporate governance standards and practices in public companies, including protection of shareholder interests.	Human Capital Management Experience with executive compensation, attracting and retaining top talent, succession planning and human capital risk management.
The following table summarizes each nominee’s key qualifications, experience and skills. The Board believes that each nominee brings significant executive leadership and management experience. The indicators identify skills that represent a core competency of a particular nominee. The absence of an indicator does not imply a lack of experience in a given area as all nominees are expected to possess a working knowledge across these competencies. The Board also encourages ongoing director education. In early 2025, the Company launched a continuing director education program providing tailored programming on topics relevant to the Company’s business and strategy, with a focus on complex or rapidly evolving areas, including regulatory enforcement trends and the risks and benefits of artificial intelligence (“AI”).

8	2026 Proxy Statement

	Kathie J. Andrade	Paul G. Boynton	Ian D. Clough	Susan E. Docherty	Mark Eubanks	Michael J. Herling	A. Louis Parker	Timothy J. Tynan	Keith R. Wyche
Finance, Accounting & Financial Reporting
Risk Management
Global Business Operations & Technology
Business Strategy & Mergers and Acquisitions
Sales and Marketing & Customer Relations
Relevant Industry Experience
Legal & Regulatory Compliance
Corporate Governance
Human Capital Management

9

2025 “Say-on-Pay” Results and Shareholder Engagement

At the 2025 Annual Meeting of Shareholders, over 98% of the votes cast approved the Company’s advisory vote on executive compensation (“Say-on-Pay”). The Compensation Committee and the Board consider the results of the Say-on-Pay vote as part of their ongoing evaluation of the Company’s executive compensation program and related policies. In light of the strong shareholder support reflected in the 2025 Say-on-Pay vote, no changes were made to the Company’s executive compensation program in direct response to the voting results.
The Board and management believe that regular shareholder engagement is a vital component of the Company’s governance practices. Throughout the year, the Company engages with shareholders to discuss matters of interest, including Company performance and strategy, corporate governance, executive compensation programs and practices, and sustainability. Members of management, with Board oversight, consider feedback received through these engagements as part of the Company’s ongoing efforts to maintain an appropriate executive compensation program and strong governance practices, and we look forward to continued constructive dialogue with our shareholders.

10	2026 Proxy Statement

Executive Compensation Highlights
Our executive compensation program is structured to link compensation to Company and individual performance over the short- and long-term and to align the interests of executives and shareholders. Brink’s executives receive a base salary and performance-based compensation, which represents approximately 71% of target total direct compensation (“TDC”) for Mr. Eubanks and approximately 59% of target TDC (on average) for the other NEOs.
Compensation Elements
The following table provides a summary of the TDC elements of our executive compensation program:
PAY ELEMENT	HIGHLIGHTS
Base Salary (Fixed)
■
Base salary is fixed cash compensation that provides pay at a level consistent with competitive market practices based on an executive’s role, responsibilities, skills, experience and performance.

■
Base salary provides fixed compensation necessary to attract and retain executives.

Annual Incentive (Performance-Based and At-Risk)
■
The annual incentive opportunity under our Brink’s Incentive Plan (“BIP”) is a cash award based on Company financial performance, individual performance and, for certain executives, performance of operating companies within their scope of responsibility (referred to as “Market Operating Performance”).

■
Each year, the Compensation Committee establishes rigorous, pre-established performance targets for one or more metrics aligned to our financial goals for the year, which we believe are key drivers of shareholder value.

Long-Term Incentive (“LTI”) (Performance-Based and At-Risk)
■
Our annual equity award opportunity is designed to align a significant portion of NEO compensation with the Company’s long-term financial performance and sustained shareholder value creation, measured primarily through earnings before interest, taxes, depreciation and amortization (“EBITDA”) and relative total shareholder return (“TSR”).

■
The Compensation Committee annually determines the types and mix of LTI awards granted to NEOs, informed by the Company’s strategy, key success metrics, and relevant external market data, consistent with our pay-for-performance philosophy and focus on long-term shareholder value and talent attraction and retention.

■
Since 2023, awards have been granted as a mix of Internal Metric (“IM”) performance stock units (“PSUs”), subject to a relative TSR modifier of +/- 25% (the “RTSR Modifier”), and restricted stock units (“RSUs”). IM PSUs with RTSR Modifier are settled in shares of the Company’s common stock, par value $1.00 per share (“ Common Stock”), at the end of a three-year performance period, based on achievement of cumulative adjusted EBITDA performance goals (subject to the RTSR Modifier), and subject to a three-year vesting requirement.

11

The chart below reflects the 2025 target pay mix for Mr. Eubanks and the other NEOs (on average). Percentages in the following chart may not add to 100% due to rounding.
2025 Compensation Setting Process
Our executive compensation program includes performance-based compensation in the form of annual incentives under the BIP, which is paid in cash, and LTI awards, generally payable in shares of Common Stock. These performance-based incentives are designed to drive the Company’s strategic and financial priorities and align executive compensation with shareholder returns.
Annual Incentives
In February 2025, the Compensation Committee determined to continue using non-GAAP operating profit (50%), revenue (10%), AMS/DRS revenue (15%) and free cash flow (25%) as the Company performance metrics for the BIP based on their continued alignment with the Company’s strategic priorities.
LTI Awards
For 2025, the Compensation Committee continued the existing LTI mix of 75% IM PSUs with RTSR Modifier and 25% RSUs for all NEOs.
For the IM PSUs with RTSR Modifier, in 2025, the Compensation Committee set a three-year cumulative Adjusted EBITDA performance target, subject to the RTSR Modifier, based on its continued view that this metric incentivizes execution of the Company’s organic and acquisition growth strategy, aligns with one of the most commonly used LTI performance measures among companies in the 2025 Proxy Peer Group (as defined on page 38) and provides appropriate variation from the metrics used in our 2025 BIP.
No off-cycle LTI grants (i.e., grants other than annual or sign-on awards) were made to NEOs in 2025; however, in connection with his promotion to Executive Vice President and President, Rest of World and Brink’s Global Services, Mr. Antar received a one-time “true-up” award on May 1, 2025 to reflect the increased scope of his role and to align his 2025 LTI opportunity with the target opportunity applicable to the position going forward.

12	2026 Proxy Statement

2025 Annual and Long-Term Incentive Payouts
In February 2026, following the recommendation of the Compensation Committee, the Board approved the 2025 annual incentive payouts for the NEOs (with respect to Mr. Eubanks, approval by the independent members of the Board) based upon the Company’s 2025 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow performance against the targets established as part of the 2025 BIP. The Compensation Committee determined the Company Performance Factor to be 132%, and, in applying the 2025 BIP Adjustment (as defined under “2025 Annual and Long-Term Incentive Payouts” beginning on page 31), exercised discretion to adjust the Company Performance Factor to 110%, resulting in payouts to the NEOs ranging from approximately 52% to 158% of their respective targets (after consideration of individual performance and Market Operating Performance for Messrs. Antar and Peschard).
In February 2026, the Compensation Committee certified the earn out for the 2023-2025 IM PSU with RTSR Modifier awards, for the performance period from 2023 to 2025, which reflected Company performance of $3.114 billion in cumulative Adjusted EBITDA* during that period, which was above the maximum performance goal, and Company performance at an RTSR rank of 63% among the comparator group established by the Compensation Committee for that period, which was below the maximum performance goal, and resulted in a payment to each applicable NEO of 226% of target.
A comprehensive review of the 2025 compensation program, including its elements, objectives, rationale and payouts, is included in the “Compensation Discussion and Analysis,” beginning on page 28.

*
This non-GAAP financial measure is not presented in accordance with GAAP. See pages 34 to 40 of our 2025 Form 10-K for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure.

13

Corporate Governance
Board Leadership Structure
The Board does not have a fixed policy regarding whether the roles of the CEO and Chairman of the Board should be combined or separate. Instead, the Board regularly evaluates the Company’s leadership structure in light of the Company’s operating environment, strategic priorities, governance practices, and the needs of the business at the time, and retains the flexibility to determine the structure it believes is most effective at the time.
Currently, the roles of CEO and Chairman are separate. The Board believes this structure promotes independent Board oversight while enabling the CEO to focus on leading the Brink’s business, strategy and day-to-day operations.
Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), if the Chairman is not independent, the independent directors are required to elect an independent Lead Director. The Lead Director’s responsibilities would include facilitating communication among independent directors, coordinating information flow between management and the Board, and providing feedback to the CEO on behalf of the independent directors.
Mr. Herling serves as the Company’s non-executive Chairman of the Board. In this role, he is responsible for, among other things:
■
presiding over meetings of the Board and meetings of shareholders;

■
calling meetings and executive sessions of the Board;

■
developing Board meeting agendas, in consultation with management and committee chairs;

■
facilitating communication among directors and between the Board and management, and overseeing the quality and timeliness of information provided to the Board;

■
leading the Board’s evaluation of the CEO’s performance;

■
serving, at the Board’s discretion, as the Board representative in communications with management, shareholders and other stakeholders;

■
promoting effective communications on developments occurring between Board meetings; and

■
performing such other duties assigned from time to time by the Board.

14	2026 Proxy Statement

Role of the Board of Directors
Overview
The Board is responsible for advancing the long-term interests of the Company’s shareholders by providing oversight and strategic guidance to management. In fulfilling this role, the Board oversees the Company’s strategic operational direction, corporate governance practices, and executive leadership, (including CEO) succession planning, and reviews significant business initiatives, capital expenditures and budget matters. To support effective oversight and accountability, the Company has adopted Corporate Governance Guidelines applicable to the Board, which, together with the Board committee charters, the Bylaws, and our Code of Ethics, establish a comprehensive framework for the governance of the Company.
Cybersecurity Risk Oversight
Cybersecurity risk oversight is a top priority for the Board and has been delegated to the Audit Committee. The Company has implemented physical, technological and administrative cybersecurity controls and maintains defined procedures for cybersecurity incident detection, containment, response and remediation. The Audit Committee receives regular reports from the Company’s Global Chief Information Officer and Chief Information Security Officer regarding the Company’s cybersecurity risk management framework, including threat landscape developments, incident preparedness and response capabilities, and the status of completed, ongoing and planned cybersecurity initiatives. Material cybersecurity risks and incidents, as well as significant program updates, are escalated to the full Board as appropriate.
Board’s Role in Risk Oversight
Management is responsible for managing the day-to-day risks confronting our business, while our Board oversees the Company’s ERM program. Under the ERM program, senior leaders from across the Company’s global operations annually identify and assess risks based on their likelihood, potential impact, and velocity to prioritize the most significant risks facing the Company. For each identified risk area, a senior executive works with relevant leaders to develop and implement mitigation plans and to monitor key risk indicators.
Our Board, as a whole, oversees risks related to the Company’s strategy and operations and considers risk implications in connection with its decision-making. Our Board receives regular reports regarding the ERM process and the key risks facing the Company, which may include financial, geopolitical, legal and regulatory, competitive, compliance, information technology and AI and other operational risks.
Our Board has delegated certain aspects of its risk oversight responsibilities to its committees to enhance coordination with management and promote more effective oversight. Our Board receives regular reports from the committee chairs regarding matters discussed at committee meetings, including the areas of risk they primarily oversee. For example, the Audit and Ethics Committee (the “Audit Committee”) oversees financial risk and discusses with management the Company’s major financial risk exposures and the steps management has taken to identify, monitor and mitigate those risks, including the Company’s risk assessment and risk management policies. Management regularly reports to the Audit Committee on material financial risks, proposed risk factor disclosures, significant legal and compliance matters, mitigation strategies and the Company’s internal control over financial reporting. The Audit Committee also engages in periodic discussions with the Chief Financial Officer, Controller, the Vice President of Internal Audit, Chief Legal Officer and other members of management regarding these risks.

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BOARD OF DIRECTORS

Oversees overall risks, with emphasis on strategic risks

Audit and Ethics Committee

Oversees the Company's major financial risk exposures, risks related to legal, ethics and compliance matters, information technology and cybersecurity risks, and steps management has taken to monitor and control such exposures

Corporate Governance and Nominating Committee

Oversees risks related to the governance structure of the Company, including Board composition and independence

Compensation and Human Capital Committee

Oversees the Company's review of compensation policies and procedures to determine whether they present significant risks, as well as risks related to the Company's executive compensation programs

Finance and Business Development Committee ("Finance Committee")

Reviews risks related to strategic transactions and oversees risks related to the Company's credit facilities, rating agency interactions, defined benefit pension plans, insurance policies and foreign exchange rates

MANAGEMENT

Identifies, assesses and manages day-to-day risk

Board’s Role in Management Succession Planning
The Board actively oversees management succession planning as a critical component of its risk oversight and long-term value creation responsibilities. The Board regularly engages in succession planning for the CEO role and annually reviews and discusses both long-term and emergency CEO succession plans, which includes an assessment of internal and external successor readiness. The Board also annually reviews a pipeline of senior leaders who are potential successors for executive officers and other critical roles.
Board’s Role in Sustainability Matters
Corporate responsibility and sustainability are important priorities for the Board and the Company. The Company is committed to operating ethically and responsibly and to acting with integrity and respect for its employees, customers, communities, and the environment — principles reinforced by the tone set by the Board. The Board has primary oversight responsibility for sustainability matters, including initiatives and programs related to sustainability, corporate culture and human capital management. In exercising this oversight, the Board receives periodic updates from management regarding sustainable strategy, initiatives, risks and progress (with input from the Compensation Committee).
Board’s Role in Compensation Risk
The Board has delegated to the Compensation Committee responsibility for overseeing compensation-related risk. The Compensation Committee oversees the Company’s compensation policies and procedures (including those of our subsidiaries) to assess whether they create incentives that could encourage excessive risk-taking. At the Compensation Committee’s direction, the Company’s Human Resources Department, in partnership with its Internal Audit Department, conducted a risk assessment of the Company’s 2025 compensation programs. Management concluded that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. Management presented the results of its assessment to the Compensation Committee in February 2026.

16	2026 Proxy Statement

The Compensation Committee reviewed management’s assessment, with input from its independent compensation consultant, and continues to believe that the executive compensation program appropriately balances risk and reward, aligns with the Company’s business strategy, and does not encourage excessive risk-taking.
In overseeing compensation-related risk, the Compensation Committee relies on the Pay-for-Performance Compensation Philosophy and Compensation Governance Practices to mitigate risk and align compensation outcomes with market practices and shareholder interests. See “Pay for Performance Compensation Philosophy” and “Compensation Governance Practices” in the “Compensation Discussion and Analysis,” beginning on page 28 for details. The Compensation Committee will continue to consider compensation-related risk implications in designing any new executive compensation components.
Board Independence
For a director to be deemed “independent,” the Board must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange (the “NYSE”), that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board applies the categorical independence standards set forth in the Company’s Corporate Governance Guidelines, which reflect the NYSE independence requirements.
The Board has affirmatively determined that each of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Herling, Parker, Tynan and Wyche is, and during 2025 was, independent under the NYSE listing standards and the categorical independence standards set forth in the Company’s Corporate Governance Guidelines. The Board has also determined that the members of the Audit Committee and the Compensation Committee satisfy the applicable heightened independence and expertise requirements for service on those committees under their respective charters, and that the members of the Compensation Committee qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Executive Sessions
The non-management members of the Board meet regularly without management present. The Chairman presides over each meeting of the independent Board members.
Meeting Attendance
The Board met six times in 2025. During 2025, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.
Directors are expected to attend the Company’s Annual Meeting of Shareholders. Per our Corporate Governance Guidelines, any director who is unable to attend or unable to meet with shareholders in attendance must submit an explanation to the Chairman of the Board. All of the directors attended the 2025 Annual Meeting of Shareholders.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee.
Each committee has a separate chair and each of the committees is, and during 2025 was, composed solely of independent directors. The charters for each of the committees describe the specific authority and responsibilities of each committee and are available on our website at https://investors.brinks.com under “Governance — Governance Documents.” The members of the Board and the committees of the Board on which they currently serve, as of the date of this Proxy Statement, are identified below:

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AUDIT COMMITTEE			MEETINGS IN 2025: 8

Ian D. Clough	Kathie J. Andrade	A. Louis Parker	Keith R. Wyche
The Audit Committee oversees the Company’s financial reporting process and the integrity of the Company’s financial statements, including its accounting practices, internal controls, and internal audit function. The Audit Committee also evaluates the qualifications, performance, and independence of the Company’s independent auditors and oversees the annual audit of the Company’s financial statements. In addition, consistent with its charter, the Audit Committee oversees significant legal matters, the Company’s ethics and compliance program, and management’s approach to information technology and cybersecurity risks.

= Committee Chair

= Audit Committee Financial Expert as that term is defined by the rules promulgated by the Securities and Exchange Commission (“SEC”)

= Financially Literate under the NYSE standards

COMPENSATION COMMITTEE		MEETINGS IN 2025: 6

Susan E. Docherty	Paul G. Boynton	Michael J. Herling	Timothy J. Tynan
The Compensation Committee is responsible for overseeing policies and programs relating to the compensation of our CEO and other senior executives, including salaries, incentive compensation, and benefit and equity compensation plans, as well as the Company’s human capital management policies and strategies. For additional information regarding the Compensation Committee’s responsibilities, see “Compensation Discussion and Analysis,” beginning on page 28.
= Committee Chair

18	2026 Proxy Statement

CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2025: 4

Kathie J. Andrade	Michael J. Herling	A. Louis Parker	Keith R. Wyche
The Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board, consistent with criteria approved by the Board, and recommending director nominees to the Board. The Corporate Governance Committee also oversees the Company’s corporate governance practices, including recommending the Corporate Governance Guidelines, director education programs, and the annual evaluation of the Board’s performance. In addition, the Corporate Governance Committee recommends to the Board any changes to non-employee director compensation.
= Committee Chair
FINANCE COMMITTEE		MEETINGS IN 2025: 5

Paul G. Boynton	Ian D. Clough	Susan E. Docherty	Timothy J. Tynan
The Finance Committee monitors the Company’s strategic direction, including its acquisition strategy, and approves certain strategic transactions. The Finance Committee also reviews the Company’s capital structure and recommends to the Board dividends and other actions and policies relating to the Company’s financial affairs. In addition, the Finance Committee oversees the funding of the Company’s Frozen Pension Plan and monitors the performance of the Company’s Retirement Plan Committee, the named fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), responsible for the administration of the Company’s ERISA plans.
= Committee Chair

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Director Nominating Process
1
Succession Planning
The Corporate Governance Committee regularly engages in Board succession planning in accordance with the Company’s Corporate Governance Guidelines and the Corporate Governance Committee’s charter. As part of this process, the Corporate Governance Committee periodically assesses anticipated Board vacancies resulting from retirement or other factors and identifies potential director candidates. The Corporate Governance Committee has, from time to time, engaged professional search firms to assist in identifying candidates who meet the director membership criteria set forth in the Corporate Governance Guidelines.

2
Identification of Qualified Candidates
The Corporate Governance Committee considers director candidates recommended by shareholders in accordance with its charter. Shareholders may submit recommendations to the Corporate Governance Committee through the process described under “Communications with Non-Management Members of the Board of Directors” on page 22. In addition, any shareholder of record entitled to vote in the election of directors may nominate persons for election to the Board by complying with the notice procedures set forth in the Bylaws, as summarized under “Shareholder Reference Information — Shareholder Proposals and Director Nominations” on page 108. The Company did not receive any shareholder nominations or recommendations meeting the applicable ownership and notice requirements during the relevant period.
The Corporate Governance Committee evaluates all director candidates — whether identified by the Corporate Governance Committee, management, a search firm or shareholders — based on the director membership criteria in the Corporate Governance Guidelines. In assessing a candidate’s qualifications, the Corporate Governance Committee considers a range of factors, including professional experience, industry and functional experience, leadership capabilities, geographic background, other board service, and any additional skills or experience that would contribute to the effective oversight of the Company. In the case of incumbent directors standing for re-election, the Corporate Governance Committee also considers the individual’s prior contributions and anticipated future commitment to the Board. The Corporate Governance Committee evaluates each candidate based on the totality of his or her qualifications and does not apply minimum qualifications or rigid criteria.

3
Selection of Candidates
Following its evaluation, the Corporate Governance Committee recommends director nominees to the full Board. The Board then determines the final slate of nominees for election. The evaluation and selection process is the same for all candidates, regardless of the source of their nomination for Board service.

4
Election of Directors
Director nominees are presented to shareholders for election to one-year terms. In uncontested elections, directors are elected by a majority of the votes cast; in contested elections, directors are elected by a plurality of the votes cast. Under the Company’s Corporate Governance Guidelines, any nominee in an uncontested election who receives more votes “against” than “for” his or her election must promptly tender a resignation to the Board. The Corporate Governance Committee will evaluate the resignation and recommend to the Board whether to accept or reject it based on the best interest of the Company and its shareholders. The Company will publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the resignation.

We believe that our director nominating process results in an experienced, qualified and independent Board.

20	2026 Proxy Statement

Resignation and Retirement
Under the Company’s Corporate Governance Guidelines, a non-employee director who retires or experiences a material change in job responsibilities from those in effect at the time of his or her most recent election must submit a resignation to the Corporate Governance Committee. The Corporate Governance Committee will review the circumstances, determine whether continued Board service remains appropriate and report its determination to the Board.
The Company’s Corporate Governance Guidelines also include a mandatory retirement policy under which a director who is age 75 or older at the expiration of his or her current term is not eligible for nomination to an additional term. There are no exceptions or waivers to this policy.
Outside Directorships and Committee Assignments
The Corporate Governance Committee considers each director’s ability to dedicate sufficient time and attention to Board and committee responsibilities when nominating directors annually and when assigning Board and committee leadership roles. Under the Company’s Corporate Governance Guidelines, the Company’s CEO and any other executive officer serving on the Board may not serve on the board of directors of more than one other public company. In 2025, the Company updated its Corporate Governance Guidelines to reflect evolving investor expectations regarding time commitments. Under the revised guidelines, non-employee directors may not serve on more than three other public company boards.
To further manage potential conflicts and competing commitments, the Corporate Governance Guidelines require existing directors to notify the Chair of the Corporate Governance Committee before accepting any additional public or private company directorship or committee assignment. The Corporate Governance Committee reviews any such proposed service and has sole discretion to approve or disapprove it.
Board Evaluations
The Board believes that a robust evaluation process is a critical governance tool for assessing and enhancing Board effectiveness.
The Board annually evaluates its performance and the performance of its committees, and individual directors complete annual self-assessments. In accordance with its charter, the Corporate Governance Committee oversees the Board and committee evaluation process, which includes periodic assessments facilitated by an independent third party. These evaluations are designed to assess the effectiveness of the Board’s oversight and composition as the Company’s strategy and operating environment evolve.
The Corporate Governance Committee reports its findings and recommendations to the Board, identifies areas for improvement, and oversees appropriate follow-up actions, including consideration of Board refreshment, as needed, to ensure the Board and its members remain well positioned to provide effective oversight.
Policy and Process for Approval of Related Person Transactions
The Board and the Company are committed to maintaining high standards of legal and ethical conduct and recognize that related person transactions may present actual or perceived conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. While such transactions can, in certain circumstances, be consistent with the best interests of the Company and its shareholders, the Board has adopted a written Related Person Transactions Policy (the “RPT Policy”) to provide for the review, approval or ratification of related person transactions in a manner consistent with Item 404 of Regulation S-K promulgated under the Exchange Act.
Under the RPT Policy, subject to specified pre-approved exceptions, any transaction or relationship involving a director, director nominee, executive officer, beneficial owner of more than 5% of the Common Stock or any of their immediate family members that may constitute a “related person transaction” must be promptly disclosed to the Chief Legal Officer for review of all relevant facts and circumstances. Unless the Chief Legal Officer determines that the transaction (i) does not involve a direct or indirect material interest of a related person or (ii) qualifies for a pre-approved exemption, the transaction is submitted to the Audit Committee for review and approval or ratification. The Audit Committee will approve or ratify a

21

related person transaction only if it determines, in good faith, that the transaction is in the best interests of the Company and its shareholders. For purposes of the RPT Policy, a “related person transaction” is any transaction, arrangement or relationship in which (i) the Company is or will be a participant; (ii) the aggregate amount involves or exceeds $120,000; and (iii) a related person has or will have a direct or indirect material interest.
During 2025, there were no related person transactions identified under the above-described standards, and there are none proposed currently.
Communications with Non-Management Members of the Board of Directors
The Company’s Corporate Governance Guidelines provide a process by which shareholders and other interested third parties may communicate with the non-management members of the Board. Such communications may be submitted in writing by U.S. mail, addressed to the Chairman of the Board, the Non-Management Directors of the Independent Directors at the Company’s Richmond, Virginia address below, and are forwarded to the Chairman of the Board. Any such communications concerning accounting, internal control or auditing matters will be handled in accordance with the procedures adopted by the Audit Committee.
Political Contributions
The Company does not, as a general matter, make financial or in-kind political contributions using corporate assets, even where permitted by applicable law. The Company believes it is compliance with all applicable state and federal laws governing the disclosure of lobbying activities.

22	2026 Proxy Statement

Proposal No. 1 — Election of Nine Director Nominees

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE  FOR  THE NINE DIRECTOR
NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION TO SERVE ON THE
BOARD, FOR TERMS EXPIRING AT THE COMPANY’S 2027 ANNUAL MEETING OF
SHAREHOLDERS.

In accordance with the Company’s Amended and Restated Articles of Incorporation and the Bylaws, directors are nominated for election (or re-election) to one-year terms. Each of the Company’s current directors is currently serving a term that expires in 2026.
The Corporate Governance Committee has recommended, and the Board has approved, Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche each as a nominee for election to a one-year term expiring in 2027. The Board believes these nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of varied backgrounds and experiences. For more information about our nominees for Board service, see “Board Nominee Composition” on page 7.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified, all proxies will be voted in favor of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche for election as directors of the Company to serve a one-year term expiring in 2027. The Board has no reason to believe that any of the nominees is not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.
For each director nominee, the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company) and directorships (including public company directorships) during the past five years, and the year in which he or she first became a director of the Company. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each nominee should serve as a director, in light of the Company’s business and structure.

23

Nominees for Election as Directors for a One-Year Term Expiring in 2027
Age: 65 ■ Audit Committee ■ Corporate Governance Committee (Chair) Director since: 2019	KATHIE J. ANDRADE
Ms. Andrade is the former Chief Executive Officer of TIAA Retail Financial Services and Chairperson of TIAA Federal Savings Bank (“TIAA”), a leading provider of financial services in the academic, research, medical, cultural and governmental fields, where she served from 2016 to 2018. Ms. Andrade joined TIAA in 2008 serving as Chief Operating Officer of Individual Advisory Services. From 2011 to 2016, she served as both President of TIAA Services Broker-Deal and Head of Individual Advisory Services. Between 1986 and 2008, she held a number of senior management positions at Bank of America, including Chief Operating Officer for the alternative investments group and Chief Operating and Technology Officer for the wealth management group. Ms. Andrade currently serves on the Board of Directors of Grange Insurance, a privately owned company where she is a member of the Strategy and Finance, Human Capital and Chair of the Investments Committees. She also serves as a board member for Lincoln Investments, a privately owned company. Ms. Andrade previously served on the Board of Directors of Waddell & Reed Financial, Inc. (NYSE:WDR) from 2019 to 2021. She is an experienced leader who brings a deep understanding of the financial services industry, business strategy, risk management, corporate governance and technological innovation to the Board.
Age: 61 ■ Compensation Committee ■ Finance Committee (Chair) Director since: 2010	PAUL G. BOYNTON
Mr. Boynton is the former President and CEO of Rayonier Advanced Materials Inc. (NYSE:RYAM) (“RYAM”), a global producer of high-value cellulose fibers, packaging materials and forest products. Mr. Boynton served as an Executive Advisor to RYAM from June to December 2022. Prior to that, he served as President and Chief Executive Officer from 2014 to 2021, Chairman from 2014 to 2020 and Vice Chair from January to May of 2022. Mr. Boynton previously served as President and Chief Executive Officer of Rayonier Inc. from January 2012 through June 2014 and additionally served as Chairman from May 2012 through June 2014. Prior to this time, he served as President and Chief Operating Officer from 2010 to 2011; Executive Vice President, Forest Resources and Real Estate from 2009 to 2010; and Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009. Mr. Boynton is a member of the Board of Trustees for Jacksonville University. He previously served as a member of the Board of Governors and its Executive Committee of the National Council for Air and Stream Improvement and a member of the Board of Directors of the National Association of Manufacturers. He also served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch from 2017 to 2022. In 2025, Mr. Boynton served as interim President and CEO of American Forests. Mr. Boynton currently serves on the Board of American Forests, and is an advisor to the Chang Robotics Fund. Mr. Boynton brings executive-level international business operations experience, as well as experience in strategic business development, risk management, regulatory compliance and sales and marketing to the Board.
Age: 59 ■ Audit Committee (Chair) ■ Finance Committee Director since: 2016	IAN D. CLOUGH
Mr. Clough is the Executive Vice President of Global Pricing & Product for DHL Express, a company that provides global contract logistics solutions. He has served in the position since April 2022. Prior to that, he served as Managing Director, Network, Logistics and Transport at DHL Supply Chain from June 2018 to April 2022. From May 2016 to June 2018, he was an independent management consultant. Mr. Clough served as Managing Director of International Europe of TNT Express N.V. (a Netherlands-based international courier delivery services company) from April 2014 to May 2016 and also served as a member of the company’s Management Board during that time. Previously, he served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014. Mr. Clough has experience in general management as well as in leading business turnarounds. He also brings to the Board deep transportation and logistics industry insight and knowledge, as well as experience in leading international businesses.

24	2026 Proxy Statement

Age: 63 ■ Compensation Committee (Chair) ■ Finance Committee Director since: 2014	SUSAN E. DOCHERTY
Ms. Docherty is the former Chief Executive Officer, and a director of ElectraMeccanica Vehicles Corporation (“ElectraMeccanica”), a company that designs and manufactures micromobility electric vehicles, serving at ElectraMecannica from December 2022 until its acquisition by XOS, Inc. (Nasdaq:XOS) in April 2024. Prior to that, she served as the Chief Executive Officer of Canyon Ranch, a company that promotes healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States, from May 2015 to August 2019. Ms. Docherty has more than three decades of experience in the automotive industry. She served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe, General Motors Company, an automobile manufacturing company, from December 2011 through September 2013. Ms. Docherty served as Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010; Vice President, U.S. Sales in 2009; and General Manager and Vice President, Buick-Pontiac-GMC from 2008 to 2009. Ms. Docherty currently serves on the Board of Directors of J&J Ventures Gaming LLC, a private entertainment and amusement company, a position that she has held since September 2021. Ms. Docherty previously served on the Board of Mister Car Wash, Inc. (NYSE:MCW) from June 2021 to January 2023. Ms. Docherty has executive-level experience in international business operations and significant experience in human capital management, consumer sales, marketing and merger/acquisitions.
Age: 53 Director since: 2022	MARK EUBANKS
Mr. Eubanks has served as President, CEO and director of the Company since May 2022. Prior to that, he served as the Company’s Executive Vice President and Chief Operating Officer (“COO”) from September 2021 to May 2022. Before joining the Company, Mr. Eubanks served as President, Europe, Middle East and Africa for Otis Worldwide Corporation (NYSE:OTIS) from April 2019 to September 2020. Prior to that, he served as Group President, Electrical Products, for Eaton Corporation plc, a global power management company, from 2015 to 2019. Mr. Eubanks currently serves as an Advisory Board Member for the University of Florida College of Electrical and Computer Engineering. Mr. Eubanks brings his significant operational experience at large, complex international businesses to the Board, together with his financial and strategic experience.
Age: 68 ■ Compensation Committee ■ Corporate Governance Committee Director since: 2009 Chairman of the Board	MICHAEL J. HERLING
Mr. Herling is the independent Chairman of the Board. Mr. Herling served as the Company’s independent Lead Director from May 2022 to May 2023, during which time the Board had an Executive Chairman. Prior to his tenure as Lead Director, Mr. Herling served as the Chairman of the Board from 2016 to 2022. Mr. Herling is a founding partner of Finn Dixon & Herling LLP (a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel). He has held that position since 1987. He currently serves as the Chairman Emeritus of the Board of Trustees of Colgate University. The Board benefits from Mr. Herling’s entrepreneurial experience as a founding partner of Finn Dixon & Herling and his extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions and financings. Through his varied Board experience, Mr. Herling brings his experience and knowledge in corporate governance and compliance, risk oversight, audit, management and executive compensation matters to the Board.

25

Age: 71 ■ Audit Committee ■ Corporate Governance Committee Director since: 2021	A. LOUIS PARKER
Mr. Parker is a retired Corporate Vice President of General Electric Company (NYSE: GE) and GE Capital, where he served as Chief Executive Officer of multiple operating businesses from 1996 to 2009. During his tenure at GE, he was appointed Vice President of General Electric and served on the Company’s Corporate Executive Council, GE’s senior leadership group comprising its top executives. Mr. Parker currently serves as an Emeritus Board Member of Visible Men Academy, a tuition-free, mission-driven, all-boys, public K-5 charter school in Bradenton, Florida, which he co-founded in 2012. From 2012 to 2021, he served in executive leadership roles, including Executive Vice President, Chief Executive Officer, and Chief Financial Officer, leading the organization’s educational programs, strategic growth, governance, and financial oversight. Earlier in his career, Mr. Parker held senior leadership positions at IBM, Morgan Stanley, and ADP. He has led sales, large-scale business transformations, acquisitions and integrations, enterprise risk management initiatives, and global operational improvement programs. His experience spans insurance, financial services, manufacturing, homeland security, and technology-enabled businesses. Mr. Parker previously served on the Board of Directors of A Better Chance and is an Emeritus Member and former board member of The Executive Leadership Council. Mr. Parker brings to the Board extensive senior executive leadership experience, including international operations, financial management and capital allocation, enterprise risk oversight, Lean/Six Sigma operational execution, sales, supply chain and manufacturing, technology strategy, and enterprise-level transformation.
Age: 66 ■ Compensation Committee ■ Finance Committee Director since: 2021	TIMOTHY J. TYNAN
Mr. Tynan is the CEO of Chargeback Gurus, a provider of risk mitigation chargeback prevention and recovery services for e-commerce payments, a position that he has held since October 2022. He is the former CEO of Banc of America Merchant Services LLC (BAMS), one of the largest payments processing organizations in the U.S., a joint venture with Bank of America and Fiserv. He served in that role from May 2014 until February 2021. Prior to that role, Mr. Tynan held senior leadership positions at Citigroup from 2001 through 2014 including COO of global transaction banking, global head of shared business services, and in Tokyo, Japan, where he served as the managing director and regional head of the treasury, trade, and securities services divisions from 2012 to 2014. He was also an executive officer and member of the management committee of Citibank Japan Ltd. Mr. Tynan began his career with the IBM Corporation and held various executive leadership roles in sales & marketing, product development, service, and client relationship management. Mr. Tynan currently serves on the Boards of Directors of Chargeback Gurus and Engage Fi (provider of consulting services to credit unions and community banks), which are both privately owned companies of Falfurrias Capital Partners, where Mr. Tynan is senior advisor. Mr. Tynan brings to the Board valuable banking, fintech and digital payments experience. He also provides experience in merchant payments processing, business integration and technology, financial reporting, HR operations, procurement and regulatory compliance.
Age: 66 ■ Audit Committee Corporate ■ Governance Committee Director since: 2022	KEITH R. WYCHE
Mr. Wyche is the retired Vice President, Community Engagement and Support of Walmart Inc. (NYSE: WMT), a role he held from 2020 to 2024. Prior to that, he served as Vice President, Operations at Walmart from 2017 to 2020. During his tenure at Walmart, Mr. Wyche oversaw cash handling processes, cash management systems, and in store financial services, providing direct insight into secure, high volume cash intensive environments. Before joining Walmart, Mr. Wyche served as President of the Cub Foods and Acme Markets, two SuperValu grocery chains, from 2009 to 2013, where he led complex retail organizations with significant cash volumes, supply chain coordination, and frontline workforce management responsibilities. Earlier in his career, Mr. Wyche held senior operational leadership roles at Pitney Bowes from 2003 to 2009 and at Convergys (now part of Concentrix), from 2000 to 2003. Mr. Wyche currently serves on the board of directors of OIC of America, a national nonprofit focused on workforce development and economic opportunity. He previously served on the board of directors of WMS Industries, a public company later acquired by Scientific Games. The Board benefits from Mr. Wyche’s broad operating and oversight experience across retail and financial services, including his expertise in cash intensive operations, risk management, large scale workforce leadership, enterprise transformation, and talent development.

26	2026 Proxy Statement

Proposal No. 2 — Non-Binding Advisory Resolution to Approve Named Executive Officer Compensation
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR , ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
The Company is seeking shareholder approval of a non-binding advisory resolution to approve the compensation of the NEOs as disclosed in this Proxy Statement.
The Board unanimously recommends a vote “FOR” approval of a non-binding advisory resolution on NEO compensation as disclosed in this Proxy Statement. The 2025 compensation awarded to the NEOs is consistent with our pay-for-performance compensation philosophy described in detail in the “Compensation Discussion and Analysis” beginning on page 28 of this Proxy Statement, as well as the Company’s results for the year. We maintain a compensation philosophy to pay-for-performance and align pay with shareholder value creation. The Board continues to believe that our compensation program is driving the right behaviors of our executives, which, in turn, benefits our shareholders.
The Company holds this non-binding advisory vote annually, and we anticipate that the next non-binding advisory vote will occur at the 2027 Annual Meeting of Shareholders.
Under the SEC rules, your vote is advisory and will not be binding upon the Company, the Board or any of its committees. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative on pages 28 through 69.”

27

Compensation Discussion and
Analysis

Executive Summary	29
Our Named Executive Officers	29
2025 in Review	30
Pay Aligned with Performance: 2025 Annual and Long-Term Incentive Payouts	31
Executive Compensation Program Changes in 2025	32
2025 “Say on Pay” Results and Shareholder Engagement	33
Compensation Philosophy and Governance Practices	33
Pay for Performance Compensation Philosophy	33
Compensation Governance Practices	34
Executive Compensation Program Components for 2025	35
Primary Components	35
Process for Setting Executive Compensation	36
Compensation Committee Review Process	36
Role of the Chief Executive Officer	36
Role of the Compensation Consultant	37
Compensation Consultant Independence	37
Factors Considered in Making Compensation Decisions	37
Performance	37
Market Competitiveness	37
Balanced Compensation Mix	39
2025 Compensation Decisions by Component	39
Base Salary	39
Annual Cash Incentive Awards — Brink’s Incentive Plan	40
Long-Term Incentive Compensation	43

28	2026 Proxy Statement

Executive Summary
This Compensation Discussion and Analysis and the executive compensation tables that follow describe the compensation of the Company’s NEOs:
Our Named Executive Officers

Mark Eubanks President and Chief Executive Officer	Kurt B. McMaken Executive Vice President and Chief Financial Officer

Nader Antar Executive Vice President and President, Rest of World and Brink’s Global Services	Elizabeth A. Galloway Executive Vice President and Chief Human Resources Officer	Guillermo Peschard Executive Vice President and President, Latin America

29

2025 in Review
During 2025, the Company saw meaningful progress executing its strategy, including accelerating organic growth in AMS and DRS, driving efficiency through the Brink’s Business System and returning excess capital to shareholders with its disciplined capital allocation strategy. In 2025, we delivered $5.261 billion of revenue (which included $1.462 billion in AMS/DRS revenue), $200 million of GAAP net income attributable to Brink’s, $977 million of Adjusted EBITDA, $586 million of GAAP operating profit (11.1% margin), $710 million of non-GAAP operating profit (13.5% margin), $639.5 million of GAAP net cash from operations and $436 million of free cash flow before dividends.* GAAP EPS were $4.70 per share and non-GAAP EPS were $8.05 per share.* Revenue growth included 22% organic growth in AMS and DRS during the fourth quarter, which are key strategic focus areas for the Company. These financial metrics are monitored by management and the Board and reported to shareholders, and certain of these metrics are used in determining compensation for the NEOs.
Key 2025 Financial Performance Metrics
*
These non-GAAP financial measures, certain of which served as metrics in our short- and long-term incentive program in 2025, are not presented in accordance with GAAP. See pages 34 to 40 of the 2025 Form 10-K for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP EPS, Adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

30	2026 Proxy Statement

Pay Aligned with Performance: 2025 Annual and Long-Term Incentive Payouts
At the core of our executive compensation program is the link between compensation and Company and individual performance over both the short- and long-term. We do this through incentive compensation designed to align the interests of executives and shareholders with rigorous goals tied to performance metrics that are intended to drive our business forward.
Annual incentive program payout determinations under the BIP for 2025 for the NEOs reflect the Company’s performance against the specific, pre-established financial goals of 2025 non-GAAP operating profit (50%), revenue (10%), AMS/DRS revenue (15%) and free cash flow (25%). The NEOs received 2025 BIP payouts ranging from approximately 52% to 158% of their respective targets.
The annual incentive payouts reflect:
■
actual non-GAAP operating profit of $710 million, adjusted to $674 million (in accordance with pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of $662 million*;

■
actual revenue of $5.261 billion, adjusted to $5.038 billion (in accordance with pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of $5.015 billion;

■
actual AMS/DRS revenue of $1.462 billion, adjusted to $1.395 billion (in accordance with pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of $1.38 billion;

■
actual free cash flow of $435.5 million, adjusted to $436 million (in accordance with pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of free cash flow performance of $403 million*;

■
performance of the operating markets within a NEO’s area of responsibility (where applicable); and

■
individual performance factors, Company values and leadership behaviors.

Based on the certified results under the BIP’s financial metrics, the Compensation Committee determined the Company Performance Factor to be 132%.
After reviewing the quantitative results, management recommended — and the Compensation Committee approved — the application of downward discretion, resulting in a certified Company Performance Factor of 110% (such adjustment, the “2025 BIP Adjustment”). In exercising this discretion, the Compensation Committee considered the overall quality, sustainability, and geographic balance of the Company’s performance, consistent with the Committee’s responsibility to apply judgment and prudence in incentive outcomes.
In determining that the 2025 BIP Adjustment was appropriate, the Compensation Committee considered the following factors:
■
Impact of Unusual Market Volatility — A portion of the Company’s financial performance reflected benefits from unusual volatility in precious metals markets, primarily driven by changes in the U.S. tariff regime. This volatility had a disproportionate impact across certain regions, particularly in the United States and Europe, and was not reflective of underlying operational performance or execution that management believes should be fully incented at the maximum levels under the plan.

■
Regional Performance — Imbalance and Foreign Exchange Effects — The Company experienced uneven performance across geographic regions, resulting in foreign exchange — driven revenue contributions that did not translate into commensurate incremental profitability. The Compensation Committee determined that these results reflected business mix and regional performance dynamics, rather than broad-based operating improvement, and therefore warranted moderation in incentive payouts.

31

2023-2025 IM PSU with RTSR Modifier Payouts
In February 2026, the Compensation Committee certified the payout levels for the 2023-2025 IM PSU with RTSR Modifier awards. For the 2023-2025 performance period, Company performance reflected $3.114 billion in adjusted EBITDA*, exceeding the maximum performance goal, and an RTSR rank of 63% relative to the Compensation Committee-approved comparator group, which was below the maximum RTSR performance level. As a result, each applicable NEO earned a payout equal to 226% of target.
See pages 45 to 47 for a description of LTI payouts.
Executive Compensation Program Elements and Changes in 2025
In 2025, the Compensation Committee maintained the existing LTI mix for all NEOs of 75% IM PSUs with RTSR modifier and 25% time-vested RSUs, including the continued application of a 100% RTSR cap when absolute TSR is negative. The Compensation Committee also maintained the annual incentive program metrics and weightings under the BIP, which continue to align executive incentives with the Company’s strategic focus areas.
CEO Letter Agreement
Given the focus by the Board on emphasizing retention and ensuring appropriate and seamless succession planning in accordance with the strategy and direction of the Company, in 2025, the Compensation Committee approved a letter agreement with Mr. Eubanks that provides him with certain vesting treatment for his future annual equity awards, performance stock units and Company Match Units (as further defined and described throughout this Proxy Statement). In connection with a competitive market review, the Compensation Committee approved certain amendments to the Severance Pay Plan and Change in Control Plan to generally enhance termination protections for the CEO (and in certain cases, all participants) to provide further retention value. The letter agreement and plan changes are described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive program in 2025, are not presented in accordance with GAAP. See pages 34 to 40 of the 2025 Form 10-K for a reconciliation of non-GAAP operating profit, Adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

32	2026 Proxy Statement

2025 “Say-on-Pay” Results and Shareholder Engagement

At the 2025 Annual Meeting of Shareholders, over 98% of the votes cast approved the Company’s advisory vote on executive compensation (“Say-on-Pay”). The Compensation Committee and the Board consider the results of the Say-on-Pay vote as part of their ongoing evaluation of the Company’s executive compensation program and related policies. In light of the strong shareholder support reflected in the 2025 Say-on-Pay vote, no changes were made to the Company’s executive compensation program in direct response to the voting results.
The Board and management believe that regular shareholder engagement is a vital component of the Company’s governance practices. Throughout the year, the Company engages with shareholders to discuss matters of interest, including Company performance and strategy, corporate governance, executive compensation programs and practices, and sustainability. Members of management, with Board oversight, consider feedback received through these engagements as part of the Company’s ongoing efforts to maintain an appropriate executive compensation program and strong governance practices, and we look forward to continued constructive dialogue with our shareholders.

Compensation Philosophy and Governance Practices
Pay-For-Performance Compensation Philosophy
The Company maintains a Pay-for-Performance Compensation Philosophy and an executive compensation program that is designed to:

33

Compensation Governance Practices
WHAT WE DO	WHAT WE DON’T DO
■
Pay for performance — the majority of the compensation for our NEOs is in the form of variable, at-risk pay linked to the long-term financial and strategic goals of the Company

■
Shareholder alignment — our compensation program is designed to be aligned with the Company’s long-term interests and those of our shareholders with performance-based LTI subject to rigorous performance targets, including relative TSR

■
Balanced pay mix — compensation consists of fixed and variable pay, short-term and long-term pay, and includes both cash and equity

■
Pay caps — incentives have pre-established threshold, target and maximum levels, and the RTSR Modifier is capped at 100% if absolute TSR during the performance period is negative

■
Robust stock ownership guidelines — the CEO must hold Company stock equal to six times base salary, other executive officers must hold Company stock equal to three times base salary and non-executive officers who directly report to the CEO must hold Company stock equal to one times base salary

■
Clawback policies — performance-based cash and equity incentives are subject to clawback in the event of an accounting restatement of our financial statements

■
Restrictive covenants — LTI awards to NEOs are subject to non-competition and non-solicitation provisions

■
Balanced change in control benefits — both equity awards and our Change in Control Plan require a termination of employment following a change in control for automatic accelerated vesting and payment of benefits

■
Independent compensation consultant — the Compensation Committee retains an independent consulting firm that provides no other services to the Company

■
Annual market review of executive compensation

■
Annual risk assessment of incentive compensation program

■
Annual review of overhang levels and burn rates

■
No tax gross-ups (except for certain relocation expenses pursuant to our executive relocation policy)

■
No excessive perquisites — perquisites generally limited to relocation, certain executive and spousal travel, executive health and financial planning benefits, as well as expatriate benefits for those executives on international assignments

■
No hedging or pledging of Company securities by directors and executive officers

■
No repricing or exchanging of underwater stock options

34	2026 Proxy Statement

Executive Compensation Program Components for 2025
Primary Components
NEO compensation awarded in 2025 consisted of the following primary components.
		Compensation Element	How Payout Is Determined	Performance Measures	Purpose
SHORT-TERM	PAID IN CASH	Salary (fixed)	■ Compensation Committee judgment, informed by evaluation of market data	■ N/A	■ Provides compensation at a level consistent with competitive practices ■ Reflects role, responsibilities, skills, experience and performance
Annual Incentive (variable)
■
Compensation Committee review of performance against pre-established financial goals and individual performance, with certain pre-approved adjustments determined by the Compensation Committee at the time the goals are set

■
Non-GAAP Operating Profit (50% weighting)

■
Revenue (10% weighting)

■
AMS/DRS Revenue (15% weighting)

■
Free Cash Flow (25% weighting)

■
Modifier for Individual Performance

■
Market Operating Performance, as applicable

■ Motivates and rewards executives for achievement of annual corporate, business unit and individual performance goals ■ Aligns management and shareholder interests by linking pay and performance
LONG-TERM	PAID IN STOCK	LTI: PSUs (variable)	■ Formulaic, with Compensation Committee review of performance against pre-established goals measured over a three-year performance period	■ 3-year Adjusted EBITDA with a RTSR Modifier (2025-2027) ■ Stock price performance
■
Motivates and rewards executives for achievement of pre-established long-term performance goals aligned with the Company’s strategic objectives and designed to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period on absolute and relative bases

		LTI: RSUs (variable)	■ RSUs vest in generally three, equal annual installments and the value of units depends on stock price at time of vesting	■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

35

NEOs may also receive compensation in the form of one or more of the following components:
Compensation Element	Components of Compensation	Purpose
Benefits
■
Deferred compensation program participation

■
Company matching contributions on amounts deferred (up to 10% of salary and 10% of any annual incentive payout), the value of which is tied directly to the Company’s stock price

■
Executive salary continuation, long-term disability plan, and business accident insurance participation

■
Welfare plans and other arrangements that are available on a broad basis to employees

■
Provides for current and future needs of the executives and their families

■
Aligns management and shareholder interests by encouraging management ownership of Company stock through participation in the deferred compensation program

■
Enhances recruitment and retention

Perquisites
■
Executive physical examinations

■
Reimbursement of relocation expenses (including certain related tax gross-ups), as well as expenses related to expatriate assignments

■
Reimbursement of certain financial planning expenses

■
Certain executive and spouse travel, with related expenses

■ Provides for health and safety of executives ■ Enhances recruitment and retention
Severance Pay Plan	■ Contingent amounts payable only if employment is terminated without cause, other than by reason of incapacity, or is terminated by the executive with good reason (as defined in the plan)	■ Reflects current market practice and enhances retention
Change in Control Plan	■ Contingent amounts payable only if employment is terminated following a change in control	■ Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure ■ Reflects current market practice and enhances retention
Process for Setting Executive Compensation
Compensation Committee Review Process
The Compensation Committee oversees the executive compensation programs in which the NEOs participate, including annually reviewing and approving the incentive program design and applicable performance goals.
The Compensation Committee sets each component of NEO target compensation and, at least annually, conducts a comprehensive review of competitive market data and information regarding target compensation levels provided to the Company’s CEO and other senior executives, including base salary, target annual incentive and LTI awards.
In setting NEO compensation and payout determinations (other than for the CEO), the Compensation Committee considers the CEO’s evaluation of NEO performance and related compensation recommendations.
With respect to the CEO, the Compensation Committee reviews performance against annual objectives and reviews competitive market data to determine base salary, target annual incentive, and LTI opportunities, to make recommendations to the Board regarding annual incentive payments. The Compensation Committee is supported in its work by the Company’s Human Resources Department and an independent executive compensation consultant as described below.
Role of the Chief Executive Officer
The CEO annually reviews each NEO’s target compensation (other than his own) and recommends changes to each pay element, as appropriate, based on market data, performance and potential contribution to the organization. The CEO makes

36	2026 Proxy Statement

recommendations regarding payouts for annual incentives in accordance with Company and individual performance and, operating company performance, as applicable. The Compensation Committee considers the CEO’s recommendations in making its own determinations regarding compensation awarded to the NEOs.
Role of the Compensation Consultant
The Compensation Committee receives data, analysis and support from Frederic W. Cook & Co., Inc. (“FW Cook”), which serves as the Compensation Committee’s independent compensation consultant.
In 2025, FW Cook provided the following services to the Compensation Committee:
■
Reviewed the materials prepared for the Compensation Committee by management relative to the 2025 compensation program design for the NEOs;

■
Prepared materials for the Compensation Committee related to the determination of CEO target compensation for 2025;

■
Presented market data and analysis for the Compensation Committee to consider when setting target compensation for NEOs;

■
Reviewed and advised the Compensation Committee on the peer group used for evaluating executive compensation decisions;

■
Presented a market analysis related to the Company’s annual burn rate, overhang and aggregate LTI grant value;

■
Presented a report on executive compensation trends and regulatory developments;

■
Conducted a review of the Company’s regular and change in control benefits;

■
Assisted with the 2026 proxy statement proposal for the increase in the number of authorized shares under the Company’s 2024 Equity Incentive Plan; and

■
Reviewed the Company’s Proxy Statement disclosure, including the Compensation Discussion and Analysis and executive compensation tables, and reviewed and advised on proxy advisory firm reports.

Compensation Consultant Independence
In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. In addition, after review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook and members of the FW Cook team, the Compensation Committee determined that there are no conflicts of interest raised by the firm’s work with the Compensation Committee.
Factors Considered in Making Compensation Decisions
In determining target compensation for the NEOs in 2025, the Compensation Committee considered the following key factors:
Performance
Our executive compensation program provides NEOs with the opportunity to earn compensation above or below target based on the Company’s financial and stock price performance, as well as individual performance. Individual performance considerations may include, among other factors, demonstrated performance and role proficiency.
Market Competitiveness
The Compensation Committee generally aims to set NEO target compensation levels within a reasonable range of the market median. However, while the market median is one data point, individual positioning may deviate above or below the median range based on individual circumstances such as the appropriate competitive posture relative to the market data, the strength of the match between the market data and the NEO’s actual role and responsibilities, the criticality of the role to

37

the Company, the difficulty and cost of replacement, tenure in the current role, skill set relative to the external marketplace, “hire-away” risk, the retention value of outstanding equity, individual performance, the need to attract externally-recruited executives and long-term potential to create value for shareholders. The Compensation Committee uses two types of market data — survey data and data from a peer group of companies (the “Proxy Peer Group”) for evaluating executive compensation levels. Survey data is the primary reference point for all NEOs and the proxy data is used as an additional reference point for the CEO and CFO only.
The Proxy Peer Group is designed to include companies of comparable size — based primarily on revenue and market capitalization — as well as similar business characteristics and business models. The Proxy Peer Group also reflects companies with which Brink’s competes for executive talent and investor capital. The Compensation Committee, in consultation with FW Cook, reviews the Proxy Peer Group annually.
The Proxy Peer Group that was used to evaluate 2025 compensation decisions (the “2025 Proxy Peer Group”) included the 17 companies shown below, which reflects the same group used in the prior year, except that the Committee (1) removed Atlas Air Worldwide Holdings Inc., which was previously acquired, (2) added NCR Atleos Corporation, the spun-off ATM business of NCR Corporation, in place of NCR Corporation, and (3) added ABM Industries Incorporated and SS&C Technologies Holdings, Inc. At the time the 2025 Proxy Peer Group was approved in September 2024, the Company’s revenue approximated the 60th percentile and the Company’s market capitalization approximated the 45th percentile of the 2025 Proxy Peer Group.

2025 Proxy Peer Group
ABM INDUSTRIES INCORPORATED	Iron Mountain Incorporated	TFI International Inc.
ADT Inc.	Landstar System, Inc.	The GEO Group
Celestica Inc.	NCR Atleos Corporation	The Western Union Company
Corpay, Inc.	Pitney Bowes Inc.	United Rentals, Inc.
Euronet Worldwide, Inc.	Ryder System, Inc.	WEX Inc.
Stericycle, Inc.	SS&C Technologies Holdings, Inc.
Aggregate target cash compensation for 2025 (base salary and target annual incentive) approved by the Compensation Committee for the NEOs was generally positioned around the median range of the December 2024 market data. Target TDC (base salary plus target annual incentive and target long-term incentive) levels approved by the Compensation Committee for the NEOs were also within the median range. As described above, while the Compensation Committee considers the market median as one data point, individual positioning may be above or below the median depending on certain factors.

38	2026 Proxy Statement

Balanced Compensation Mix
The Compensation Committee considers the competitive market, compensation mix and pay-for-performance philosophy when setting various components of compensation. For 2025, the Compensation Committee determined that current and short-term compensation (base salary and annual incentives) should be delivered in cash, consistent with market practice. For 2025, the Compensation Committee determined LTI should be composed of stock-based awards that reward the achievement of Company results and increases in Company value over the long-term, and align our NEOs’ interests with the economic interests of shareholders.
In 2025, performance-based compensation (which includes annual incentive targets and IM PSUs with RTSR Modifier), represented approximately 71% of total target compensation for Mr. Eubanks and approximately 59% of total target compensation (on average) for the other NEOs, as illustrated in the following chart. Percentages in the following chart may not add to 100% due to rounding.

2025 Compensation Decisions by Component
Base Salary
The Compensation Committee’s decisions on base salary levels for the NEOs are primarily influenced by its review of competitive market information for comparable positions. For the NEOs, other than the CEO, the Compensation Committee also considers the CEO’s recommended salary adjustments.
As shown in the table below, in February 2025, the Compensation Committee approved merit increases for the NEOs based on performance and market data. These merit increases were determined by the Committee to be in line with market data (within a reasonable range of the median).
Named Executive Officer	Annual Salary at December 31, 2024	Annual Salary at December 31, 2025	% Change
Mr. Eubanks	$1,000,000	$1,050,000	5.0%
Mr. McMaken	653,000	677,590	3.8%
Mr. Antar*	520,133	571,830	9.9%
Ms. Galloway	484,000	505,940	4.5%
Mr. Peschard	500,000	505,000	1.0%

*
Mr. Antar’s salary at December 31, 2024 and at December 31, 2025 was calculated with the salary converted from AED to USD using the exchange rate of 0.2723 as of each of December 31, 2024 and December 31, 2025.

39

Annual Cash Incentive Awards — Brink’s Incentive Plan
The Company’s annual cash incentives for the NEOs are made under the BIP, which provides incentive compensation that is variable, contingent and directly linked to Company and country or business unit performance, as applicable, and individual performance.
The Compensation Committee sets annual incentive performance metrics and goals under the BIP in February of the performance year. In doing so, the Compensation Committee selects one or more metrics that it believes are aligned with the Company’s financial and strategic goals for the year and selects a target level of performance for each metric that the Compensation Committee believes represents a rigorous goal. The Compensation Committee generally considers and approves actual annual incentive payments for the prior fiscal year in February, based on the Company’s performance against the pre-established BIP performance goals, each executive’s individual performance and for certain NEOs, Market Operating Performance. The Compensation Committee approves annual incentive payments to all NEOs, with the exception of the CEO. The independent directors of the Board approve any annual incentive payments to the CEO upon the recommendation of the Compensation Committee. In determining annual incentive payouts, the Compensation Committee and the Board consider Company financial results, the performance of the NEOs and the recommendations of the CEO (with respect to the other NEOs).
2025 Annual Incentive Goal Setting. In February 2025, the Compensation Committee approved non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow as the annual incentive program metrics under the BIP. The Compensation Committee included an AMS/DRS revenue goal for 2025 once again to align management incentives with key strategic focus areas for the Company.
The Compensation Committee determined that the performance metrics were well aligned to the Company’s 2025 priorities, including optimizing profitability, and approved the following 2025 BIP goals and relevant weightings, which are also shown in the graphic below.

2025 Annual Incentive Performance Goals

Performance Payout Factor
200%
150%
100%
50%
0%
MAXIMUM
TARGET
THRESHOLD
$596 Million
$662 Million
$728 Million
Non-GAAP Operating Profit (50%)

Performance Payout Factor
200%
150%
100%
50%
0%
MAXIMUM
TARGET
THRESHOLD
$4714 Million
$5015 Million
$5316 Million
Revenue (10%)

Performance Payout Factor
200%
150%
100%
50%
0%
MAXIMUM
TARGET
THRESHOLD
$1242 Million
$1380 Million
$1518 Million
AMS/DRS Revenue (15%)

Performance Payout Factor
200%
150%
100%
50%
0%
MAXIMUM
TARGET
THRESHOLD
$358 Million
$385 Million
$424 Million
Free Cash Flow (25%)

40	2026 Proxy Statement

Each year, in connection with the approval of annual incentive performance goals at the beginning of the year, the Compensation Committee also approves specific adjustments to be applied to performance results at year-end. For example, in February 2025, the Compensation Committee determined that, when evaluating performance against the 2025 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow goals, results would be adjusted to reflect mergers and acquisitions transactions and gains or losses on the disposal of or entry into a business; exclude the positive or negative impact of foreign exchange fluctuations, expenses resulting from government intervention, certain expenses related to non-cash long-term incentive compensation, certain expenses related to the repatriation of cash from Argentina, the cumulative effects of changes in accounting principles, and the impact of unusual or infrequently occurring events, initiatives or transactions; and include synergies achieved during the year for acquisitions with a trailing 12-month adjusted EBITDA of at least $15 million.
The Compensation Committee applies straight-line interpolation to determine award payouts when performance results fall between threshold and target or target and maximum performance levels. For any given metric, no payout is earned for performance below the threshold level.
2025 Annual Incentive Target Award Opportunities. The annual incentive target is expressed as a percentage of annual base salary and is designed to be indicative of the incentive payment that each NEO would expect to receive on the basis of strong performance by the Company against the performance goals for the BIP. The payout may range from 0% to 200% of a NEO’s annual incentive target and may not exceed 200%. In February 2025, the Compensation Committee established 2025 annual incentive targets for each of the NEOs, other than Mr. Eubanks, and the Board approved the annual incentive target for Mr. Eubanks. The Compensation Committee (and the Board, for Mr. Eubanks) approved increases in the target BIP (expressed as a percent of salary) for Messrs. Eubanks, McMaken and Antar. These increases were determined, in each case, to be in line with market data (within a reasonable range of the median).

Named Executive Officer	2024 Annual Incentive Target	Target as a % of 2024 Salary	2025 Annual Incentive Target	Target as a % of 2025 Salary
Mr. Eubanks	$1,300,000	130%	$1,575,000	150%
Mr. McMaken	587,700	90%	643,711	95%
Mr. Antar(1)	364,093	70%	428,873	75%
Ms. Galloway	363,000	75%	379,455	75%
Mr. Peschard(2)	—	—	378,750	75%

(1)
2025 Annual Incentive Target for Mr. Antar is calculated with the salary converted from AED to USD using the exchange rate as of December 31, 2025.

(2)
Mr. Peschard was hired on December 2, 2024 and did not participate in the BIP in 2024.

2025 Annual Incentive Payouts. In February 2026, the Compensation Committee (and the independent members of the Board with respect for Mr. Eubanks) approved 2025 annual incentive payouts for the NEOs based on the Company’s 2025 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow performance against the targets established under the 2025 BIP (“Company Performance”), as well as each executive’s individual performance (“Individual Performance”). Individual Performance reflects achievement of individual goals, demonstration of Company values and certain success factors based on leadership behaviors.
For Messrs. Antar and Peschard, the Compensation Committee also considered their respective Market Operating Performance. For Mr. Antar, this included our Asia Pacific, Middle East and Africa (Rest of World) markets and Brink’s Global Services businesses and, for Mr. Peschard, the Latin America market.
Annual Incentive Payout Calculation for Messrs. Eubanks and McMaken and Ms. Galloway

41

Annual Incentive Payout Calculation for Messrs. Antar and Peschard
The Compensation Committee determined the Company Performance Factor to be 132%, and, in applying the 2025 BIP Adjustment, exercised discretion to adjust the Company Performance Factor to 110%. The Company Performance Factor reflects:
■
actual non-GAAP operating profit of $709.9 million, adjusted to $674 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set as discussed on page 41 above), which was above the target goal of $662 million*;

■
actual revenue of $5.261 billion, adjusted to $5.038 billion (in light of the same adjustments discussed above), which was above the target goal of $5.015 billion;

■
actual AMS/DRS revenue of $1.462 billion, adjusted to $1.395 billion (in light of the same adjustments discussed above), which was above the target goal of $1.38 billion; and

■
actual free cash flow of $435.5 million, adjusted to $436 million (in light of the same adjustments discussed above), which was above the target goal of $403 million.*

In addition to Company Performance that resulted in a Company Performance Factor of 132%, adjusted to 110% following application of the 2025 BIP Adjustment, and Market Operating Performance, as applicable, the Compensation Committee also considered Mr. Eubanks’ recommendations regarding Individual Performance of each NEO, other than Mr. Eubanks, as summarized in the following paragraphs.
For Mr. McMaken, the Compensation Committee considered his leadership in strengthening the Company’s financial, technology, and capital foundations, including progress in Finance and IT transformation, improvements in close cadence, forecast accuracy, reporting quality, and operational discipline. The Committee also considered positive technology and cost outcomes, including improved system stability, enhanced cyber posture, disciplined capital management, and overall support for transparency and long-term value creation.
For Ms. Galloway, the Compensation Committee considered her disciplined leadership and progress advancing the Company’s enterprise transformation, including keeping the HR transformation on track, completing functional rewires, advancing Workday optimization, and establishing a globally consistent operating model that supports efficiency and scalability. The Committee also considered her delivery of tangible business outcomes in talent and cost discipline, including executive recruiting cost avoidance and her role in supporting key senior leadership appointments and integration across the organization.
For Mr. Antar, the Compensation Committee considered his effective assumption of expanded responsibilities during the year, including oversight of Rest of World operations, and his prompt actions to strengthen operating discipline and execution rigor. The Committee also considered full-year business results, including ROW revenue finishing above plan and particularly strong performance in Brink’s Global Services, reflecting improved execution and leadership effectiveness.
For Mr. Peschard, the Compensation Committee considered his leadership during a particularly challenging year across Latin America, in a complex environment. The Committee also considered his progress in stabilizing the organization, building out his leadership team, and deepening his understanding of regional business dynamics, alongside the need for continued improvement in operating cadence, decision-making speed, and execution rigor.

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive programs in 2025, are not presented in accordance with GAAP. See pages 34 to 40 of the 2025 Form 10-K for a reconciliation of non-GAAP operating profit and free cash flow before dividends to the most directly comparable GAAP financial measures.

42	2026 Proxy Statement

For Mr. Eubanks, the Board considered his leadership in driving the Company’s overall performance and strategic priorities during 2025, including sustained execution against the operating plan, continued progress accelerating AMS and DRS growth, and disciplined focus on free cash flow and capital allocation. The Board also considered his role in advancing enterprise transformation, strengthening the executive leadership team through key leadership appointments, and reinforcing a customer-focused, enterprise-first operating model that supports long-term value creation.
The following table sets forth the actual annual incentive payments for 2025 under the BIP. Annual incentive payments are also shown in the Summary Compensation Table on page 53.
Name	2025 Annual Incentive Target	2025 Actual Annual Incentive Payment	2025 Actual Annual Incentive Payment % of Target
Mr. Eubanks	$1,575,000	$1,905,750	121.0%
Mr. McMaken	643,711	743,486	115.5%
Mr. Antar	428,873	675,849	157.6%
Ms. Galloway	379,455	438,271	115.5%
Mr. Peschard	378,750	196,829	52.0%
Long-Term Incentive Compensation
We provide LTI compensation to ensure that a significant portion of NEO compensation is tied to our long-term results and the shareholder experience. Unchanged from 2024, for 2025, the Compensation Committee approved an LTI mix for all NEOs to include IM PSUs with RTSR Modifier (75% of the award value) and time-vested RSUs (25% of the award value). No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2025 to NEOs; however, in connection with his promotion to Executive Vice President and President, Rest of World and Brink’s Global Services, Mr. Antar received a one-time “true-up” award on May 1, 2025, to reflect the increased scope of his role and to align his 2025 LTI opportunity with the target opportunity applicable to the position going forward.
2025 IM PSUs with RTSR Modifier. Our NEOs will receive payouts from IM PSUs with RTSR Modifier only to the extent we achieve performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, IM PSU with RTSR Modifier payouts will be settled in shares of Common Stock and range from 0% to 200% of the target award, subject to the RTSR Modifier ranging from 75% to 125% of the earned amount (resulting in a potential maximum of 250% of the target award). The RTSR Modifier is subject to a cap of 100% if absolute TSR during the performance period is negative.
For the 2025 IM PSUs with RTSR Modifier, the Compensation Committee continued to utilize a three-year performance period, beginning on January 1 of the first year of the performance period and ending on December 31 on the third year of the performance period, with vesting of the awards scheduled to occur on the date in early 2028 on which the Compensation Committee certifies the achievement of the performance goals, subject to continued service.
The Compensation Committee established three-year adjusted EBITDA as the performance metric based on a continued belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in the 2025 Proxy Peer Group, and ensures there is variation from the metrics used in our annual incentive plan.
The Compensation Committee established threshold, target and maximum levels of three-year adjusted EBITDA for the IM PSUs with RTSR Modifier, which correspond to payouts in shares of Common Stock at a rate of 50%, 100% and 200% of target as noted in the following table.
3-Year Cumulative Adjusted EBITDA Performance Levels	Performance Stock Units Earned as a Percent of Target
Below Threshold Performance	0%

43

3-Year Cumulative Adjusted EBITDA Performance Levels	Performance Stock Units Earned as a Percent of Target
Threshold Performance	50%
Target Performance	100%
Maximum Performance	200%
At the time the Compensation Committee established the target levels of performance for the IM PSUs with RTSR Modifier, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.
The earned amount of the IM PSUs with RTSR Modifier, as determined according to cumulative adjusted EBITDA performance for the performance period, is subject to the RTSR Modifier, the amount of which will be determined based on the Company’s relative TSR during the performance period, as noted in the following table, with linear interpolation between performance levels (subject to a cap of 100% if absolute TSR during the performance period is negative).
Relative TSR Percentile Rank Among TSR Comparator Group	Modifier
≥ 75%	125% of calculated amount determined by cumulative adjusted EBITDA performance
≤25%	75% of calculated amount determined by cumulative adjusted EBITDA performance
The Company’s relative TSR for the performance period will be determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee, which was comprised of companies from the Proxy Peer Group and the peers of those benchmarking peers, in each case where 25% or more of revenues are from outside the U.S., consisting of the following 21 companies, which was unchanged from 2024:

ACI Worldwide, Inc.	GATX Corporation	Tetra Tech, Inc.
Air Lease Corporation	Genpact Limited	TFI International Inc.
Air Transport Services Group, Inc.	Hexcel Corporation	The Western Union Company
Celestica Inc.	ITT Inc.	TTEC Holdings, Inc.
Crane Company	NCR Voyix Corporation	Woodward, Inc.
Curtiss-Wright Corporation	Sabre Corporation	Xerox Holdings Corporation
Euronet Worldwide, Inc.	Spirit AeroSystems Holdings, Inc.	XPO, Inc.
2025 RSUs. Each RSU is the economic equivalent of one share of Common Stock and is settled in shares of Common Stock. While RSUs do not have an exercise price and therefore retain some value even if the stock price declines, their ultimate value fluctuates with the Company’s stock price, making them a form of variable, at-risk compensation tied to shareholder value. RSUs provide an incentive for our employees to remain with us for the long term and perform well so that their shares increase in value. The 2025 RSU awards vest in three equal annual installments.
2025 LTI Target Award Opportunities. In establishing LTI compensation targets for each NEO for 2025, the Compensation Committee considered competitive market information, in the context of the overall LTI compensation philosophy, which

44	2026 Proxy Statement

takes into account the executive’s skills and experience, individual performance, criticality of the executive’s role and potential future contributions to the Company. The Compensation Committee approves LTI awards based on a target dollar value that is then converted into a number of IM PSUs with RTSR Modifier and RSUs based on the grant date fair value of each award type. The Compensation Committee believes this approach is aligned with the market-based LTI grant value determination for each position.
The following table sets forth the aggregate amount of LTI award opportunities approved by the Compensation Committee for 2025 for each of the NEOs (the independent directors approving Mr. Eubanks’ LTI award opportunity). These awards appear in the 2025 Grants of Plan-Based Awards Table on page 55. The increase in values for the 2025 awards reflects the Compensation Committee’s determination to deliver the majority of the adjustment through long-term incentives, strengthening alignment between executive compensation and shareholder interests, as well as the risks and rewards of stock ownership. These adjustments aim to recognize the NEOs’ respective experience and performance while encouraging their long-term retention.
Name	2024 Long-Term Incentive Compensation	2025 Long-Term Incentive Compensation(1)	% Change from 2024 LTI amounts
Mr. Eubanks	$5,700,000	$6,680,000	17.2%
Mr. McMaken	1,750,000	1,800,000	2.9%
Mr. Antar	525,000	700,000	33.3%
Ms. Galloway	800,000	900,000	12.5%
Mr. Peschard	—	468,750 (2)	NA

(1)
The value of equity awards included in total annual LTI compensation is calculated using assumptions for financial reporting purposes; therefore, the target amounts in the table above differ from the amount reported in the 2025 Summary Compensation and 2025 Grants of Plan Based Awards Tables. See Note 17 to the Company’s financial statements in its 2025 Form 10-K. See also footnote 3 to the 2025 Summary Compensation Table on page 53.

(2)
Represents a portion of Mr. Peschard’s 2025 LTI opportunity. A portion of his 2025 LTI award that would otherwise have been granted in the first quarter of 2025 was granted on December 2, 2024 as an additional sign-on LTI award with a value of $156,250. This award is included in Mr. Peschard's total 2025 target LTI opportunity of $625,000.

2023-2025 LTI Awards. The LTI awards granted in 2023 to the NEOs (other than Messrs. Antar and Peschard who joined the Company in October 2024 and December 2024, respectively) were comprised of IM PSUs with RTSR Modifier (75% of the award value) and RSUs (25% of the award value). The payouts under the 2023 PSU awards are described below.
2023-2025 IM PSU with RTSR Modifier Payouts. In 2023, Messrs. Eubanks, McMaken, and Galloway received awards of IM PSUs with RTSR Modifier. In February 2026, the Compensation Committee certified the level of payouts for the IM PSUs with RTSR Modifier that were awarded in 2023. The Compensation Committee set performance goals at threshold, target and maximum levels of the Company’s adjusted EBITDA* for the performance period beginning January 1, 2023 and ending December 31, 2025, subject to the RTSR Modifier based on the percentile rank of the Company’s TSR as compared to the TSR for the IM PSU with RTSR Modifier comparator peer companies during the performance period (which ranges from 75% to 125% of the earned amount, subject to a cap of 100% if absolute TSR during the performance period is negative). In February 2026, the Compensation Committee certified Company performance of $3.114 billion in adjusted EBITDA* for the 2023-2025 performance period, which was above the maximum performance goal, and Company RTSR performance of 63%, which was below the maximum performance goal, resulting in a payout of 226% of target IM PSUs with RTSR Modifier to the applicable NEOs.
The following graphic shows the Company’s performance against the PSU performance goals, resulting in the IM PSU with RTSR Modifier payouts as described above:

*
This non-GAAP financial measure is not presented in accordance with GAAP. See pages 34 to 40 of our 2025 Form 10-K for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure.

45

Equity Grant Practices. We do not time LTI awards in coordination with the release of material non-public information and have not had a practice of doing so. In addition, we have not timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for PSU and RSU awards granted by the Company is disclosed in the Company’s annual and quarterly financial reports filed with the SEC. Additionally, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material non-public information by the Company. In the event the Company determines to grant options, the Board will evaluate the appropriate steps to take in relation to the foregoing. The determination of grant date fair value for equity grants is described on page 53. Equity awards for NEOs for 2025 were granted under the 2024 Equity Incentive Plan, which was approved by shareholders in May 2024.
“Double Trigger” Acceleration of Vesting Following Change in Control. The Compensation Committee has approved terms and conditions for the NEOs’ PSU awards that provide for double trigger vesting of awards upon a change in control — which means that the vesting of these awards will accelerate automatically only upon certain terminations of employment within six months prior to or following a change in control as described in the following paragraphs. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan or the 2024 Equity Incentive Plan, as applicable, will immediately vest, and be paid out at (1) target for IM PSUs with RTSR Modifier multiplied by the applicable RTSR Modifier achieved for the portion of the performance period that occurs prior to the change in control (where the change in control occurs in the first 12 months of the performance period); or (2) the amount earned based on actual performance for the portion of the performance period that occurs prior to the change in control for IM PSUs with RTSR Modifier (where the change in control occurs after the first 12 months of the performance period), if in all instances the employee remains employed through the change in control.
For IM PSUs with RTSR Modifier, a change in control within the first 12 months of the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares determined at target level multiplied by the applicable RTSR Modifier achieved for the portion of the performance period that occurs prior to the change in control. The RSUs resulting from the conversion of IM PSUs with RTSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the first 12 months of, but prior to the end of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) through the date of the change in control and the IM PSUs

46	2026 Proxy Statement

with RTSR Modifier will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) and RTSR Modifier achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs with RTSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For RSUs, in the event of a change in control prior to the vesting date, the RSUs will be subject to a double trigger for accelerated vesting.
Notwithstanding the foregoing, in the event of a change in control, the Compensation Committee may exercise certain discretion with respect to unvested PSU and RSU awards. If such discretion is exercised, the Company will clearly disclose in the applicable proxy statement the rationale for the Compensation Committee’s decision, which helps promote transparency and align executive compensation with shareholder interests.
In July 2025, the Compensation Committee approved certain changes to the CEO’s equity award provisions, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.
One-Time Transformation Incentive Awards
Brink’s is undertaking a targeted, multi-year transformation designed to fundamentally improve the efficiency and effectiveness of its core functional and procurement operations. This initiative is intended to eliminate structural costs embedded in legacy and highly transactional activities, simplify operating processes, and reallocate resources toward building scalable capabilities that support long-term growth and performance. The scope and ambition of this effort extend well beyond routine operational efficiency programs and represent a significant change in how Brink’s runs its business.
The transformation is complex, cross-functional, and execution-intensive, with significant enterprise-wide scope and value realization expected to occur over multiple years. Successful execution requires sustained leadership focus, disciplined implementation, and accountability over a time horizon that is not fully captured by the Company’s annual or standard long-term incentive programs.
Given the strategic importance and atypical nature of this initiative, the Committee determined that directly linking a discrete portion of executive compensation to the successful execution of the transformation was appropriate and in shareholders’ interest. Accordingly, in February 2026, the Committee approved a one-time, performance-based Transformation Incentive award for members of Brink’s Executive Leadership Team (the “ELT” and such incentive award the “Transformation Incentive Award”), including the CEO (whose award was approved by the Board).
The Transformation Incentive Award is designed to reinforce accountability for executing the Company’s multi-year transformation by aligning compensation outcomes with the achievement of clearly defined, rigorous, and multi-year performance objectives that reflect the timely and effective delivery of this critical enterprise initiative. These one-time, performance-based awards, which are separate from the Company’s annual long-term incentive program, are intended to motivate and reward disciplined execution against clearly defined financial objectives over the performance period and are not intended to replace or duplicate existing incentive opportunities.
In approving the Transformation Incentive Awards, the Committee considered, among other factors:
■
the scope, complexity, and strategic importance of the Company’s transformation initiatives;

■
the multi-year period required for full value realization;

■
external market practices for special, performance-based transformation awards among peer and comparable companies; and

■
the importance of maintaining strong alignment with shareholder interests and proxy advisor expectations.

47

Design and Performance Framework
The Transformation Incentive Award is delivered 100% in PSUs with a three-year performance period covering 2026-2028. The performance goals were set at the outset of the three-year performance period and contain absolute and relative measurement. Transformation Incentive Awards, if earned, will be settled in the first quarter of 2029 following certification of performance results. The Transformation Incentive Awards are earned based on cumulative operating profit (“OP”) contribution attributable to transformation initiatives, with payouts determined under a structured, pre-established payout curve.
Earnouts are interpolated on a straight-line basis between performance levels. There is no earnout for performance below the threshold level.
To balance transformation performance with the shareholder experience, earned payouts are subject to a ±25% (RTSR) modifier, consistent with the modifier used in the Company’s annual long-term incentive program for the ELT.
Transformation Incentive Awards are forfeited if an executive does not remain employed through the vesting date, except for termination due to death or disability or an involuntary termination without cause. In the event of a termination without cause, any earnout (if applicable) would be determined on a pro-rata basis. Additionally, these awards were granted without protection in the event of termination due to retirement.
Award Sizing and Allocation
Transformation Incentive awards were sized to be meaningful and in alignment with the median of comparable transformation awards, as assessed and aggregated by the Committee’s independent consultant. Target award opportunities were set at 70% of the CEO’s 2026 annual LTI grant value and 100% of the other ELT members’ 2026 annual LTI grant value, consistent with external market practices for similar transformation awards. Because the Transformation Incentive Awards are earned over a three-year performance period, the resulting grant value represents approximately 23% and 33% of the 2026 annual LTI grant value for the CEO and other NEOs, respectively.
Additional details regarding the grant-date fair value of these awards will be included in the Company’s 2026 Summary Compensation Table in next year’s proxy statement.
Benefits
General
The types and amounts of benefits provided to the NEOs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent, as well as providing long-term financial security to our employees and their families. Our primary benefits for the NEOs include participation in the plans and arrangements listed and summarized in the following paragraphs.
Deferred Compensation Program
We maintain the Key Employees’ Deferred Compensation Program (“Deferred Compensation Program”) for certain of our most highly compensated employees, including all of the U.S.-based NEOs. Under the Deferred Compensation Program, NEOs may defer a portion of their compensation, which is invested in mutual funds or converted to units that track Common Stock, according to the executive’s elections at the time of enrollment. Matching contributions by the Company are made to the NEOs in the form of units of Common Stock, which are subject to a five-year vesting period from the date of hire. In the event of termination of employment by the Company for cause, as defined under the Deferred Compensation Program, matching contributions are forfeited. In July 2025, the Compensation Committee approved a letter agreement with Mr. Eubanks that provides for certain changes with respect to the CEO’s deferred compensation, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.
The Deferred Compensation Program enhances the alignment of the interests of the NEOs with those of our shareholders by providing our executive officers with a further opportunity to have compensation directly tied to our stock price

48	2026 Proxy Statement

performance. The Compensation Committee also believes that the Deferred Compensation Program furthers our retention goals because Company matching contributions are subject to a five-year vesting period that begins at the date of hire.
For more information on our Deferred Compensation Program, see the 2025 Non-qualified Deferred Compensation Table beginning on page 58.
Executive Salary Continuation Plan
The Company’s executive officers, including the NEOs, participate in our Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that we will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary. This benefit is paid out over a 10-year period following the participant’s death.
Long-Term Disability Plan
The NEOs participate along with other salaried employees in a long-term disability program. In the event that the executive is totally incapacitated, the executive would receive 50% of current annual base salary plus the average of the last three years’ annual incentive payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security normal retirement age.
401(k) and Health and Welfare Plans
Our NEOs are also eligible to participate in our 401(k) Plan, health, dental and vision plans, and various insurance plans, including short-term disability insurance, basic life insurance, and our matching charitable gifts program on the same basis as any other salaried employee.
Perquisites
For 2025, we provided our NEOs with limited perquisites, including for executive and spouse travel and related expenses, executive physical examinations, relocation expenses and certain financial planning expenses. Executives bear all tax consequences and are not grossed up (except for certain relocation expenses pursuant to the Company’s executive relocation policy).
Severance Pay Plan
The Severance Pay Plan provides severance benefits to the NEOs, whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Pay Plan if the participant was otherwise eligible for more favorable severance benefits under another arrangement (including under the Company’s Change in Control Plan, see the following section, “Change in Control Plan”) or in connection with a divestiture in which the participant is offered a comparable position.
See “Potential Payments Upon Termination or Change in Control — Severance Pay Plan,” beginning on page 61 for additional information about the Severance Pay Plan.
In July 2025, the Compensation Committee approved an amendment and restatement of the Severance Pay Plan, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.
Change in Control Plan
The Change in Control Plan (the “CIC Plan”) serves the interests of the Company and our shareholders by helping to ensure that if a change in control is ever under consideration, the NEOs will be able to advise the Board whether the potential change in control transaction is in the best interests of shareholders without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The CIC Plan has a “double trigger,” which means that benefits become available to NEOs under the CIC Plan only upon a change in control and a termination of employment within six months prior to or two years following the change in control under certain

49

circumstances. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the NEOs in employment security without unduly burdening the Company or affecting shareholder value in connection with a change in control. The Compensation Committee reviews the potential payments under the CIC Plan each year. See “Potential Payments upon Termination or Change in Control — CIC Plan,” beginning on 61.
In July 2025, the Compensation Committee approved an amendment and restatement of the CIC Plan, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.
Clawback Policies
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the NYSE listing standards, the Company adopted its Dodd-Frank Act Clawback Policy, effective October 2, 2023 (the “DFA Clawback Policy”), which provides for the recoupment by the Company of erroneously awarded incentive-based compensation received by current or former executive officers in the event of an accounting restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements. The DFA Clawback Policy covers any incentive-based compensation awarded to a covered officer during the three completed fiscal years immediately preceding the year in which the Company is required to prepare such an accounting restatement.
Additionally, the Company adopted its Supplemental Clawback Policy, effective October 2, 2023 (the “Supplemental Clawback Policy”), which contains rules similar to the DFA Clawback Policy, but covers erroneously awarded incentive-based compensation not otherwise covered by the DFA Clawback Policy and, in addition to executive officers, applies to certain employees whose acts or omissions were directly responsible for the events that led to the accounting restatement.
The DFA Clawback Policy and the Supplemental Clawback Policy, collectively, replaced the Company’s prior compensation recoupment policy.
Insider Trading Policy
We have adopted an insider trading policy applicable to our employees, executive officers and director and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Our Insider Trading Policy (our “Policy”) governs the purchase, sale, and/or other dispositions of our securities by employees, executive officers and directors who have access to material non-public information. Our Policy is designed to promote compliance with U.S. securities laws that prohibit trading on material non-public information, as well as the listing standards of the NYSE, and avoid the appearance of impropriety in connection with trading in the Company’s securities and in the securities of entities with which we do business or compete. Our Policy prohibits employees, executive officers, and directors from trading in the Company’s securities while in possession of material non-public information. Our Policy restricts executive officers, directors, and other specifically designated employees from trading in the Company’s securities during certain periods and requires pre-clearance for trades in the Company’s securities from the Chief Legal Officer or a designee. A current version of our Policy is filed as an exhibit to the 2025 Form 10-K.

50	2026 Proxy Statement

Prohibition Against Hedging and Pledging
Our Policy prohibits directors and executive officers from engaging in any kind of hedging transaction that could reduce or limit the director’s or officer’s economic risk relative to his or her holdings, ownership or interest in Company securities. In addition, directors, executive officers and employees are prohibited from writing call or put options relative to Company securities. Directors and executive officers are prohibited from pledging Company securities.
See “Stock Ownership” in this Proxy Statement, beginning on page 80, for a summary of the beneficial ownership of Common Stock as of March 2, 2026 by our directors, NEOs and all of our current directors and executive officers as a group.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our senior leadership in the following amounts:
Executive Level	Stock Ownership as a Multiple of Salary
CEO	6X
Other Executive Officers	3X
Non-Executive Officers who are CEO Direct Reports	1X
Shares of Common Stock owned outright, deferred compensation stock-based units and unvested RSUs on an after-tax basis are all eligible to be included for purposes of satisfying the guidelines.
Unearned PSUs and unexercised stock options (vested or unvested) do not count towards executive officers’ guidelines. Until an executive officer meets his or her stock ownership guideline, the executive officer must hold at least 50% of any profit shares from stock option exercises, RSU vesting or payout of any PSUs. As of the record date, all NEOs are either in compliance with applicable stock ownership guidelines, either by meeting the applicable ownership multiple or by complying with the applicable retention requirement.

51

Compensation and Human Capital Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2025 Form 10-K.
Susan E. Docherty, Chair Paul G. Boynton Michael J. Herling Timothy J. Tynan

52	2026 Proxy Statement

Executive Compensation Tables
2025 Summary Compensation Table(1)
The following table presents information with respect to compensation of the NEOs in 2025 and, to the extent required by SEC disclosure rules, 2024, and 2023.
Name and Principal Position	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total(6) ($)
Mark Eubanks President and Chief Executive Officer	2025	1,041,667	—	6,679,922	1,905,750	317,426	9,944,765
	2024	991,667	—	5,699,958	1,371,825	286,114	8,349,563
	2023	941,667	—	4,799,958	1,173,060	309,360	7,224,045
Kurt B. McMaken Executive Vice President and Chief Financial Officer	2025	673,492	—	1,799,916	743,486	169,616	3,386,510
	2024	648,333	—	1,749,871	590,639	160,736	3,149,579
	2023	620,833	—	1,299,959	536,244	87,608	2,544,645
Nader Antar(7) Executive Vice President and President, Rest of World and Brink’s Global Services	2025	557,606	—	699,813	675,849	176,779	2,110,047

Elizabeth A. Galloway Executive Vice President and Chief Human Resources Officer	2025	502,283	—	899,912	438,271	135,986	1,976,452
	2024	480,833	—	799,946	383,056	129,330	1,793,166
	2023	292,386	—	2,099,946	342,117	37,802	2,772,251
Guillermo Peschard(8) Executive Vice President and President, Brink’s Latin America	2025	504,167	—	468,735	196,832	230,918	1,400,652

(1)
No stock options were issued, outstanding or exercised during fiscal year 2025.

(2)
Represents salaries before any deferrals under the Company’s 401(k) Plan and/or Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2025, see the 2025 Non-qualified Deferred Compensation Table, beginning on page 58.

(3)
For the IM PSUs with RTSR Modifier granted in 2023, 2024, and 2025, the grant date fair value was computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on a Monte Carlo simulation model. For all RSU awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the grant date and discounted because units do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the closing price per share of Common Stock on the respective grant dates, as reported on the NYSE. For further information regarding the assumptions used in the calculation of the grant date fair value of these awards, see Note 17 to the Company’s financial statements in its 2025 Form 10-K. The actual value a NEO may receive depends on achievement of pre-established program goals and market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. For Mr. Antar, the 2025 amount includes a one-time true-up LTI award in connection with his promotion to Executive Vice President and President, Rest of World and Brink’s Global Services to reflect the increased scope of his role and to align his 2025 LTI opportunity with the target opportunity applicable to this position going forward. The following table sets forth the 2025 IM PSUs with RTSR Modifier at the grant date fair value and at the maximum potential value at the highest level of performance for each NEO:

53

Name	2025 IM PSU with RTSR Modifier Grant Date Fair Value(a)	Maximum Potential Value at Highest Level of Performance(b)
Mr. Eubanks	$5,009,983	$10,019,966
Mr. McMaken	1,349,976	2,699,952
Mr. Antar	524,894	1,049,788
Ms. Galloway	674,942	1,349,884
Mr. Peschard	468,735	937,470

(a)
For Mr. Antar, the amount includes a one-time true-up LTI award in connection with his promotion to Executive Vice President and President, Rest of World and Brink’s Global Services to align his 2025 LTI award opportunity with the target opportunity applicable to the position going forward.

(b)
The maximum potential fair value that could be recognized for financial reporting purposes would be based on a maximum payout of 200% for performance at the highest level of adjustment of the pre-established program operating goals. RTSR achievement is incorporated into the Monte Carlo value and does not change based on target/maximum performance.

(4)
Represents amounts paid under the BIP before any employee deferrals under the Company’s Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2025, see the 2025 Non-qualified Deferred Compensation Table, beginning on page 58.

(5)
For 2025, includes items and amounts for each of the NEOs as described below:

(a)
Matching Company contributions on deferrals of compensation made in 2025 under both our 401(k) Plan and Deferred Compensation Program:

Name	Matching Contribution for Deferred Salary	401(k) Plan Matching Contribution	Matching Contribution for Deferred Annual Incentive	Supplemental Savings Plan Matching Contribution	Total(i)
Mr. Eubanks	$104,167	$10,500	$137,183	$27,461	$279,310
Mr. McMaken	67,349	10,500	59,064	18,151	155,064
Mr. Antar	—	—	—	—	—
Ms. Galloway	50,228	10,155	38,306	5,638	104,327
Mr. Peschard	45,902	10,500	—	3,156	59,559

(i)
Amounts may not add due to rounding.

(b)
Perquisites and personal benefits in 2025 received by the NEOs:

Name	Executive Physical Examinations	Relocation- related Expenses(i)	Personal and Spousal Travel, Gifts and Entertainment(ii)	UAE Allowances(iii)	Financial Planning Reimbursement	Total(iv)
Mr. Eubanks	$7,775	$ —	$13,866	$ —	$16,475	$ 38,116
Mr. McMaken	—	—	5,502	—	9,050	14,552
Mr. Antar	—	—	1,734	175,045	—	176,779
Ms. Galloway	6,737	—	8,447	—	16,475	31,659
Mr. Peschard	—	169,892	1,468	—	—	171,360

(i)
Amounts in this column reflect limited tax gross-ups related to relocation expenses, which were provided pursuant to the terms of the Company’s executive relocation policy.

(ii)
Amounts in this column include costs in connection with attendance at a meeting of the Board, as well as other limited spousal travel.

(iii)
Amounts in this column include costs for housing and transport.

(iv)
Amounts may not add due to rounding.

(6)
Amounts may not add due to rounding.

(7)
Mr. Antar was not a NEO in 2023 and 2024, and, as a result and in accordance with SEC rules, the Company has only provided compensation information for 2025.

(8)
Mr. Peschard was not a NEO in 2023 and 2024, and, as a result and in accordance with SEC rules, the Company has only provided compensation information for 2025.

54	2026 Proxy Statement

2025 Grants of Plan-Based Awards Table
The following table presents information regarding grants of annual incentive awards to the NEOs during the year ended December 31, 2025, which included BIP target awards and LTI awards under the 2024 Equity Incentive Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Eubanks	BIP	3/3/2025	787,500	1,575,000	3,150,000
	IM PSU w/RTSR Mod	3/3/2025				27,175	54,350	135,875				5,009,983
	RSU	3/3/2025							19,270			1,669,939
Kurt B. McMaken	BIP	3/3/2025	321,855	643,711	1,287,421
	IM PSU w/RTSR Mod	3/3/2025				7,322	14,645	36,612				1,349,976
	RSU	3/3/2025							5,192			449,940
Nader Antar	BIP	3/3/2025	214,436	428,715	857,745
	IM PSU w/RTSR Mod	3/3/2025				2,832	5,664	14,160				393,701
	RSU	3/3/2025							2,016			131,204
	IM PSU w/RTSR Mod	5/1/2025				696	1,393	3,482				131,193
	RSU	5/1/2025							502			43,715
Elizabeth A. Galloway	BIP	3/3/2025	189,728	379,455	758,910
	IM PSU w/RTSR Mod	3/3/2025				3,661	7,322	18,305				674,942
	RSU	3/3/2025							2,596			224,970
Guillermo Peschard	BIP	3/3/2025	189,375	378,750	757,500
	IM PSU w/RTSR Mod	3/3/2025				2,542	5,085	12,712				468,735

(1)
The annual IM PSUs with RTSR Modifier and RSUs, as applicable, granted to Messrs. Eubanks, McMaken, Antar and Peschard and Ms. Galloway on March 1, 2025, and Mr. Antar on May 1, 2025, were all granted under the 2024 Equity Incentive Plan. See “Equity Award Grants” on page 56. The closing stock price as of March 3, 2025 was used, as March 1, 2025 was a non-trading day.

(2)
Amounts in this column represent annual incentive targets under the BIP for 2025 paid in 2026. Actual payouts under the BIP are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 53.

(3)
Amounts in this column represent IM PSUs with RTSR Modifier awarded for the 2025-2027 performance period. The TSR multiplier is subject to a cap of 100% if absolute TSR during the performance period is negative. In 2028, the Compensation Committee will determine the IM PSU with RTSR Modifier payout based on the Company’s adjusted EBITDA goal, then the RTSR Modifier will adjust the payout based on the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee consisting of 21 companies (see a listing of these companies on page 44), multiplied by the number of units earned based on performance relative to the Company adjusted EBITDA goal. The number of IM PSUs with RTSR Modifier ultimately paid can range from 0% to 250% of the IM PSUs with RTSR Modifier awarded. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Common Stock, the actual value of the earned awards is based on the price of Common Stock at the time of payment.

(4)
Grant date fair value for all equity awards was computed in accordance with FASB ASC Topic 718. For the IM PSUs with RTSR Modifier, the grant date fair value was computed based on a Monte Carlo simulation model, adjusted for a discount for dividends not received or accrued during the vesting period. Under that model, the IM PSU with RTSR Modifier awards had a per share grant date fair value of $92.18 for the March 3, 2025 grant date and $94.18 for the May 1, 2025 grant date. For RSU awards, the grant date fair value was based on the closing stock price at the grant date, adjusted for a discount for dividends not received or accrued during the vesting period. For the RSU awards, which vest ratably over a three-year service period, the weighted average per share grant date fair value was $86.65 for the March 3, 2025 grant date and $87.07 for the May 1, 2025. For further information regarding the assumptions used in the calculation of the grant date fair value of these awards, see Note 17 to the Company’s financial statements in its 2025 Form 10-K.

55

Equity Award Grants
The Company maintains the 2017 Equity Incentive Plan, which was approved by shareholders in May 2017 and amended and restated in 2019, and the 2024 Equity Incentive Plan, which was approved by shareholders in May 2024 and replaced the 2017 Equity Incentive Plan with respect to awards granted on and after its May 2, 2024 effective date. These plans are designed to provide long-term incentives for officers and employees who are key to the Company’s success.
The Compensation Committee administers both plans and has authority to select eligible participants and grant equity awards, including stock options, stock appreciation rights, restricted stock, performance stock, restricted stock units (“RSUs”), performance stock units, other stock-based awards, cash awards, or any combination thereof.
The exercise price of stock options, the grant price of stock appreciation rights, and the purchase price of any other stock-based award may not be less than 100% of the fair market value of the underlying security on the date of grant. Under both plans, the fair market value of shares of Common Stock is generally determined based on the closing price on the grant date, and the fair market value of other instruments is determined in accordance with methods established by the Compensation Committee.
Equity awards are granted subject to terms and conditions approved by the Compensation Committee. In general, awards are canceled upon termination of employment, although vested stock options may generally be exercised within 90 days following termination. In the event of retirement or permanent and total disability, awards generally remain outstanding and continue to vest, or remain exercisable, in accordance with their terms.
If a participant dies while employed, the participant’s beneficiary is generally entitled to (i) a pro rata portion of shares payable under performance-based awards based on the portion of the performance period elapsed prior to death, (ii) acceleration of vesting of RSUs as of the date of death (or, if later, the one-year anniversary of the grant date), and (iii) full exercisability of outstanding stock options as of the date of death (or, if later, the one-year anniversary of the grant date), with options generally exercisable for up to three years following death, but not beyond the stated expiration date.
For a description of the treatment of equity awards upon a change in control, “Potential Payments Upon Termination or Change in Control,” beginning on page 61. For additional discussion of the principles applied in administering the equity incentive plans, see “Compensation Discussion and Analysis — 2025 Compensation Decisions by Component — Long-Term Incentive Compensation,” beginning on page 43.

56	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2025 Table(1)
The following table presents information concerning the number and value of all unexercised stock options, RSUs and PSUs for the NEOs outstanding as of December 31, 2025.
		Stock Awards
Name	Award Type	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Mark Eubanks
3/3/2023	IM PSU w.RTSR Mod	111,910	13,063,254
3/3/2023	RSU	8,923	1,041,582
3/1/2024	IM PSU w.RTSR Mod			25,972	3,031,712
3/1/2024	RSU	12,328	1,439,047
3/3/2025	IM PSU w.RTSR Mod			27,175	3,172,138
3/3/2025	RSU	19,270	2,249,387
Kurt B. McMaken
3/3/2023	IM PSU w.RTSR Mod	30,308	3,537,853
3/3/2023	RSU	1,631	190,387
3/1/2024	IM PSU w.RTSR Mod			7,973	930,688
3/1/2024	RSU	3,610	421,395
3/3/2025	IM PSU w.RTSR Mod			7,322	854,697
3/3/2025	RSU	5,192	606,062
Nader Antar
10/1/2024	RSU	1,423	166,107
3/3/2025	IM PSU w.RTSR Mod			2,135	249,219
3/3/2025	RSU	1,514	176,729
5/1/2025	IM PSU w.RTSR Mod			696	81,244
5/1/2025	RSU	502	58,598
Elizabeth A. Galloway
5/15/2023	IM PSU w.RTSR Mod	16,712	1,950,792
5/15/2023	RSU	8,232	960,921
3/1/2024	IM PSU w.RTSR Mod			3,645	425,481
3/1/2024	RSU	1,650	192,605
3/3/2025	IM PSU w.RTSR Mod			3,661	427,349
3/3/2025	RSU	2,596	303,031
Guillermo Peschard
12/2/2024	RSU	1,573	183,616
12/2/2024	RSU	1,092	127,469
3/3/2025	IM PSU w.RTSR Mod			2,542	296,728

(1)
No stock options were outstanding or exercised during fiscal year 2025.

(2)
RSUs generally vest as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. For Mr. Antar, his true-up RSU award vests in three annual installments, beginning in May 2026. The 2023-2025 performance period for the IM PSU with RTSR Modifier awards granted in 2023 concluded on December 31, 2025 and such awards became earned and payable on the vesting date on February 18, 2026.

57

(3)
Represents market value or payout value for RSU awards, as applicable, which was based on the closing price of Common Stock on December 31, 2025, as reported on the NYSE, which was the last business day of the Company’s fiscal year. Represents market value or payout value for IM PSU with RTSR Modifier awards granted in 2023 for the 2023-2025 performance period, as applicable. The 2023 IM PSU with RTSR Modifier awards became earned and payable on the vesting date on February 18, 2026 at 226% payout (after application of the RTSR Modifier) and are reported at these levels.

(4)
Represents market value or payout value for IM PSU with RTSR Modifier awards granted in 2024 and in 2025 for the 2024-2026 and 2025-2027 performance periods, respectively. The 2024 and 2025 awards become earned and payable on the date in the first half of the year following the conclusion of the performance period when the Compensation Committee determines the achievement of the performance goals for the applicable performance period. For the 2024-2026 and 2025-2027 performance periods, the IM PSU with RTSR Modifier awards are reported at the 50% threshold level of performance.

2025 Option Exercises and Stock Vested Table
The following table presents information concerning the vesting of all stock awards for the NEOs during the year ended December 31, 2025. No NEO exercised an option award during the year ended December 31, 2025.
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Mark Eubanks	81,871	7,928,332
Kurt B. McMaken	51,989	4,947,144
Nader Antar	712	84,258
Elizabeth A. Galloway	9,059	812,802
Guillermo Peschard	1,334	150,942

(1)
For Mr. Eubanks, includes 2,736 shares that were deferred under the terms of the Key Employees’ Deferred Compensation Program and will settle in Common Stock on a one-for-one basis and be distributed in accordance with Mr. Eubanks’ deferral election. For each NEO, includes certain shares that were withheld to satisfy applicable tax withholding requirements.

2025 Non-qualified Deferred Compensation Table
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2025, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2025. Because deferrals related to annual incentive payouts under the BIP (and related matching contributions) are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.
Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Mark Eubanks	309,965	268,810	13,347	2,741,906	3,334,028
Kurt B. McMaken	162,284	144,564	3,794	1,051,215	1,361,857
Nader Antar	—	—	—	—	—
Elizabeth A. Galloway	94,805	94,172	1,889	517,574	708,440
Guillermo Peschard	52,563	49,059	198	114,763	216,582

58	2026 Proxy Statement

(1)
Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the BIP and amounts in excess of 401(k) limits (as supplemental savings). The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2025 under the Deferred Compensation Program by each of the NEOs:

Name	Salary Deferred	BIP Compensation Deferred(a)	Supplemental Savings Plan Deferred	Total(a)
Mr. Eubanks	$104,167	$137,183	$68,616	$309,965
Mr. McMaken	67,349	59,064	35,871	162,284
Mr. Antar	—	—	—	—
Ms. Galloway	50,228	38,306	6,271	94,805
Mr. Peschard	46,250	—	6,313	52,563

(a)
The incentive compensation deferred in 2025 was earned by each NEO for 2024 under the BIP.

(2)
Under the Deferred Compensation Program, a participant also receives Company matching contributions with respect to deferred salary, deferred annual incentive awards and supplemental savings plan contributions. These amounts are converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of Company matching contributions made in 2025 with respect to deferrals of salary and annual incentive awards under the BIP and supplemental savings plan contributions for each of the NEOs:

Name	Salary Matching Contribution	BIP Matching Contribution	Supplemental Savings Plan Matching Contribution	Total(a)
Mr. Eubanks	$104,167	$137,183	$27,461	$268,810
Mr. McMaken	67,349	59,064	18,151	144,564
Mr. Antar	—	—	—	—
Ms. Galloway	50,228	38,306	5,638	94,172
Mr. Peschard	45,902	—	3,156	49,059

(a)
Certain of these amounts are included within “All Other Compensation” for 2025 in the Summary Compensation Table.

(3)
Under the Deferred Compensation Program, dividends paid on Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formula in the Deferred Compensation Program. The following table sets forth the aggregate amount of dividends paid on Common Stock in 2025 for the common stock units in each NEO’s account:

Name	Dividends on Brink’s Common Stock(a)
Mr. Eubanks	$13,347
Mr. McMaken	3,794
Mr. Antar	—
Ms. Galloway	1,889
Mr. Peschard	198

(a)
These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Common Stock.

(4)
The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2025 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the aggregate contributions made by the Company on behalf of each of the NEOs, (c) dividends paid on Common Stock for the common stock units in each NEO’s account and the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (d) aggregate distributions to participants:

59

Name	Years of Participation	Aggregate Executive Contributions	Aggregate Company Contributions	Dividends and Changes in Market Value	Aggregate Distributions	Aggregate Balance(a)
Mr. Eubanks	5	$309,965	$268,810	$13,347	$2,741,906	$3,334,028
Mr. McMaken	4	162,284	144,564	3,794	1,051,215	1,361,857
Mr. Antar	0	—	—	—	—	—
Ms. Galloway	3	94,805	94,172	1,889	517,574	708,440
Mr. Peschard	1	52,563	49,059	198	114,763	216,582

(a)
Represents value as of December 31, 2025.

Key Employees’ Deferred Compensation Program
Deferrals. Our Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the NEOs. Under the Deferred Compensation Program, a NEO is permitted to defer receipt of:
■
up to 90% of his or her cash incentive payments awarded under the annual incentive plan;

■
up to 80% of his or her stock unit awards granted in the Company’s annual cycle;

■
up to 50% of his or her base salary; and

■
any or all amounts that are prevented from being deferred, and the related matching contribution, under our 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code, as amended, and any regulations promulgated thereunder (collectively, the “Code”).

We provide matching contributions for deferred annual incentive amounts (100% of the first 10% deferred) and deferred salary (100% of the first 10% deferred). An executive may elect to defer additional amounts under the supplemental savings plan after he or she meets the maximum permitted under the Company’s 401(k) Plan. We provide matching contributions to supplemental savings plan contributions. For 2025, matching contributions were equal to 100% of the first 3.0% of salary and annual incentive deferrals, less amounts deferred into the Company’s 401(k) Plan.
Amounts deferred are invested in mutual funds or converted to units that track Common Stock, per the executive’s instructions at the time of annual enrollment. Matching contributions by the Company are made in the form of units of Common Stock, which are subject to a five-year vesting period from the date of the participant’s hire. The dollar values are converted in accordance with the formula in the program.
Dividends paid with respect to the common stock units in a participant’s account are converted to units that track Common Stock.
Distributions. The Deferred Compensation Program provides for the distribution of one share of Common Stock for each common stock unit in a participant’s account. Cash is paid for deferred compensation invested in mutual funds, and in lieu of the issuance of fractional shares of Common Stock.
Termination Upon Death, Retirement, Disability or Change in Control. Upon the termination of participation as a result of death, retirement, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the Deferred Compensation Program six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination.
Termination Other Than Upon Death, Retirement, Disability or Change in Control. In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant, related dividends and changes in market value. In general, the participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs and the common stock units attributable to matching contributions and related dividends that are otherwise unvested. On July 17, 2025, the Company and

60	2026 Proxy Statement

Mr. Eubanks executed a letter agreement that provides for accelerated vesting of his then-held Company matching contributions under the Deferred Compensation Program, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61. If a participant’s employment is terminated for “cause,” the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months since the executive’s original participation in the Deferred Compensation Program:
Vested Percentage
Less than 36 months	0%
At least 36 months but less than 48 months	50%
At least 48 months and less than 60 months	75%
60 months or more	100%
As of December 31, 2025, Mr. Eubanks was 75% vested and Mr. McMaken was 50% vested. Ms. Galloway and Mr. Peschard were 0% vested. Mr. Antar is not eligible for the Deferred Compensation Program since he is not a U.S. taxpayer.
Lump-sum distributions are made at a date selected by the participant at least two years following the date of election or six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning on a date selected by the participant at least two years following the year of election.
Potential Payments Upon Termination or Change in Control
Each NEO may be eligible to receive benefits and payments pursuant to our Severance Pay Plan and CIC Plan in the event of termination or change in control. On July 17, 2025, the Compensation Committee approved an amendment and restatement of each of the Severance Pay Plan and the CIC Plan, as more fully described below. Benefits under the CIC Plan are triggered upon termination within six months prior to or following a change in control (“double trigger”). The tables on pages 65 and 68 show the estimated amount of incremental additional benefits and payments that would be paid to each of the NEOs if their employment terminated on December 31, 2025 to the extent those benefits and payments exceed amounts that would be due to the NEOs regardless of the reason for termination of employment, including, for each NEO, the aggregate balance of non-qualified deferred compensation which appears in the 2025 Non-qualified Deferred Compensation Table on page 58, subject to vesting of Company matching contributions as described under “Deferred Compensation Program — Distributions” on page 60.
Because the NEOs would be eligible to receive different benefits and payments depending on whether a change in control had occurred on December 31, 2025, information about the additional benefits and payments that would be paid to each NEO in connection with a termination of employment is presented in two tables: one without a change in control and one with a change in control. These tables assume a stock price of $116.73, which was the closing stock price of the Company’s Common Stock on December 31, 2025, as reported on the NYSE. Following are descriptions of the types of benefits and payments that the NEOs would be eligible to receive under various termination scenarios, key terms under the CIC Plan, and the categories of benefits and payments as reflected in the tables on pages 65 and 68.
CEO Letter Agreement
On July 17, 2025, the Company and Mr. Eubanks executed a Letter Agreement Regarding Certain Treatment of Equity Awards and Company Match Units (the “Letter Agreement”). The Letter Agreement provides that:
■
Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in The Brink’s Company Key Employees’ Deferred Compensation Program (the “Program”)) prior to September 7, 2026, any then-unvested Company-paid matching contributions in the form of Company stock units (“Company Match Units”) credited to his account under the Program will accelerate and vest in full as of his termination date, and such Company Match Units will be payable in accordance with the terms of the Program and any applicable underlying deferral election. Company Match Units are otherwise generally subject to vesting over five years based on continued service.

61

■
Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in the Severance Plan (as defined below)), any annual on-cycle performance stock unit award(s) then held by him that are not otherwise scheduled to vest within the two-year continued vesting period provided for under the Severance Plan will nevertheless not be cancelled upon such termination of employment, and instead will remain outstanding until and will vest upon the “Vesting Date” as defined in the applicable performance stock unit award agreement(s), provided that (x) any performance-based vesting conditions applicable to such award(s) will be deemed achieved based on actual performance through the end of the applicable performance period and (y) the number of performance stock units earned will be prorated based on a fraction, the numerator of which is the number of days elapsed from the start of the applicable performance period through the two-year anniversary of Mr. Eubanks’ termination date, and the denominator of which is the total number of days in the applicable performance period.

■
Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in The Brink’s Company 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”)) (and other than due to death) or upon a voluntary termination of his employment at a time when grounds for Cause do not exist, in each case on or after May 1, 2028 (the “Eligibility Date”), all future annual on-cycle equity awards granted to Mr. Eubanks under the 2024 Equity Incentive Plan and any successor equity incentive plan (such awards, the “Subject Awards”) will be eligible for continued vesting provided that

■
(i) Mr. Eubanks has completed one year of service following the grant date for the applicable Subject Award and (ii) in the event of a qualifying voluntary termination that occurs on or after the Eligibility Date and prior to September 7, 2031 (the date that Mr. Eubanks will attain retirement eligibility), Mr. Eubanks provides six months’ advance written termination notice to the Board, such that his earliest termination date under this item (ii) would be November 1, 2028.

■
Any termination or amendment of the Severance Plan that reduces in any manner the payments or benefits which are provided to Mr. Eubanks upon a Qualifying Termination (as defined in the Severance Plan), or in any manner narrows the conditions under which a Qualifying Termination will be determined to have occurred, or in any other manner reduces the protections provided to Mr. Eubanks under the Severance Plan or the Letter Agreement, will not be effective until at least 24 months following approval by the Compensation and Human Capital Committee of the Board (the “Committee”) without Mr. Eubanks’ written approval (as opposed to at least 12 months following approval by the Committee).

In connection with a competitive market review, the Committee approved certain amendments to the Severance Pay Plan and Change in Control Plan to generally enhance termination protections to provide further retention value. A summary of these changes are provided below.
Amendment and Restatement of Severance Pay Plan
On July 16, 2025, the Committee approved an amendment and restatement of the Severance Pay Plan of The Brink’s Company (the “Severance Plan”) that, in connection with a Qualifying Termination, (i) increases the cash severance benefit for the CEO from 1.5 times his annual salary and target annual incentive opportunity to 2.0 times his annual salary and target annual incentive opportunity, (ii) increases the continued equity award vesting benefit for the CEO from 12 months following his termination date to 24 months following his termination date, and (iii) provides that performance-based vesting conditions applicable to an award covered by the continued equity award vesting benefit will be based on actual performance as of the end of the applicable performance period for the CEO (as opposed to the lower of target and actual performance as of the end of the applicable performance period). No other changes were made to the Severance Plan.

62	2026 Proxy Statement

Amendment and Restatement of Change in Control Plan
On July 16, 2025, the Committee approved an amendment and restatement of The Brink’s Company Change in Control Plan (the “CIC Plan”) that, in connection with a Change in Control and qualifying Termination (as such terms are defined in the CIC Plan), (i) increases the cash severance benefit for the CEO from 2.0 times his annual salary and three-year average actual bonus to 3.0 times his annual salary and three-year average actual bonus, (ii) increases the COBRA healthcare continuation benefit for the CEO from 18 months following his termination date to 24 months following his termination date, and (iii) provides that the Change in Control employment protection period for the CEO and all other participants (i.e., during which time a qualifying Termination would trigger severance benefits under the CIC Plan and the corresponding application of restrictive covenants on the participant) will now extend to six months prior to the date of a Change in Control (with any severance benefits being triggered in the six months prior to a Change in Control being contingent upon, and delayed until, the successful closing of the Change in Control). No other changes were made to the CIC Plan.
Severance Pay Plan
Upon a qualifying termination, participants who are NEOs would be eligible to receive the following benefits:
■
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

■
a lump sum payment equal to the product of (a) 1.0 (or 2.0 for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;

■
a prorated bonus for the year of termination, so long as the participant was employed by the Company for at least six months of the performance year;

■
reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (or 24 months for the CEO) following the date of termination and such time as the participant becomes eligible to receive medical and dental benefits under another employer-provided plan;

■
continued vesting of equity awards granted in connection with our ordinary LTI award grant cycle until the first anniversary (or second anniversary for the CEO) of the participant’s date of termination with payout at the lower of target or actual performance (or actual performance for the CEO); and

■
reasonable outplacement services during the period over which the health care benefits are provided.

In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company.
The Compensation Committee may amend or terminate the Severance Pay Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying termination, or otherwise reduce the protections provided to participants would not be effective until six months (or 24 months for the CEO) following approval by the Compensation Committee.

63

Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Without a Change in Control
The following table provides information with respect to incremental additional hypothetical benefits and payments to the NEOs as of December 31, 2025 under our policies and programs, assuming their employment was terminated without a change in control.
The amounts in the table are in the following categories:
■
Prorated Annual Incentive. Represents hypothetical payment of a prorated annual incentive for the year of termination, pursuant to the terms of the Severance Pay Plan.

■
Base Salary and Annual Incentive. Represents hypothetical payment in the amount of the product of (a) 1.0 (or 2.0 for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity, pursuant to the terms of the Severance Pay Plan.

■
Long-Term Incentive. Includes the value at December 31, 2025 of unvested IM PSUs with RTSR Modifier and RSUs that would be payable in accordance with their terms or pursuant to the Severance Pay Plan, or the Letter Agreement with Mr. Eubanks, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which are described on page 49.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services and medical benefit coverage pursuant to the Severance Pay Plan.

64	2026 Proxy Statement

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Prorated Annual Incentive	—	—	1,575,000	—	—	—
	Base Salary and Bonus	—	—	5,250,000	—	—	—
	Long Term Incentive(3)	—	—	29,046,939	—	22,513,598	15,251,079
	Benefit Plans	—	—	—	—	—	2,613,761
	Outplacement Services and Other Benefits	—	—	57,793	—	—	—
	Total	—	—	35,929,732	—	22,513,598	17,864,840
Kurt B. McMaken	Prorated Annual Incentive	—	—	643,711	—	—	—
	Base Salary and Bonus	—	—	1,321,301	—	—	—
	Long Term Incentive(3)	—	—	2,168,610	—	6,354,314	4,308,573
	Benefit Plans	—	—	—	—	—	1,686,722
	Outplacement Services and Other Benefits	—	—	43,601	—	—	—
	Total	—	—	4,177,223	—	6,354,314	5,995,295
Nader Antar	Prorated Annual Incentive	—	—	428,873	—	—	—
	Base Salary and Bonus	—	—	1,000,703	—	—	—
	Long Term Incentive(3)	—	—	161,671	—	1,062,593	575,783
	Benefit Plans	—	—	—	—	—	1,423,454
	Outplacement Services and Other Benefits	—	—	12,000	—	—	—
	Total	—	—	1,603,247	—	1,062,593	1,999,237
Elizabeth A. Galloway	Prorated Annual Incentive	—	—	379,455	—	—	—
	Base Salary and Bonus	—	—	885,395	—	—	—
	Long Term Incentive(3)	—	—	2,021,530	—	4,025,434	2,971,541
	Benefit Plans	—	—	—	—	—	1,259,434
	Outplacement Services and Other Benefits	—	—	38,094	—	—	—
	Total	—	—	3,324,474	—	4,025,434	4,230,975
Guillermo Peschard	Prorated Annual Incentive	—	—	378,750	—	—	—
	Base Salary and Bonus	—	—	883,750	—	—	—
	Long Term Incentive(3)	—	—	155,601	—	904,658	475,484
	Benefit Plans	—	—	—	—	—	1,257,095
	Outplacement Services and Other Benefits	—	—	43,601	—	—	—
	Total	—	—	1,461,702	—	904,658	1,732,579

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.24%.

(3)
Unvested IM PSUs with RTSR Modifier are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 31, 2025.

Hypothetical Termination Benefits Following Termination Upon a Change in Control
The CIC Plan
The CIC Plan provides certain compensation and continued benefits in the event that a “change in control” occurs.
In addition, the CIC Plan provides additional benefits and payments in the event that a change in control occurs and either the executive is terminated by the Company other than for “cause” or incapacity or he or she resigns for “good reason” within six months prior to or two years following a change in control. Each NEO is eligible to participate in the CIC Plan, with

65

principal terms as described in the following paragraphs. The executive’s entitlement to benefits under the agreement requires compliance with certain non-competition provisions.
CIC Plan — Definitions of Key Terms
The CIC Plan generally defines “cause,” “change in control” and “good reason” as follows:
■
“cause” means embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.

■
a “change in control” generally will be deemed to have occurred:

■
upon any (1) combination of the Company in which the Company is not the surviving entity or upon certain conversion of all of the shares of Common Stock (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

■
when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or

■
if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of certain new directors during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

■
“good reason” generally means:

■
material diminution in the NEO’s position, authority, duties or responsibilities;

■
material breach of or failure by the Company to comply with its obligations under the CIC Plan;

■
a change to the NEO’s work location that increases the distance of the executive’s commute by a pre-determined amount; or

■
the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement;

■
provided, however, that good reason will cease to exist if the NEO has not terminated employment within two years following the initial occurrence of the event constituting good reason.

CIC Plan — Benefits Following a Change in Control if Executive is Not Terminated
Salary and Annual Incentive. During the first two years of employment following a change in control, each executive who is a participant in the CIC Plan will receive annual compensation at least equal to the sum of (1) a salary not less than the executive’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the executive’s average annual incentive award for the last three years preceding the date the change in control occurred. In the event the executive has not been employed with the Company for the last three years, the executive’s target annual incentive will be used for any partial or complete year as necessary to determine the three-year average.
Incentive, Savings and Retirement Plans. During the executive’s continued employment, the executive is entitled to continue to participate in all available incentive and savings plans and programs offered by the Company.
Welfare Benefit Plans. During the executive’s continued employment, the executive and/or the executive’s family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs offered by the Company to similarly situated executives of the Company.

66	2026 Proxy Statement

CIC Plan — Termination Benefits Following a Change in Control
Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. Under this scenario:
■
The Company will make a lump sum cash payment to the executive consisting of the aggregate of the following amounts:

■
the sum of (1) the executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation in respect of a completed performance period, but not paid as of the date of termination, (3) a portion of the executive’s average annual incentive awarded during the past three years pro-rated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (4) is referred to as the “Accrued Obligation Payment”); and

■
an amount equal to two (or three for the CEO) times the sum of the executive’s annual base salary and average annual incentive awarded during the past three years.

■
The Company will provide the executive with outplacement services.

■
To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to as the “Other Benefits”).

■
In the event the executive elects continued medical benefit coverage, the Company will reimburse him or her for a period of up to 18 (or 24 for the CEO) months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had employment continued.

Termination for Death or Incapacity. If an executive’s employment is terminated by reason of the executive’s death or incapacity following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the executive, at the executive’s deemed date of termination.
Termination for Cause. If the Company or its successor terminates an executive’s employment for cause following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive other than payment of (1) a lump sum payment of the executive’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.
Termination Other Than for Good Reason. If an executive voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the executive’s participation in the CIC Plan will terminate without further obligations to the executive, other than for the lump sum payment of the Accrued Obligation Payment (with the exception of any pro-rated annual incentive) and Other Benefits.
Excise Tax Cutback. If the amounts payable to an executive under the CIC Plan trigger payment of an excise tax, an accounting firm designated by the Company prior to the change in control will determine the after-tax benefit to the executive: (1) with the payment of amounts due in full and payment by the executive of any resulting excise tax; and (2) with the payment of amounts due after reducing the payment benefits to the extent necessary to avoid triggering the excise tax liability. The executive will be paid the amount that produces the greater after-tax benefit and any excise tax will be paid by the executive.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Upon a Change in Control
The following table provides information with respect to the incremental additional benefits and payments to the NEOs as of December 31, 2025 under the scenarios covered by the CIC Plan described above and our policies and programs assuming their employment is terminated following a change in control.

67

The amounts in the table are in the following categories:
■
Accrued Obligation Payment (as defined on page 67).

■
Base Salary and Annual Incentive. Includes a payment equal to two (or three for the CEO) times the executive’s annual base salary and average annual incentive awarded during the past three years.

■
Long-Term Incentive. Includes the value at December 31, 2025 of unvested IM PSUs with RTSR Modifier and RSUs that would be payable in accordance with their terms, or pursuant to the Letter Agreement with Mr. Eubanks, as described in further detail under “Potential Payments Upon Termination or Change in Control” beginning on page 61.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which is described on page 49.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services for up to one year and, for NEOs who have elected medical benefit coverage, continued medical benefit coverage for up to 18 (or 24 for the CEO) months.

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Accrued Obligation Payment	—	—	1,329,899	—	1,329,899	1,329,899
	Base Salary and Bonus	—	—	7,139,698	—	—	—
	Long Term Incentive(3)	—	—	22,513,598	—	22,513,598	22,513,598
	Benefit Plans	—	—	—	—	—	2,613,761
	Benefits	—	—	65,492	—	—	—
	Total	—	—	31,048,687	—	23,843,497	26,457,258
Kurt B. McMaken	Accrued Obligation Payment	—	—	626,828	—	626,828	626,828
	Base Salary and Bonus	—	—	2,608,835	—	—	—
	Long Term Incentive(3)	—	—	6,354,314	—	6,354,314	6,354,314
	Benefit Plans	—	—	—	—	—	1,686,722
	Benefits	—	—	60,191	—	—	—
	Total	—	—	9,650,168	—	6,981,142	8,667,864
Nader Antar	Accrued Obligation Payment	—	—	428,873	—	428,873	428,873
	Base Salary and Bonus	—	—	2,001,406	—	—	—
	Long Term Incentive(3)	—	—	1,062,593	—	1,062,593	1,062,593
	Benefit Plans	—	—	—	—	—	1,423,454
	Benefits	—	—	12,000	—	—	—
	Total	—	—	3,504,872	—	1,491,466	2,914,920
Elizabeth A. Galloway	Accrued Obligation Payment	—	—	379,455	—	379,455	379,455
	Base Salary and Bonus	—	—	1,770,790	—	—	—
	Long Term Incentive(3)	—	—	4,025,434	—	4,025,434	4,025,434
	Benefit Plans	—	—	—	—	—	1,259,434
	Benefits	—	—	51,793	—	—	—
	Total	—	—	6,227,472	—	4,404,889	5,664,323
Guillermo Peschard	Accrued Obligation Payment	—	—	378,750	—	378,750	378,750
	Base Salary and Bonus	—	—	1,767,500	—	—	—
	Long Term Incentive(3)	—	—	904,658	—	904,658	904,658
	Benefit Plans	—	—	—	—	—	1,257,095
	Benefits	—	—	60,191	—	—	—
	Total	—	—	3,111,099	—	1,283,408	2,540,503

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

68	2026 Proxy Statement

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.24%.

(3)
Unvested IM PSUs with RTSR Modifier are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 31, 2025.

69

CEO Pay Ratio for 2025
As required by SEC rules, we are providing our shareholders with the following information about the relationship between the annual total compensation of our employees and the annual total compensation of our CEO. Below is the (i) 2025 annual total compensation of our median employee; (ii) 2025 annual total compensation of our CEO; (iii) the ratio of the annual total compensation of the CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio for 2025.
Also provided below is a supplementary disclosure of our U.S. only pay ratio. The U.S. only pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful context given the vast majority of our employee population resides outside of the U.S., the majority of whom are in countries with lower wage and cost structures.
	Median Employee Total Annual Compensation ($)	CEO Total Compensation ($)	CEO to Median Employee Pay Ratio	Market	Employee Status
Global	16,639	9,944,765	598:1	All markets (U.S. and international excluding Germany & Luxembourg)	full-time, part-time, seasonal, temporary
U.S. only (Supplemental)	80,762	9,944,765	123:1	U.S. only	full-time, part-time, seasonal, temporary
Methodology
Identified Median Employee. In accordance with Item 402(u) of Regulation S-K, we initially considered all individuals employed by the Company globally as of December 31, 2025, including full-time, part-time, temporary, and seasonal employees.
From this initial global employee population, we excluded non-US employees located in Luxembourg (1,084) and Germany (84) in accordance with the de minimis exemption permitted under Item 402(u) of Regulation S-K. In the aggregate, these excluded employees represented less than 5% of the Company’s total employee population as of December 31, 2025. After these exclusions, the remaining employee population was used to determine the median employee for purposes of the Global CEO Pay Ratio.
To identify the median employee, we used base salary plus overtime, which represents a consistently applied compensation measure (“CACM”) across the applicable employee population.
In determining the median employee, we applied the following assumptions and adjustments, as permitted under SEC rules:
■
Annualization: Compensation for permanent employees who did not work a full year was not annualized, as we believe this approach more accurately reflects actual pay received by our workforce during the fiscal year.

■
Currency Conversion: For non-U.S. employees included in the global calculation, compensation paid in local currency was converted to U.S. dollars using average exchange rate for the fiscal year.

■
Cost-of-Living Adjustments: No cost-of-living adjustments were applied.

■
Benefits and Perquisites: Benefits and perquisites were not included in the CACM used to identify the median employee, but were included, as required, in calculating annual total compensation under SEC rules.

These exclusions and separate calculations were made in reliance on the de minimis exemption permitted under Item 402(u) and to provide additional context regarding differences in workforce composition, regulatory frameworks, and compensation structures across jurisdictions.

70	2026 Proxy Statement

Calculated CEO Pay Ratio. We calculated the annual total compensation in 2025 for our CEO under the reporting rules for disclosing NEO compensation in the 2025 Summary Compensation Table. For the year ended December 31, 2025, the total compensation for Mr. Eubanks, was $9,944,765 as reported in the Summary Compensation Table on page 53. We then calculated the ratio of the annual total compensation of our CEO to that of our median employee for 2025.
Facts to Consider Regarding Our Employees
A substantial portion of the Company’s workforce is located outside of the United States and is employed in lower-wage geographies, primarily in hourly direct-labor roles. Many of these employees are temporary or seasonal and, consistent with SEC rules, their compensation is not annualized. As a result, the compensation of the median global employee is significantly lower than that of the Company’s U.S. employee population, contributing to a higher Global CEO pay ratio.
Considering the significant percentage of employees located outside of the U.S., we also conducted a review of the 2025 taxable wages employees in the U.S.
The pay ratios included in this information are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

71

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing the following information about the relationship between executive “compensation actually paid” to our CEO (or “PEO”) and to other NEOs (“Non-PEO NEOs”) and certain financial performance measures of the Company. For information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis,” beginning on page 28.
Year (a)	Summary Compensation Total For PEO(1)(2) ($) (b)	Compensation Actually Paid (“CAP”) to PEO(3) ($) (c)	Average Summary Compensation Table Total For Non-PEO NEOs(4) ($) (d)	Average Compensation Actually Paid to Non- PEO NEOs(5) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($) (mil) (h)	Adjusted EBITDA(10) ($) (mil) (i)
					Company TSR(6)(8) ($) (f)	Peer Group TSR(7)(8) ($) (g)
2025	9,944,765	21,582,523	2,218,415	3,761,240	171.59	226.79	210.2	977.1
2024	8,349,563	11,707,918	2,551,218	2,938,155	134.93	221.15	174.7	911.9
2023	7,224,045	12,983,020	2,389,414	4,930,827	126.68	181.92	87.7	867.2
2022	5,998,572	5,715,405	3,196,317	3,106,223	76.38	141.58	170.6	788.3
2021	11,405,920	10,365,522	2,153,145	1,722,376	92.00	140.40	105.2	682.6

(1)
Mr. Eubanks was appointed President and CEO of the Company on May 6, 2022, succeeding Doug Pertz who served as President and CEO from June 9, 2016 until May 6, 2022.

(2)
The dollar amounts reported in column (b) reflect the total compensation reported for Mr. Eubanks in the “Total” column of the Summary Compensation Table for fiscal years 2022 through 2025. For fiscal year 2021, the amount reported in column (b) reflects the total compensation reported for Mr. Pertz, who served as the Company’s PEO during that year. The amount reported in column (d) includes compensation attributable to Mr. Eubanks for fiscal year 2021, reflecting his service as a non-PEO NEO during that year.

(3)
The dollar amounts reported in column (c) represent compensation actually paid (“CAP”) to Mr. Eubanks in fiscal years 2025, 2024, 2023 and 2022, and the CAP to Mr. Pertz for fiscal year 2021, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eubanks during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to Mr. Eubanks’ total compensation for 2025 to determine the compensation actually paid:

2025
Total Compensation for Mr. Eubanks (PEO) as reported in the Summary Compensation Table for the covered fiscal year	$9,944,765
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(6,679,922)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	9,381,831
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	8,804,327
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	131,522
*Compensation Actually Paid to PEO	21,582,523

*
The PEOs CAP for 2025 was driven primarily by equity valuation adjustments required under 402(v), including the year-end fair value of equity awards granted during the year that remained unvested and changes in the fair value of outstanding unvested and vested equity awards granted in prior years.

(4)
The dollar amounts reported in column (d) represent the average total compensation reported in the “Total” column of the Summary Compensation Table for the Non-PEO NEOs as a group, excluding Mr. Eubanks for fiscal years 2025, 2024, 2023, and 2022. The Non-PEO NEOs included in the average for each year were: (i) 2025 — Kurt McMaken, Nader Antar, Elizabeth Galloway and Guillermo Peschard;

72	2026 Proxy Statement

(ii) 2024 and 2023 — Kurt McMaken, Daniel Castillo, Elizabeth Galloway, and James Parks; (iii) 2022 — Kurt McMaken, Michael Beech, Daniel Castillo, Rohan Pal and Ronald Domanico; and (iv) 2021 — Ronald Domanico, Mark Eubanks, Michael Beech, Rohan Pal and Raphael Shemanski.
(5)
The dollar amounts reported in column (e) represent the average “compensation actually paid” to the Non-PEO NEOs, calculated in accordance with Item 402(v). These amounts do not reflect the actual average compensation earned by or paid to the Non-PEO NEOs as a group (excluding Mr. Eubanks for fiscal years 2025, 2024, 2023, and 2022). In accordance with Item 402(v), the following adjustments were made to average total compensation for the Non-PEO NEOs to determine compensation actually paid:

2025
Average Total Compensation for non-PEO NEOs as reported in the Summary Compensation Table for the covered fiscal year	$2,218,415
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(967,094)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	1,360,118
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	1,114,498
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	35,303
Compensation Actually Paid to Non-PEO NEOs	3,761,240

(6)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group as disclosed in the 2025 Form 10-K (the “2025 Form 10-K Peer Group”).

(8)
The TSR values for the Company and the Peer Group have been updated as compared to the 2024 Pay Versus Performance disclosure to correct an inadvertent error in the calculation of TSR.

(9)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(10)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. See Appendix A to this Proxy Statement and pages 34 to 40 of our 2025 Form 10-K for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure.

Financial Performance Measures
As discussed in our “Compensation Discussion and Analysis,” beginning on page 28, the Company’s executive compensation program reflects a pay-for-performance philosophy. Although the Company uses a range of performance measures to align executive compensation with Company performance, only certain measures are presented in the Pay versus Performance Table. The most important financial performance measures used to link compensation actually paid to the Company’s NEOs to Company performance for the most recently completed fiscal year are as follows:
■
Adjusted EBITDA

■
Non-GAAP operating profit

■
Revenue

■
AMS/DRS revenue

■
Free cash flow before dividends

73

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance Table.
Compensation Actually Paid and Net Income. The following graph shows the compensation actually paid to Mr. Pertz for fiscal year 2021 and to Mr. Eubanks for the applicable subsequent years, as well as the average compensation actually paid to the Company’s Non-PEO NEOs (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the executive compensation program, the Company believes net income is correlated with Adjusted EBITDA, which is the financial metric used in the IM PSU awards for NEOs and represents the largest component of NEO compensation, designed to reward achievement of annual and long-term performance goals.
Compensation Actually Paid and Adjusted EBITDA. The following graph shows the compensation actually paid to Mr. Pertz for fiscal 2021 and to Mr. Eubanks for applicable subsequent years, as well as the average compensation actually paid to the Company’s Non-PEO NEOs (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s Adjusted EBITDA for the applicable years. As described above, Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. While the Company uses multiple financial and non-financial performance measures in its executive compensation program, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (other than those otherwise required to be disclosed in the table) used to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Adjusted EBITDA is the financial metric used in the IM PSU awards for NEOs, which represents the largest component of a NEO’s compensation, designed to reward achievement of annual and long-term performance goals.

74	2026 Proxy Statement

Compensation Actually Paid and Cumulative TSR. The following graph shows the compensation actually paid to Mr. Pertz for fiscal year 2021 and to Mr. Eubanks for the applicable subsequent years, as well as the average compensation actually paid to the Company’s Non-PEO NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s cumulative TSR and the cumulative TSR of the Company’s peer group for the applicable years.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Cumulative TSR
(Value of initial $100 investment)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$250
$200
$150
$100
$50
$0
$140
$142
$182
$221
$227
$92
$76
$127
$135
$172
2021
2022
2023
2024
2025
Pertz
Eubanks
Average of Non-PEO NEOs
BCO TSR
Peer TSR

75

Director Compensation
We have a non-employee director compensation program designed to attract qualified directors and align their interests with those of the Company and its shareholders through a mix of cash and equity compensation. Employee directors do not receive compensation under this program.
The Corporate Governance Committee reviews the non-employee director compensation program to assess its effectiveness in supporting director recruitment and retention and, as appropriate, recommends changes to the Board regarding program design, pay levels and administration.
In 2025, the Corporate Governance Committee retained F.W. Cook to conduct a competitive review of non-employee director compensation, using the same proxy peer group applied in evaluating executive compensation. Based on F.W. Cook’s analysis and the Corporate Governance Committee’s recommendation, the Board approved adjustments to non-employee director compensation effective May 2025. With the exception of non-chair committee retainers, all elements of non-employee director compensation were increased. The amounts shown in the table below reflect compensation paid for 2025, including proration to reflect the mid-year effective date of these changes.
The following table summarizes the key components of the non-employee director compensation program as of December 31, 2025.
Compensation Element	2025 Value ($)	Additional Information
Annual Retainer	90,000	Paid in cash.*
Deferred Stock Units (“DSUs”)	170,000	Annual grant of DSUs approved by the Board. DSUs vest on the first anniversary of the grant date and, in general, will be forfeited if the director leaves before the DSUs vest. DSUs are settled in Common Stock on a one-for-one basis on the first anniversary of the grant date.
Non-Executive Chairman Fee	130,000	50% paid in cash and 50% paid in Common Stock to the Company’s non-executive Chairman.
Committee Chair Retainers	30,000	Paid in cash to the Chair of the Audit Committee.
	22,000	Paid in cash to the Chair of the Compensation Committee.
	20,000	Paid in cash to the Chairs of the Corporate Governance and Finance Committees.
Non-Chair Committee Retainers	12,500	Paid in cash to each non-Chair member of the Audit Committee.
	10,000	Paid in cash to each non-Chair member of the Compensation Committee.
	7,500	Paid in cash to each non-Chair member of the Corporate Governance and Finance Committees.

*
Directors are eligible to receive special meeting fees in the event that the Board or any committee holds more than five additional meetings (other than those planned for the year) in the amount of $1,750 per in-person meeting and $1,500 per telephonic meeting.

76	2026 Proxy Statement

Director Equity Compensation
Under the terms of the 2024 Equity Incentive Plan, the Board may grant non-employee directors equity awards, including annual DSU grants, in such forms as options, stock appreciation rights, restricted stock, or other stock-based awards. The aggregate grant-date fair value of equity awards granted to a non-employee director during any fiscal year, together with any cash compensation earned or to be earned by the director for service as a director for that fiscal year, may not exceed $750,000 (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding awards). The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security subject to another stock-based award may not be less than 100% of the fair market value of the applicable security on the grant date.
Under the 2024 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date, as reported on the NYSE, and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures approved by the Compensation Committee.
In 2025, directors received grants of DSUs that vest and will be settled in Common Stock on a one-for-one basis on the first anniversary of the grant date. In general, DSUs are forfeited if a director leaves before the vesting date. The Chairman of the Board received a portion of his annual fee in the form of Common Stock and certain directors elected to receive all or a portion of their 2025 annual retainers and/or fees in the form of Common Stock. More information about Common Stock held by directors appears under “Stock Ownership,” beginning on page 80.
Stock Ownership Guideline
Non-employee directors are required to meet a stock ownership guideline equal to five times the annual Board cash retainer. Until the guideline is met, directors must retain at least 50% of the shares acquired upon vesting of equity awards. The Corporate Governance Committee reviews director compliance with this guideline annually. Shares counted towards the guideline include Common Stock, deferred stock units, restricted stock, and vested and unvested RSUs, but exclude unexercised stock options. As of the record date, all Directors are in compliance with the applicable stock ownership guideline, either by satisfying the ownership multiple or by meeting the applicable retention requirement.
Plan for Deferral of Directors’ Fees
Under the Plan for Deferral of Directors’ Fees (the “Deferral Plan”), directors may elect to defer 10% to 100% of their cash retainer, fees, and any dividend equivalent payments into one or more investment options. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, are generally paid in a lump sum, although directors may elect to receive distributions in up to ten equal annual installments, in accordance with the Deferral Plan.
Directors may also elect to defer equity awards under the Deferral Plan, including DSUs and retainer fees elected to be paid in shares of Common Stock. Deferred equity awards are distributed in a lump-sum delivery of Common Stock on a one-for-one basis, either on a specified date or following the director’s separation from service on the Board.
Business Travel Accident Insurance Plan
The Company provides directors with insurance benefits payable in the event of their death, dismemberment, loss of sight, speech, hearing or permanent and total disability if the loss occurs as a result of an accident while the director is traveling on Company business.

77

2025 Director Compensation Table
The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2025.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Kathie J. Andrade	118,389	169,998	—	288,387
Paul G. Boynton	115,125	169,998	—	285,123
Ian D. Clough	123,333	169,998	—	293,331
Susan E. Docherty	116,428	169,998	13,642	300,067
Michael J. Herling	169,014	233,762	16,278	419,054
A. Louis Parker	107,750	169,998	17,143	294,891
Timothy J. Tynan	106,500	169,998	—	276,498
Keith R. Wyche	107,750	169,998	—	277,748

(1)
Mr. Eubanks is not included in this table because he is an executive officer and receives no additional compensation for his service as a director. Mr. Eubanks’ compensation for service as an executive officer is included in the “2025 Summary Compensation Table,” beginning on page 53.

(2)
Represents the grant date fair value in 2025 of DSUs allocated to each non-employee director under the 2024 Equity Incentive Plan, as well as the grant date fair value of stock awards made to Mr. Herling as part of his compensation for service as Chairman of the Board from during 2025.

The following table sets forth (a) the number of DSUs granted to each non-employee director during the year ended December 31, 2025, (b) the aggregate grant date fair value of the DSUs granted to each non-employee director during the year ended December 31, 2025 and (c) the aggregate number of DSUs credited to each non-employee director as of December 31, 2025.
Name	Deferred Stock Units Granted in 2025	Grant Date Fair Value(a) $	Total Deferred Stock Units Held
Ms. Andrade	1,844	169,998	1,844
Mr. Boynton	1,844	169,998	41,320
Mr. Clough	1,844	169,998	1,844
Ms. Docherty	1,844	169,998	1,844
Mr. Herling	1,844	169,998	23,383
Mr. Parker	1,844	169,998	1,844
Mr. Tynan	1,844	169,998	9,929
Mr. Wyche	1,844	169,998	1,844
All Non-Employee Directors as a Group (8 persons)	14,752	1,359,987	83,852

(a)
The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the closing sale price of the Company’s Common Stock, as reported on the NYSE on May 8, 2025, the date of grant.

(3)
Includes 2025 matching charitable awards made by Brink’s in 2025 as part of the Company’s matching gifts program, in the amounts of $10,000 for Mr. Herling and $8,610 for Mr. Parker. Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations. Also reflects the value of the perquisites and other personal benefits provided in 2025 in connection with attendance at a meeting of the Board, in the amount of $13,642 for Ms. Docherty, $6,278 for Mr. Herling and $8,533 for Mr. Parker. For purposes of computing the dollar amounts of these items, the Company used the actual cost of providing the perquisite or other personal benefit to the non-employee director.

78	2026 Proxy Statement

Directors’ Stock Accumulation Plan
Prior to 2015, the Board granted awards of Directors’ Stock Accumulation Plan units (“DSAP Units”) under the Directors’ Stock Accumulation Plan, which expired by its terms on May 15, 2014. DSAP Units vested one year from their grant dates and are settled in Common Stock on a one-for-one basis after a director’s separation from service on the Board. Both Messrs. Boynton and Herling hold DSAP Units. As of December 31, 2025, Mr. Boynton held a total number of 4,873 DSAP Units and Mr. Herling held a total number of 5,989 DSAP Units. Mmes. Andrade and Docherty and Messrs. Clough, Parker, Tynan and Wyche joined the Board after the Directors’ Stock Accumulation Plan expired, and therefore do not have any DSAP Units.

79

Stock Ownership
Directors and Officers
The following table shows the beneficial ownership of our common shares as of March 2, 2026 by our directors, NEOs, and all of our current directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 2, 2026. Except as otherwise indicated, a person has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.
Name of Individual or Identity of Group	Number of Shares Beneficially Owned(a)	Percent of Class*	Number of Other Units Owned(b)(c)
Ms. Andrade	12,679	*	1,844
Mr. Antar	1,217	*	4,548
Mr. Boynton	38,778	*	17,814
Mr. Clough	28,986	*	1,844
Ms. Docherty	18,534	*	1,844
Mr. Eubanks	145,281	*	80,707
Ms. Galloway	21,893	*	14,984
Mr. Herling	26,377	*	20,333
Mr. McMaken	66,709	*	13,836
Mr. Parker	6,603	*	1,844
Mr. Peschard	1,008	*	4,644
Mr. Tynan	11,674	*	1,844
Mr. Wyche	3,682	*	1,844
All directors and current executive officers as a group(d) (15 persons)	397,230	*	181,655

*
Percentage is based on 41,136,229 shares of Common Stock outstanding as of March 2, 2026. None of such individuals beneficially owns more than 1% of the outstanding Common Stock.

(a)
Includes, for the following directors and NEOs, shares of Common Stock that could be acquired within 60 days after March 2, 2026: (1) for Messrs. Eubanks, Antar, McMaken and Peschard and Ms. Galloway, upon vesting of RSUs awarded under the Company’s the 2017 Equity Incentive Plan and 2024 Equity Incentive Plan; and (2) for each of Messrs. Boynton, Herling and Tynan, upon settlement of units credited to his account under the Directors’ Stock Accumulation Plan and/or the Plan for Deferral of Directors’ Fees, as follows:

80	2026 Proxy Statement

Mr. Antar	505
Mr. Boynton	15,272
Mr. Eubanks	10,301
Ms. Galloway	866
Mr. Herling	5,989
Mr. McMaken	3,362
Mr. Tynan	2,088

(b)
Each non-employee director also holds DSUs that have been credited to his or her account on or prior to March 2, 2026: (1) under the Non-Employee Directors’ Equity Plan, which will be settled in Common Stock on a one-for-one basis six months after a director’s separation from service on the Board; and (2) under the Company’s 2024 Equity Incentive Plan, which were or will be settled in Common Stock on a one-for-one basis upon vesting. For additional information about the DSUs, see “Director Compensation.”

(c)
Each NEO also holds: (1) units representing shares of Common Stock that have been credited to the executive’s account on or prior to March 2, 2026, under the Deferred Compensation Program (“Deferred Compensation Units”), which will be settled in Common Stock on a one-for-one basis on a date selected by the individual or six months after the individual’s separation from service, and (2) unvested RSUs issued under the Company’s 2017 Equity Incentive Plan that will not vest within 60 days of March 2, 2026, which will be settled in Common Stock on a one-for-one basis after a vesting period, as follows:

	Deferred Compensation Units	Restricted Stock Units	Total
Mr. Eubanks	44,683	36,024	80,707
Mr. McMaken	4,535	9,301	13,836
Mr. Antar	—	4,548	4,548
Ms. Galloway	2,381	12,603	14,984
Mr. Peschard	567	4,077	4,644
For additional information about the Deferred Compensation Units, see the “2025 Non-qualified Deferred Compensation Table” on page 58 and “2025 Grants of Plan-Based Awards Table” on page 55.
(d)
Includes ownership by Kristen Cook, the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary and Michael Gabay, the Company’s Executive Vice President and President, Europe.

81

Certain Beneficial Owners
The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Common Stock as of the dates set forth in the footnotes to the table:
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(a)
BlackRock, Inc. 50 Hudson Yard New York, NY 10001	5,619,581(b)	13.66%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,598,937(c)	11.18%
FMR LLC (Fidelity Investments) 245 Summer Street Boston, MA 02210	4,427,155(d)	10.76%

(a)
Percentage is based on 41,136,229 shares of Common Stock outstanding as of March 2, 2026.

(b)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock and certain subsidiaries had sole voting power of 5,566,377 shares of Common Stock and sole dispositive power over 5,619,581 shares of Common Stock.

(c)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard had shared voting power over 84,825 shares of Common Stock, sole dispositive power over 4,464,798 shares of Common Stock and shared dispositive power over 134,139 shares of Common Stock.

(d)
Based solely on Amendment No. 9 to Schedule 13G filed with the SEC on February 5, 2026 by FMR LLC (“FMR”), FMR had sole voting power over 4,422,483 shares of Common Stock and sole dispositive power over 4,427,155 shares of Common Stock and FMR and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR, had sole dispositive power over 4,427,155 shares of Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year 2025, all filing requirements under Section 16(a) were complied with on a timely basis, except that, due to an inadvertent administrative error, one transaction was reported late on one Form 4 filed by the Company’s former Chief Accounting Officer and Corporate Controller, Mr. Sweeney.

82	2026 Proxy Statement

Equity Compensation Plan Information
The following table provides information, as of December 31, 2025, regarding shares that may be issued under equity compensation plans currently maintained by the Company.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,162,473(1)	$81.69(2)	2,550,939
Equity compensation plans not approved by security holders	—
Total	1,162,473	81.69	2,550,939

(1)
Includes units credited or awarded under the Deferred Compensation Program, the Directors’ Stock Accumulation Plan, 2017 Equity Incentive Plan, 2024 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Plan for Deferral of Directors’ Fees. IM PSUs with RTSR Modifier awarded during 2023 under the 2017 Equity Incentive Plan are included at the amounts calculated based on performance results certified by the Compensation Committee in February 2026, which was 226% of target for such IM PSUs with RTSR Modifier (after application of the RTSR Modifier). IM PSUs with RTSR Modifier awarded during 2024 and 2025 under the Company’s 2017 Equity Incentive Plan and 2024 Equity Incentive Plan, as applicable, are included at target. The number of shares to be paid, if any, following the conclusion of the applicable performance measurement period, will depend on the Company’s achievement of pre-established performance goals and the Company’s TSR relative to a company-defined peer group, as well as any applicable vesting requirements. See “Long-Term Incentive Compensation,” beginning on page 43.

(2)
Does not include awards described in footnote (1).

83

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

THE BOARD AND THE AUDIT COMMITTEE EACH RECOMMEND THAT THE SHAREHOLDERS
VOTE  FOR  THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2026.

The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm and has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board and the Audit Committee each recommend that shareholders ratify this selection. In order to help ensure the continued independence of the Company’s independent registered public accounting firm, the Audit Committee periodically considers whether to rotate the Company’s independent registered public accounting firm and is directly involved, through its Chair, in the selection of the Company’s independent registered public accounting firm’s lead engagement partner in connection with the required partner rotation.
Representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.
If KPMG’s appointment is not ratified, the Audit Committee will consider whether it is appropriate to select a different independent registered public accounting firm for the fiscal year ended December 31, 2026. Even if KPMG’s appointment is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended December 31, 2025 and December 31, 2024.
	2025 ($)	2024 ($)
	(In thousands)
Audit Fees	8,154	8,614
Audit-Related Fees	31	27
Tax Fees	162	572
All Other Fees	49	345
Total Fees	8,396	9,558
Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements.

84	2026 Proxy Statement

Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and restructurings, as well as other services related to tax disclosure and filing requirements.
All Other Fees are for services provided to the Company not otherwise included in the categories above and consisted primarily of a comfort letter in connection with the Company’s issuance of senior unsecured notes in June 2024.
The Audit Committee approves all audit and non-audit related fees of the Company’s independent registered public accounting firm (including all fees quantified in the table above).
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG described above did not negate KPMG’s independence with respect to the Company.
Procedures for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted written procedures for pre-approving audit and non-audit services provided by the Company’s independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for pre-approved services are reviewed by the members of the Company’s Legal and Finance Departments to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

85

Audit and Ethics Committee Report
In accordance with the Audit Committee charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2025, the Audit Committee met eight times, and the Audit Committee reviewed and discussed the financial information contained in the 2025 Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Chief Financial Officer and the Company’s independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).
In connection with the responsibilities set forth in its charter, the Audit Committee has:
■
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and KPMG, the Company’s independent registered public accounting firm;

■
discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

■
received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence with respect to the Company.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2025 Form 10-K for filing with the SEC.
Ian D. Clough, Chair
Kathie J. Andrade
A. Louis Parker
Keith R. Wyche

86	2026 Proxy Statement

Proposal No. 4 — Approval of Amended and Restated 2024 Equity Incentive Plan
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY’S 2024 EQUITY INCENTIVE PLAN, AS AMENDED & RESTATED.
The Company is seeking shareholder approval of The Brink’s Company 2024 Equity Incentive Plan, as amended & restated (referred to in this proposal as the “A&R 2024 Equity Incentive Plan”). On March 13, 2026, the Compensation Committee recommended that the Board approve the A&R 2024 Equity Incentive Plan, and on March 17, 2026, the Board approved and adopted the A&R 2024 Equity Incentive Plan described in this proposal, subject to shareholder approval. If approved by the Company’s shareholders, the A&R 2024 Equity Incentive Plan will become effective on April 28, 2026 (the “Effective Date”).
The A&R 2024 Equity Incentive Plan includes the following material amendments to The Brink’s Company 2024 Equity Incentive Plan previously approved by the Company’s shareholders on May 2, 2024 (referred to in this proposal as the “2024 Equity Incentive Plan”): (i) increase in the available share reserve, (ii) prohibition of liberal share recycling on stock options and stock appreciation rights (“SARs”), and (iii) extension of the term to the tenth anniversary of the Effective Date. There are no other material amendments to the 2024 Equity Incentive Plan as currently in effect.
The A&R 2024 Equity Incentive Plan authorizes and reserves for issuance a pool of shares of Common Stock that may be issued pursuant to awards to employees and non-employee directors of the Company or its affiliates during a term of no more than ten years. The A&R 2024 Equity Incentive Plan permits the grant of incentive stock options and non-qualified stock options (collectively referred to in this proposal as “Options”), SARs), restricted stock, restricted stock units, performance stock, performance stock units, other stock-based awards and cash awards.
If shareholders do not approve the A&R 2024 Equity Incentive Plan, the Company may continue to grant awards under the existing 2024 Equity Incentive Plan, although the shares remaining available under the 2024 Equity Incentive Plan may not be sufficient for the Company’s future needs.
The 2024 Equity Incentive Plan is the only equity incentive compensation plan under which the Company currently grants equity incentive awards to employees and non-employee directors. As of March 5, 2026, the Company had 946,112 shares of Common Stock authorized under the 2024 Equity Incentive Plan remaining available to be granted in connection with awards under the plan.
If the A&R 2024 Equity Incentive Plan is approved, subject to adjustments for changes in capitalization, as of the Effective Date, a total of 4,846,112 shares will be authorized for awards granted under the A&R 2024 Equity Incentive Plan, plus the additional shares that become available for grant under the share counting provisions, reduced by (i) one share for every one share subject to an award of Options or SARs granted under the 2024 Equity Incentive Plan after March 5, 2026 and prior to the Effective Date, and (ii) two shares for every one share subject to an award other than Options or SARs granted under the 2024 Equity Incentive Plan after March 5, 2026 and prior to the Effective Date. The 4,846,112 shares referred to immediately above reflect 946,112 shares that remained available for grant under the 2024 Equity Incentive Plan as of March 5, 2026, plus 3,900,000 newly authorized shares.
The Company’s growth and continued use of equity-based compensation as a means of aligning director, officer and employee incentives has generated the need for additional shares for equity-based awards. Equity compensation is an important part of the Company’s overall compensation program, and the A&R 2024 Equity Incentive Plan will enable the Company to continue to grant equity compensation awards designed to attract, motivate, reward and retain directors, officers and employees who are key to the accomplishment of the Company’s long-term financial and strategic goals intended to increase shareholder value. The Board believes that equity compensation has significantly contributed to the Company’s growth and success and is expected to continue to do so in the future. Thus, the Board considers approval of the A&R 2024

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Equity Incentive Plan critical to the Company’s ability to continue to execute its strategic and long-term plans and recommends that shareholders approve the A&R 2024 Equity Incentive Plan.
If the A&R 2024 Equity Incentive Plan is approved by shareholders, the Company intends to register the additional shares available under the A&R 2024 Equity Incentive Plan with the SEC pursuant to a registration statement on Form S-8 immediately after the Annual Meeting and prior to granting awards covering such shares.
Following is a summary of the A&R 2024 Equity Incentive Plan, which is attached to this Proxy Statement as Appendix C. This summary is qualified in its entirety by the complete text of the A&R 2024 Equity Incentive Plan. To the extent the description below differs from the A&R 2024 Equity Incentive Plan text in Appendix C, the text of the A&R 2024 Equity Incentive Plan governs.
Key Data
The purpose of the A&R 2024 Equity Incentive Plan is to (i) motivate and reward individuals for the accomplishment of long-term financial and strategic goals intended to increase shareholder value, (ii) enhance retention of individuals who drive sustained performance, (iii) align management and shareholder interests by providing key employees with an opportunity to acquire an equity interest in the Company, (iv) attract and retain the services of experienced independent directors for the Company by encouraging them to acquire an equity interest in the Company, and (v) replace The Brink’s Company 2017 Equity Incentive Plan, effective as of May 5, 2017 and as amended and restated effective May 2, 2019 (the “2017 Equity Incentive Plan”) for purposes of granting awards on and after the May 2, 2024.
The Company believes that an equity compensation plan is an important component of its overall compensation program and is necessary for the Company to continue to attract, motivate, reward and retain individuals of outstanding competence as employees and non-employee directors. The Company also believes that the A&R 2024 Equity Incentive Plan provides flexibility to develop and deliver incentive programs that are competitive, attract and retain key talent and meet current and evolving compensation practices. The use of equity-based awards reflects the Board’s belief that encouraging share ownership by executive officers and other key employees provides a direct, financial interest in the Company’s continued success while maintaining sound governance practices. The use of equity-based awards is also consistent with our core compensation philosophy of linking compensation and Company and individual performance over both the short- and long-term to drive our business forward.
As of March 5, 2026, the closing market price per share of the Common Stock as reported on the NYSE was $122.88.
Historical Share Usage Rate. We will continue to manage the use of our equity incentives prudently to balance the benefits that equity compensation brings to our compensation program with the dilution experienced by shareholders. As part of our analysis when considering the share reserve under the A&R 2024 Equity Incentive Plan, we considered the average “share usage rate” under the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan, as applicable. The average share usage rate for the three years ended December 31, 2025 was approximately 1.25%.
The following table sets forth information to calculate the Company’s share usage rate under the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan, as applicable, for the last three fiscal years.
	Year Ended December 31,
	2025	2024	2023
Number of stock options granted (“A”)	—	—	—
Number of time-based restricted stock, restricted stock unit awards and deferred stock units granted (“B”)	178,000	162,000	214,400
Number of performance share unit awards vested (earned)* (“C”)	440,200	438,700	208,100
Total share usage (“D”) (A+B+C)	618,200	600,700	422,500
Weighted-average shares outstanding (“E”)	42,200,000	44,300,000	46,200,000
Burn rate (D/E)	1.46%	1.36%	0.91%

*
Performance stock unit awards granted at target were 222,100 for 2025, 214,000 for 2024, and 235,400 for 2023.

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Fully-Diluted Overhang. Fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding. The total potential fully-diluted overhang attributable to the equity program as of March 5, 2026 was 4.7%. As of the same date, with the requested new share reserve under the A&R 2024 Equity Incentive Plan, the total potential fully-diluted overhang would have been 12.6%. The Board believes that the increase in shares of Common Stock available for issuance represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.
The following table sets forth certain information as of March 5, 2026, with respect to the Company’s existing equity compensation plans:

Number of shares available for future grants	946,112
Number of outstanding stock options	—
Number of outstanding full-value awards*	1,085,078
Basic common shares outstanding as of March 5, 2026	41,163,012

*
Includes time-vested restricted stock units 363,931, and performance stock units outstanding at target 721,147.

Expected Duration. We expect that the share reserve under the A&R 2024 Equity Incentive Plan, if this proposal is approved by shareholders, will be sufficient for awards for the next two to three years. However, this is an estimate based on factors that are subject to change. Expectations regarding future share usage could be impacted by a number of factors, such as hiring and promotion activity at the executive level; the rate at which shares are returned to the A&R 2024 Equity Incentive Plan reserve (such as upon awards’ forfeiture or expiration); the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.
Key Aspects of our A&R 2024 Equity Incentive Plan Designed to Protect Shareholders’ Interests
The A&R 2024 Equity Incentive Plan permits the grant of Options, SARs, restricted stock, restricted stock units, performance stock, performance stock units, other stock-based awards and cash awards.
The A&R 2024 Equity Incentive Plan generally will be administered by the Compensation Committee, including with respect to the CEO, but awards made to non-employee directors will be approved by the full Board (based on the recommendation of the Corporate Governance Committee). The Board believes that the design of the A&R 2024 Equity Incentive Plan illustrates the Company’s commitment to equity compensation best practices, the prudent use of these limited resources and the promotion of a strong alignment with shareholder interests. Examples of best practice provisions and key features of the A&R 2024 Equity Incentive Plan that support the Company’s sound equity compensation governance include:
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Shareholder Approval Required for Additional Shares. The A&R 2024 Equity Incentive Plan authorizes a pool of shares of our Common Stock, and shareholder approval would be required to authorize any additional shares. The A&R 2024 Equity Incentive Plan does not contain an “evergreen” provision that would automatically increase the number of shares authorized for issuance under the plan.

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Fungible Plan Design. The A&R 2024 Equity Incentive Plan uses a “fungible” share pool. To determine the number of shares available under the A&R 2024 Equity Incentive Plan, “full-value” awards, which are awards other than Options and SARs, are counted against the authorized share pool at a higher rate than Options or SARs. This plan structure offers the Company flexibility in determining what types of equity awards are best suited for its needs within the overall authorized share pool. At the same time, this structure recognizes that certain types of awards may be more valuable than others. Under the fungible share pool, each share of our Common Stock issued pursuant to an Option or SAR reduces the authorized share pool by one share, while each share of our Common Stock issued pursuant to a full-value award reduces the authorized share pool by two shares.

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No Liberal Share Recycling on Options or SARs. The A&R Equity Incentive Plan provides that shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR, shares used to pay the exercise price or withholding tax liabilities related to any outstanding option or SAR, or shares reacquired by the Company with the amount received upon exercise of an option will in each case not become available again for issuance under the plan.

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No Discounted Options or SARs. The A&R 2024 Equity Incentive Plan prohibits the grant of Options or SARs with an exercise price less than the fair market value of our Common Stock on the grant date.

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Prohibition on Repricing. Other than in connection with certain corporate events (i.e., a change in control or a reorganization or other change in capitalization), the A&R 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval. A prohibited repricing is any action that would directly or indirectly reduce the exercise price of any Option or SAR as established on the grant date, including by repurchasing underwater or out-of-the-money Options or SARs for cash or issuing any replacement or substitute awards with a lower exercise price.

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Minimum Vesting Periods. The A&R 2024 Equity Incentive Plan requires a minimum one-year vesting period for all equity awards, with the exception of up to 5% of the aggregate share reserve under the plan and certain other limited exceptions.

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Limits on Dividends and Dividend Equivalent Payments. The A&R 2024 Equity Incentive Plan prohibits the payment of dividends or dividend equivalents on Options or SARs. The A&R 2024 Equity Incentive Plan also provides that any dividends or dividend equivalents associated with any other award under the plan are subject to the same restrictions as the underlying award and will not be paid unless and until the underlying award is vested or earned.

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Default Double Trigger Vesting Following Change in Control. Awards under the A&R 2024 Equity Incentive Plan do not vest automatically upon a change in control. Rather, the A&R 2024 Equity Incentive Plan provides a flexible default double trigger change in control vesting provision. This means that, unless otherwise provided by the Company, in the event of a change in control, a participant’s unvested awards would vest only if his or her employment or service terminates (for any reason other than termination for cause) within two years following the change in control.

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Awards Subject to Recoupment; Clawback. Awards and payments under the A&R 2024 Equity Incentive Plan (whether vested or unvested) are subject to the terms of the Company’s internal policies, including the Company’s DFA Clawback Policy and Supplemental Clawback Policy, and to any additional recoupment or clawback as required under applicable law, government regulation or stock exchange listing requirement. In addition, the A&R 2024 Equity Incentive Plan permits the Company to design awards subject to reduction or forfeiture if the participant engages in conduct that is harmful to the Company.

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Independent Committee Administration. Awards under the A&R 2024 Equity Incentive Plan to employees, including the CEO and other executive officers and employee directors, are approved by the Compensation Committee, which is composed entirely of independent directors; provided that awards made to non-employee directors will be approved by the full Board (based on the recommendation of the Corporate Governance Committee, which is also composed entirely of independent directors).

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Term of the A&R 2024 Equity Incentive Plan. No awards may be granted under the A&R 2024 Equity Incentive Plan more than ten years from the date of shareholder approval.

Summary of the A&R 2024 Equity Incentive Plan
This summary is qualified in its entirety by the complete text of the A&R 2024 Equity Incentive Plan. To the extent the description below differs from the A&R 2024 Equity Incentive Plan text in Appendix C, the text of the A&R 2024 Equity Incentive Plan governs.
Participants. Any employee of the Company or its affiliates, including any officer or a director who is also an employee, is eligible to receive awards under the A&R 2024 Equity Incentive Plan. Directors who are not full-time or part-time officers or employees are also eligible to receive awards under the A&R 2024 Equity Incentive Plan. In addition, an individual who holds an outstanding equity-based award that was originally granted by a company subsequently acquired by the Company

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may be granted a “substitute” award under the A&R 2024 Equity Incentive Plan in assumption of or substitution for such awards granted by the acquired company. If shareholders approve this proposal, approximately 351 employees and eight non-employee directors would be eligible to receive awards under the A&R 2024 Equity Incentive Plan, as of March 5, 2026 based on the Company’s historical compensation practices. The Company employed approximately 63,600 full-time and part-time employees worldwide as of December 31, 2025, and, based on its historic compensation practices, the Company expects that approximately 300 to 360 persons annually will receive awards under the A&R 2024 Equity Incentive Plan.
Shares Subject to the A&R 2024 Equity Incentive Plan. Subject to approval by shareholders, and subject to adjustment upon certain corporate events as described in the plan, the aggregate number of shares authorized and reserved for issuance under the A&R 2024 Equity Incentive Plan is equal to (i) 4,846,112 shares of common stock, (ii) plus the additional shares of common stock that become available for grant as further described in this paragraph, (iii) less one share for every one share that was subject to an Option or SAR granted after March 5, 2026 and prior to the Effective Date under the 2024 Equity Incentive Plan, and, further (iv) less two shares for every one share that was subject to an award other than an Option or SAR granted after March 5, 2026 and prior to the Effective Date under the 2024 Equity Incentive Plan. The 4,846,112 shares referred to immediately above reflect 946,112 shares that remained available for grant under the 2024 Equity Incentive Plan as of March 5, 2026, plus 3,900,000 newly authorized shares. The additional shares of Common Stock that may become available for issuance under the A&R 2024 Equity Incentive Plan are shares related to the following:
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After March 4, 2024, if any shares of Common Stock subject to an award granted under the 2017 Equity Incentive Plan, the 2024 Equity Incentive Plan, or the A&R 2024 Equity Incentive Plan (the “Plans”) are forfeited, an award under the Plans expires or otherwise terminates without issuance of such shares, or an award under the Plans is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case the shares subject to the award shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the A&R 2024 Equity Incentive Plan, at a ratio of one share added for every one share subject to Options or SARs granted under the Plans, and two shares added for every one share subject to awards other than Options or SARs granted under the Plans.

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After March 5, 2026, if withholding tax liabilities arising from an award other than an Option or SAR granted under the Plans are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then the shares so tendered or withheld will again be available for grant under the A&R 2024 Equity Incentive Plan.

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After March 5, 2026, the following shares will not be recredited to the A&R 2024 Equity Incentive Plan’s reserve and may not again be used for new awards under the A&R 2024 Equity Incentive Plan: shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, shares used to pay the exercise price or withholding tax liabilities related to any outstanding Option or SAR, or shares reacquired by the Company with the amount received upon exercise of an Option.

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As of March 5, 2026, there were 1,085,078 shares of Common Stock associated with outstanding awards under the 2017 Equity Incentive Plan and 2024 Equity Incentive Plan.

Under the fungible share pool design of the A&R 2024 Equity Incentive Plan, each share of Common Stock that is subject to an Option or SAR granted under the A&R 2024 Equity Incentive Plan reduces the authorized share pool by one share, while each share of Common Stock subject to full-value awards other than Options or SARs reduces the authorized share pool by two shares. Shares of Common Stock subject to substitute awards under the A&R 2024 Equity Incentive Plan that are granted in connection with an acquisition by the Company will not reduce the number of shares remaining available for issuance under the A&R 2024 Equity Incentive Plan. No more than 4,868,434 shares may be subject to incentive stock options granted under the A&R 2024 Equity Incentive Plan.
Administration and Grants. The A&R 2024 Equity Incentive Plan is generally administered by the Compensation Committee, including with respect to the CEO. The Compensation Committee has the power to select participants, to grant awards and to determine the terms and conditions of awards. In addition, subject to the terms of the A&R 2024 Equity Incentive Plan, the Compensation Committee has the authority, among other things, to accelerate the vesting, payment or settlement of any award, to make decisions with respect to outstanding awards in connection with a change in control or an event that triggers anti-dilution adjustments, to interpret the A&R 2024 Equity Incentive Plan and any awards and related award

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agreements, and to make any other determinations for administration of the A&R 2024 Equity Incentive Plan. The Compensation Committee may delegate administrative duties under the A&R 2024 Equity Incentive Plan to one or more individuals, to the extent consistent with applicable law and stock exchange listing requirements. Notwithstanding the foregoing, the A&R 2024 Equity Incentive Plan is administered by the full Board (based on the recommendation of the Corporate Governance Committee) with respect to non-employee directors. All decisions of the Board or the Compensation Committee pursuant to the provisions of the A&R 2024 Equity Incentive Plan or an award agreement shall be final, conclusive and binding, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
Equity awards granted under the A&R 2024 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee or the full Board, as applicable.
Except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of any Option or SAR, and the purchase price of any security which may be purchased under any other stock-based award, will be at least 100% of the fair market value of the stock or other security on the grant date. Under the A&R 2024 Equity Incentive Plan, determinations of the fair market value of shares will be based on the closing stock price on the relevant date as reported on the stock exchange, and the fair market value of any property other than Common Stock will be determined by reasonable methods or procedures established by the Compensation Committee. Awards, including Options and SARs, will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law or specific provisions of the A&R 2024 Equity Incentive Plan.
Awards may be granted under the A&R 2024 Equity Incentive Plan either as freestanding awards or in addition to or in tandem with any other award granted under the A&R 2024 Equity Incentive Plan or any other plan of the Company. Awards may provide that upon their exercise or settlement, the holder will receive cash, shares of Common Stock, other securities, other awards or any combination thereof, as the Compensation Committee or the Board, as applicable, determines. Shares deliverable under the A&R 2024 Equity Incentive Plan may consist of authorized and unissued shares of the Company or shares purchased by the Company in the open market or otherwise. No fractional shares will be issued pursuant to the A&R 2024 Equity Incentive Plan.
Adjustments upon Certain Corporate Events. If the Compensation Committee determines that an extraordinary dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Company’s Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits under the plan, then the Compensation Committee shall make any substitution or adjustments as it deems appropriate and equitable. These actions may include, without limitation, adjustments to any or all of (i) the number and type of shares (or other securities) which may be the subject of awards under the A&R 2024 Equity Incentive Plan, including adjusting the aggregate number of shares authorized and reserved for issuance under the plan, (ii) the number and type of shares (or other securities) subject to outstanding awards and any performance condition applicable to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, a provision for a cash payment to the holder of an outstanding award. Other than in connection with adjustments as described in this paragraph, the A&R 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval.
Minimum Vesting Periods. In general, no award under the A&R 2024 Equity Incentive Plan shall vest prior to the first anniversary of the grant date. The A&R 2024 Equity Incentive Plan provides that the one-year minimum vesting requirement does not apply to substitute awards, shares of Common Stock delivered under the plan in lieu of fully-vested cash awards, awards to non-employee directors that vest on the earlier of the first anniversary of the grant date and the next annual meeting of shareholders (provided the next annual meeting of shareholders is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders), and any additional awards granted under the A&R 2024 Equity Incentive Plan with respect to a maximum of 5% (five percent) of the shares of Common Stock authorized under the plan, subject to adjustment upon certain corporate events as described in the plan. The foregoing minimum vesting requirement does not limit the discretion of the Compensation Committee or the Board to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
Transferability. In general, awards granted under the A&R 2024 Equity Incentive Plan may not be sold, transferred, or assigned by a participant, other than upon the death of the participant. However, the Compensation Committee or the Board

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may allow certain awards to be transferred for no consideration to a participant’s family members, a related trust or other approved transferees. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death.
Amendment and Termination. The Compensation Committee or the Board, as applicable, may amend or terminate any outstanding award, prospectively or retroactively, at any time, provided that no such amendment or termination will materially adversely affect a participant’s rights without the participant’s consent, except to the extent necessary to comply with applicable law, stock exchange requirements or accounting or tax rules and regulations. Notwithstanding the foregoing, no amendment or termination of an outstanding award will reduce the exercise price of any such award, except in connection with certain corporate events as described in the plan.
In addition, unless otherwise expressly provided in any award agreement or in the plan, and subject to any limitations under applicable law or Section 409A of the Code, the Board may amend, suspend or terminate the A&R 2024 Equity Incentive Plan at any time, provided that shareholders must also approve the amendment if shareholder approval is required by stock exchange requirements, the Code, the rules under Section 16 of the Exchange Act, any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations, and provided further that no such amendment or termination will materially adversely affect a participant’s rights without the participant’s consent, except to the extent necessary to comply with applicable law, stock exchange requirements or accounting or tax rules and regulations. Notwithstanding the foregoing, the Compensation Committee may amend the A&R 2024 Equity Incentive Plan at any time in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Duration. Unless terminated sooner by the Board as described above, no award will be granted under the A&R 2024 Equity Incentive Plan on or after April 28, 2036. Awards granted under the A&R 2024 Equity Incentive Plan before April 28, 2036 will remain outstanding after such date in accordance with their terms.
Types of Awards Under the A&R 2024 Equity Incentive Plan
Options and SARs. The Compensation Committee or the Board, as applicable, may grant awards of Options and SARs with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the A&R 2024 Equity Incentive Plan.
Options entitle the participant to purchase shares of Common Stock at a price equal to or greater than the fair market value of the underlying Common Stock on the grant date. Options may be either incentive stock options or non-qualified stock options, but only employees may be granted incentive stock options. The Compensation Committee will fix the exercise price of an Option granted to an employee and the Board will fix the exercise price of an Option granted to a non-employee director, provided that, except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of an Option will be at least equal to the fair market value of the underlying shares on the grant date. The Compensation Committee or the Board, as applicable, will determine the time or times at which an Option may be exercised, provided that the term of the Option will not exceed six years from the grant date. In addition, in the case of an incentive stock option granted to a ten percent shareholder of the Company, the exercise price shall be at least equal to 110% of the fair market value of the underlying shares on the grant date and the term of the Option will not exceed five years from the grant date. The value in incentive stock options, based on the underlying shares’ fair market value on the grant date, that can be exercisable for the first time by any participant in any calendar year under the plan and under all other incentive stock option plans of the Company shall not exceed $100,000, provided that if incentive stock options that can be exercisable for the first time by any participant in any calendar year exceed such amount, the excess stock options will be treated as non-qualified stock options to the extent required by law (as determined by the Company in its discretion).
SARs entitle the participant to receive upon exercise the increase in share value, equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the fair market value on the grant date. SARs may be granted to participants either as freestanding awards or in addition to other awards granted under the A&R 2024 Equity Incentive Plan, and may, but need not, relate to a specific Option. In the case of any tandem SAR granted in relation to an Option, the exercise price of the SAR will be the exercise price of the related Option, the SAR will not be exercisable until the related Option is exercisable, and the SAR will terminate when and to the extent the related Option is exercised or terminates.

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Accordingly, any Option related to a tandem SAR shall no longer be exercisable to the extent the tandem SAR has been exercised. In the case of a freestanding SAR not granted in connection with another award, the Compensation Committee will fix the exercise price of a SAR granted to an employee and the Board will fix the exercise price of a SAR granted to a non-employee director, provided that, except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of a freestanding SAR will be at least equal to the fair market value of the underlying shares on the grant date. The Compensation Committee or the Board, as applicable, will determine the time or times at which a freestanding SAR may be exercised, provided that the term of the SAR will not exceed six years from the grant date.
Participants granted Options or SARs have no rights to dividends or dividend equivalents with respect to the shares underlying the award.
The A&R 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding Options and SARs in the event a participant’s employment or service terminates. Different termination provisions may apply if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each Option and SAR held by the participant generally will remain outstanding and will become or remain exercisable in accordance with its terms until the award’s expiration date. If a participant’s employment or service terminates due to death or if the participant dies after termination for retirement or disability, each Option and SAR held by the participant generally will become fully exercisable on the later of the date of death or the one-year anniversary of the grant date, and may be exercised thereafter by the participant’s beneficiary for a period ending on the earlier of three years following the date of death or on the award’s expiration date. For awards to employees, if a participant’s employment terminates for any reason not described above, then to the extent an Option or SAR held by the participant was exercisable on the date of termination, each such Option and SAR generally will remain exercisable for a period ending on the earlier of 90 days after termination or on the award’s expiration date; this period generally will be extended if the participant dies within 90 days following termination of employment. For awards to non-employee directors, if a participant’s service terminates for any reason not described above, each Option and SAR held by the participant generally will remain outstanding and will become or remain exercisable in accordance with its terms until the earlier of the first anniversary of the date of termination or the award’s expiration date. Notwithstanding the foregoing, if termination of employment or service is for cause, each Option and SAR held by the participant on the date of termination will immediately expire and no further exercise will be permitted.
The Compensation Committee or the Board, as applicable, will determine the times at which Options, SARs and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made.
Except for adjustments upon certain corporate events as described in the plan, the A&R 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval. A prohibited repricing is (i) any decrease in the exercise price, purchase price or base value of any outstanding awards, (ii) the issuance of any replacement Options, SARs or other purchase rights where the participant would forfeit an existing Option, SAR or purchase right in exchange for a new Option, SAR or purchase right that has a lower exercise price, purchase price or base value, (iii) the repurchase by the Company of underwater or out-of-the-money Options, SARs or other purchase rights, (iv) the issuance of any replacement or substitute awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or other purchase rights, or (v) any other action that is treated as a repricing under generally accepted accounting principles or applicable stock exchange rules.
Restricted Stock and RSUs. The Compensation Committee or the Board, as applicable, may grant awards of restricted stock and restricted stock units (“RSUs”) with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the A&R 2024 Equity Incentive Plan. Shares of restricted stock and awards of RSUs will be subject to such restrictions as the Compensation Committee or the Board may impose, and such restrictions may lapse separately or in combination at the times the Compensation Committee or the Board deems appropriate. Notwithstanding the foregoing, any dividends payable on shares of restricted stock and any dividend equivalents payable with respect to shares underlying an award of RSUs shall be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned.
The A&R 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding shares of restricted stock and outstanding RSUs in the event a participant’s employment or service terminates. Different termination provisions may apply

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if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each restricted stock award and RSU award held by the participant generally will remain outstanding and the applicable restrictions will continue to lapse in accordance with the terms of the award. If a participant’s employment or service terminates due to death or if the participant dies after termination for retirement or disability, all remaining applicable restrictions generally will lapse on the later of the date of death or the one-year anniversary of the grant date. If a participant’s employment or service terminates for any reason not described above, each restricted stock award and RSU award held by the participant generally will be forfeited and cancelled on the date of termination.
Performance Stock and Performance Stock Units. The Compensation Committee or the Board, as applicable, may grant awards of performance stock and performance units with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the A&R 2024 Equity Incentive Plan. Shares of performance stock and awards of performance stock units will be subject to such restrictions as the Compensation Committee or the Board may impose, and such restrictions may lapse in whole or in part upon the achievement of such performance goals as the Compensation Committee or the Board establishes. Subject to the terms of the A&R 2024 Equity Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, and the number of shares subject to any award of performance stock or performance stock units shall be determined by the Compensation Committee or the Board. In addition, and notwithstanding the foregoing, any dividends payable on shares of performance stock and any dividend equivalents payable with respect to shares underlying an award of performance stock units shall be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned.
Performance measures may be determined by reference to the Company, any subsidiary, any segment, line of business or selected business and/or any business unit of the Company or any subsidiary, whether on a total or organic basis, which may include, but is not limited to, one or more of the following: revenue (including Acceleration of Profitable Growth initiative, market share, revenue growth, growth rate, compound annual growth, revenue versus peer group and revenue per employee); market penetration; business retention; costs (including IT, fleet, fuel, maintenance, direct labor, total labor, SG&A, facilities, real estate, corporate expenses, bad debt, interest, taxes, depreciation, and amortization, whether on an absolute basis or as a percent of revenue); profit (including operating profit (“OP”), net income, operating income, EBIT, EBITA, EBITDA, free cash flow (before or after dividends), cash from operating activities, and for each of these profit measures, growth, growth rate, compound annual growth, or performance versus peer group); margin (including Close The Gap initiative, OP margin, gross margin, earnings per share, EBIT margin, EBITA margin, EBITDA margin, and for each of these margin measures, growth, growth rate, compound annual growth, or performance versus peer group); operating leverage; stock price (including absolute change, percent change, performance versus peer group, performance versus indices, dividends); total shareholder return; stockholder equity, total market capitalization, book value (on an absolute or per share basis), analyst coverage (sell-side or buy-side); stock price multiple (whether on the basis of revenue, EBIT, EBITA or EBITDA); returns on equity, assets, net assets, capital, or invested capital; economic value added; capital (including working capital improvement, DSO, DPO, cash conversion, cash, debt, net debt, financial leverage, capital expenditures, lease financing, cost of capital, weighted average cost of capital, and for each of these capital measures absolute amounts, year-end amounts, growth, growth rate, compound annual growth, performance versus peer group, performance per employee); customer focus (including new customers, customer retention, satisfaction or service levels); employee safety; employee recruiting; employee retention; employee turnover, employee satisfaction; employee overtime; mergers and acquisitions; divestitures; geographic expansion; brand expansion; licensing; critical projects; critical processes; operational effectiveness; compliance; management of debt covenants, credit ratings, New York Stock Exchange listing requirements, legacy liabilities, litigation, employment practices, employee benefits, and Sarbanes-Oxley and other regulatory compliance, whether or not determined in accordance with generally accepted accounting principles but, where applicable, as consistently applied by the Company and, as so determined by the Compensation Committee prior to the release or forfeiture of the shares of performance stock or the expiration of the award of performance stock units (as applicable), adjusted to omit the effects of unusual or infrequently occurring events and transactions and extraordinary items, including but not limited to, the gain or loss on the disposal of a business segment, asset write-downs, significant litigation or claim judgments or settlements, acquisitions or divestitures, reorganization or change in the capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses, impairments, expenses directly levied on the business by

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government intervention, accruals for awards under the A&R 2024 Equity Incentive Plan and cumulative effects of changes in accounting principles. The Compensation Committee or the Board, as applicable, will, in its sole discretion, designate the individuals eligible to receive performance stock and performance stock units and the applicable measurement formula. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. Following the completion of a performance period, the Compensation Committee or the Board, as applicable, shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing the amount of the awards earned for the period. The Compensation Committee or the Board, as applicable, shall have the discretion, to the extent not prohibited by the award agreement, to adjust the compensation or economic benefit due upon achievement of the performance goals, to adjust a performance determination from the formula amount, or to adjust the performance goals themselves.
The A&R 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding shares of performance stock and performance stock unit awards in the event a participant’s employment or service terminates. Different termination provisions may apply if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each performance stock award and performance stock unit award held by the participant generally will remain outstanding and the applicable restrictions will lapse based on actual performance in accordance with the terms of the award, regardless of whether the participant subsequently dies during the applicable performance period. Except as described in the preceding sentence, if a participant’s employment or service terminates due to death during the applicable performance period, each performance stock award and performance stock unit award held by the participant on the date of death generally will remain outstanding and the applicable restrictions will lapse based on actual performance in accordance with the terms of the award, provided that, following the end of the performance period, a pro-rata portion of the performance stock award or performance stock unit award will be earned based on actual performance and the number of days elapsed during the performance period prior to the date of death. Such pro-rata portion will be payable to the participant’s beneficiary and the remaining shares of performance stock or the remaining portion of the performance stock award will be forfeited and cancelled. If a participant’s employment or service terminates during the applicable performance period for any reason not described above, each performance stock award and award of performance stock units held by the participant generally will be forfeited and cancelled on the date of termination.
Other Stock-Based Awards. The Compensation Committee or the Board may grant to participants other stock-based awards (including, without limitation, rights to dividends, dividend equivalents and units under the Plan for Deferral of Directors’ Fees) that are denominated, payable in, based on or related to, shares of Common Stock, with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the A&R 2024 Equity Incentive Plan. Notwithstanding the foregoing, in the event the Compensation Committee or the Board grants awards in the nature of purchase rights for shares of Common Stock or other securities, the consideration payable for such shares or other securities shall be at least equal to the fair market value of such shares or other securities as of the date such purchase right is granted. In addition, and notwithstanding the foregoing, any dividend equivalents (payable in connection with awards other than Options or SARs) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned. Shares under the A&R 2024 Equity Incentive Plan also may be used to pay shares owed under any other bonus or compensation plan of the Company.
Cash Awards. The Compensation Committee or the Board may grant to participants awards payable in cash, with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the A&R 2024 Equity Incentive Plan. Cash awards may be granted to participants either as freestanding awards or as an element of or supplement to other awards granted under the A&R 2024 Equity Incentive Plan. The Compensation Committee or the Board may also grant cash awards in payment of earned awards and other compensation payable under the A&R 2024 Equity Incentive Plan or any other compensation plans or arrangements of the Company. Unless the Compensation Committee, the Board or award agreement provides otherwise, cash awards are vested and payable on the grant date.
Change in Control
In the event of a “change in control” (as defined in the A&R 2024 Equity Incentive Plan) of the Company, the Compensation Committee or the Board, as applicable, may, subject to compliance with Section 409A of the Code, take such action as it deems appropriate in its sole discretion. In the event of a change in control, unless the award agreement, an amendment to

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the award agreement, or the Compensation Committee or Board provide otherwise, if a participant’s employment or service terminates for any reason (other than a termination for cause) within two years following the change in control, (i) all awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any award shall automatically lapse and (ii) all performance stock awards and performance stock unit awards shall be considered to be earned at their target level, such that any restrictions with respect to the target number of shares subject to the performance stock award and performance stock unit award shall lapse and any remaining shares subject to such performance stock award and performance stock unit award shall be forfeited and cancelled.
Such a provision that awards that are assumed by the successor company in a change in control will experience accelerated vesting only if the participant experiences a qualifying termination is commonly referred to as a double trigger acceleration provision. The Company believes that providing for a flexible default double trigger provision is a good governance practice. While the Company recognizes the benefits of double trigger acceleration in certain change in control circumstances and has included the provision described above for this reason, the Board also believes it is appropriate to retain flexibility and to avoid restricting the range of available alternatives for structuring equity compensation opportunities for the Company’s executives, other employees and non-employee directors. As a result, the double trigger provision is a default provision that can be modified by the award agreement, an amendment to the award agreement, or the Compensation Committee or the Board.
Non-Employee Director Award Limit
Subject to adjustment as provided in the A&R 2024 Equity Incentive Plan, the aggregate value of (i) the aggregate fair market value of awards granted under the plan during any fiscal year to an individual non-employee director, and (ii) any cash compensation received or to be received by such non-employee director for such fiscal year, generally shall not, on a combined basis, exceed $750,000 (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding awards). The independent members of the Board may make exceptions to this limit for an executive or non-executive chair of the Board or in other extraordinary circumstances for individual non-employee directors, provided that the chair of the Board or the director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.
Clawback
Awards and payments under the A&R 2024 Equity Incentive Plan (whether vested or unvested) are subject to the terms of the Company’s internal policies, including the DFA Clawback Policy and Supplemental Clawback Policy (see “Clawback Policies,” beginning on page 50 for a summary of such Clawback Policies), and to any additional recoupment or clawback as required under applicable law, government regulation or stock exchange listing requirement. In addition, the A&R 2024 Equity Incentive Plan permits the Company to design awards subject to reduction or forfeiture if the participant engages in conduct that is harmful to the Company.
Tax Consequences of the A&R 2024 Equity Incentive Plan
The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the A&R 2024 Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Furthermore, tax laws may change, and actual tax consequences will depend on individual circumstances as well as applicable state, local or foreign tax laws. Participants in the A&R 2024 Equity Incentive Plan are advised to consult with their personal legal, financial, and/or tax advisors regarding the tax consequences of their award.
Non-Qualified Stock Options (NQSO). An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise

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price. In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.
Incentive Stock Options (ISO). An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. The value of shares with respect to which ISOs are exercisable for the first time by an employee Participant during any calendar year may not exceed $100,000, measured as of the date of grant. Exercise of an ISO may, however, give rise to taxable compensation income, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment, in which case there will be applicable withholding taxes on exercise), or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.
A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.
SARs. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company, subject to applicable withholding taxes. If the election is not made, the holder will generally recognize ordinary income, subject to applicable withholding taxes, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year. The holding period starts on the date of grant if a Section 83(b) election is made or when the restrictions are removed if no Section 83(b) election is made.
Restricted Stock Units and Performance Stock Units. The grant of an award of RSUs or of performance stock units will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income, subject to applicable withholding taxes, equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
Cash Awards.   A grantee will recognize ordinary income, subject to withholdings, upon any cash received upon payment of a cash award. The Company generally will be entitled to a deduction equal to the income the grantee recognizes.

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Certain Tax Consequences to the Company. We intend that awards granted under the A&R 2024 Equity Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect. As such, the Company, the Board and the Compensation Committee shall have no obligation to take any action to prevent the assessment of any excise tax or penalty on a participant under Section 409A of the Code and the Company, the Board and the Compensation Committee shall not be liable to any participant for such tax or penalty.
The A&R 2024 Equity Incentive Plan is attached as Appendix C to this Proxy Statement.
New Plan Benefits
Each non-employee director receives an annual grant of DSUs for service on the Board, which vest on the first anniversary of the grant date. On April 28, 2026, the Company anticipates granting DSUs to each non-employee director in the amount of approximately $170,000 each, with the number of DSUs determined based on the closing price of the Common Stock on the grant date, rounded up in the case of a fractional share. If shareholders approve the A&R 2024 Equity Incentive Plan at the Annual Meeting, the Company anticipates granting these DSUs under the A&R 2024 Equity Incentive Plan immediately following the Annual Meeting. If shareholders do not approve the A&R 2024 Equity Incentive Plan, the Company anticipates granting these DSUs under the 2024 Equity Incentive Plan, but the Company may have to consider future compensation alternatives that do not include equity-based compensation or include equity-based compensation to a lesser degree. The following table sets forth certain information regarding the anticipated grants of DSUs to the non-employee directors:
Name and Position	Dollar Value
All non-employee directors as a group (8 persons)	$1,360,000*

*
Amount reflects the aggregate value of DSUs anticipated to be granted on April 28, 2026 to all non-employee directors following the Annual Meeting and the non-executive chairman fee that is paid 50% in common stock. The number of DSUs will be determined based on the closing price of the Common Stock on the grant date and, therefore, cannot be determined until the grant date.

Participation and the types of awards granted under the A&R 2024 Equity Incentive Plan are subject to the discretion of the Compensation Committee or the Board, and no awards may be granted under the A&R 2024 Equity Incentive Plan unless shareholders approve the A&R 2024 Equity Incentive Plan at the Annual Meeting. Other than the anticipated grants to the non-employee directors as discussed above, no determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the A&R 2024 Equity Incentive Plan will be granted in the future under the A&R 2024 Equity Incentive Plan. Therefore, any other benefits or amounts that will be received by any participant or group of participants if the A&R 2024 Equity Incentive Plan is approved are not currently determinable.

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Historical Equity Awards Table
The following table sets forth, with respect to the individuals and groups named below, the number of shares subject to awards of stock-based units granted under the 2024 Equity Incentive Plan, including those subject to achievement of performance conditions reported at target as of March 5, 2026.
	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)	Deferred Stock-Based Units	Total
Mark Eubanks, President and Chief Executive Officer*	78,734	388,958	—	467,692
Kurt McMaken, EVP and Chief Financial Officer	28,571	133,877	—	162,448
Nader Antar, EVP and President, Rest of World and Brink’s Global Services	5,765	16,160	—	21,925
Elizabeth Galloway, EVP and Chief Human Resources Officer	31,587	43,133	—	74,720
Guillermo Peschard, EVP and President, Latin America	5,411	14,269	—	19,680
Current Executive Officers (as a group, incl. NEOs)*	229,844	764,319	—	994,163
Non-Employee Directors (as a group)	108,494	—	—	108,494
Each Director Nominee (excluding Mr. Eubanks)
Kathie J. Andrade	5,951
Paul J. Boynton*	41,320
Ian D. Clough	5,951
Susan E. Docherty	5,951
Michael J. Herling*	27,490
A. Louis Parker	5,951
Timothy J. Tynan*	9,929
Keith R. Wyche	5,951
Current employees (excl. NEOs and non-employee directors)*	307,101	665,150	115,703	1,087,954

*
Includes deferred vested stock-based units.

100	2026 Proxy Statement

Proposal No. 5 — Shareholder Proposal
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EMPLOYEE RETENTION RATES BY DEMOGRAPHIC CATEGORIES.
As You Sow has submitted a shareholder proposal on behalf of LongView 400 MidCap Index Fund (the “Proponent”). The Proponent has provided us with documentation indicating that it has been the beneficial owner of at least $25,000 in market value of our common stock for at least one year. We will provide the Proponent’s address upon a shareholder’s written request to the Corporate Secretary at The Brink’s Company, 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100.
Brink’s is not responsible for the accuracy or content of Proposal No. 5, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain.
Shareholder Proposal
BE IT RESOLVED: Shareholders request that The Brink’s Company publish a report, prepared at reasonable cost and omitting proprietary information, disclosing its employee retention rates by the categories the Company is currently required to track under applicable country or state laws, such as veteran status, age, gender, race, and disability status.
WHEREAS: Human capital management and fair employment practices extend far beyond a company’s operational efficiency. Effective and fair management practices contribute to greater economic stability, community well being, and the resiliency of labor markets, which are significant public policy concerns. Inadequate attention to these factors contributes to challenges such as wage stagnation, unsafe working conditions, and workforce displacement, which in turn generate material risks for investors and the broader economy.
Retention rates in particular are a clear indicator of the success of a company’s human capital management practices and its potential for future growth. Frequent staffing disruption impairs operational efficiency, scheduling, safety, service consistency, team cohesion, and employee morale, among other harms1.
The Brink’s Company (“Brink’s”) depends heavily on the reliability and trustworthiness of its frontline employees to deliver on its core brand promise of security, including the safe transport of high-value assets. Low retention and high turnover affects reliability, route security, and customer confidence. Brink’s noted in its 2025 Annual Report that high employee turnover and labor shortages raise operating costs and weaken operating performance and growth.2 Turnover among security and logistics personnel remains a persistent operational risk in the broader industry. Gallup estimates these costs at approximately 40% of an employee’s annual salary.3
Despite these well-documented risks, Brink’s provides insufficient transparency into how effectively it retains talent across key demographic groups and markets. Brink’s only discloses its workforce diversity and turnover data aggregated across all employees. This lack of visibility regarding specific groups can mask key weaknesses in its human capital management processes and contrasts with emerging disclosure norms among global companies.
Many leading employers where workforce stability is a key driver of operational performance disclose with greater clarity on retention metrics. For example, Microsoft, Visa, Procter & Gamble, Bank of America, and Pfizer disclose retention or attrition data by demographic group. The collection and assessment of retention rate data is possible in all major workforce management databases; it is a standard human resource practice.
Retention is a forward-looking signal of human capital and overall business health; it is far more valuable to investors than static head counts alone. While aggregate workforce representation data such as that provided in the EEO-1 form is important

1
https://www.researchgate.net/publication/211392097_The_Cost_of_Employee_Turnover

2
https://www.sec.gov/ix?doc=/Archives/edgar/data/0000078890/000007889025000059/bco-20241231.htm

3
https://www.gallup.com/workplace/646538/employee-turnover-preventable-often-ignored.aspx

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to show who is in the workforce at a moment in time, retention rate data by demographic group shows whether any group or geographic region of employees are exiting disproportionately.
Statement in Opposition to Shareholder Proposal Regarding Publication of Retention Rates by Demographic Categories
The Board of Directors recommends a vote “AGAINST” this proposal.
Brink’s values and welcomes constructive dialogue with our shareholders. Effective human capital management (“HCM”) is essential to our strategy, particularly given our approximately 65,400 employees across more than 100 countries. We continually monitor retention trends, invest in safety and career development, and maintain strong governance through management oversight and the Compensation and Human Capital Committee of the Board.
However, while we welcome engagement, we do not believe the requested disclosure of retention by demographic categories would provide meaningful information to our shareholders or enhance their understanding of our business strategy or HCM framework. Brink’s does not manage its workforce by race, gender, ethnicity, or other demographic traits. We manage total retention holistically and apply our programs, development pathways, and safety investments equally across our global workforce. We treat all employees equally, and we do not pursue strategies designed to favor any demographic group over another. For these reasons, we do not believe the requested disclosure aligns with how we operate, govern, or make decisions.
Reasons to Vote “AGAINST”
Existing Disclosure Is Robust and Provides Meaningful Insight
Brink’s already offers comprehensive human capital disclosures. Our Annual Report details strategy, workforce scale, operating model, and risk oversight, while our sustainability report (which can be found at us.brinks.com/corporate/sustainability) outlines HCM programs (safety, engagement, leadership development) governance practices and total company turnover rates. This existing disclosure communicates our strategic approach more effectively than publishing demographically segmented retention figures, which would not yield additional actionable insights for investors.
We Do Not Manage Human Capital by Demographic Group
Our HCM strategy is centered on total workforce retention, safety, development, and consistent global employment practices. We do not manage or evaluate employees on the basis of race, gender, ethnicity, or similar characteristics, nor do we design programs that prioritize or disadvantage any group. A disclosure framework segmented by demographic categories does not reflect how we manage our business, deploy resources, or oversee talent.
Significant Administrative Burden and Ongoing Cost Without Clear Shareholder Benefit
We operate in numerous jurisdictions globally with differing and often conflicting legal definitions of protected classes and varying permissions regarding demographic data collection. Producing globally consistent, auditable retention metrics at the level requested would require costly system enhancements, substantial manual reconciliation, and ongoing revalidation. These efforts would divert resources from programs that directly improve retention, such as safety initiatives, frontline compensation, and employee training, without a clear corresponding benefit to shareholders.
Material Privacy, Data Protection, and Employee Rights Risks
Brink’s Global Data Protection Policy underscores our commitment to safeguarding personal and sensitive data. Many countries in which we operate — including those governed by GDPR and other national privacy regimes — restrict the collection, use, and disclosure of “special category” data such as race, ethnicity, and health status. Even high-level demographic reporting can raise re-identification risks in smaller markets, specialized functions, or security sensitive operations. These risks are amplified given Brink’s global footprint and the nature of our services. In some jurisdictions, producing the requested data may even be legally prohibited or impracticable.

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Conclusion
In sum, the Board believes the requested report is not in the best interests of shareholders. Brink’s already provides meaningful, evolving human capital disclosures that explain our strategy, priorities, and governance. Because we do not manage our workforce by demographic categories, the proposed reporting would not align with how we operate or make decisions and would not provide shareholders with information that enhances their understanding of our business. In addition, the proposal raises significant privacy, legal, security, cost, and comparability concerns across the global markets in which we operate.
For these reasons, the Board recommends a vote “AGAINST” this proposal.

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Questions and Answers About the Annual Meeting
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the accompanying notice. The Annual Meeting will be held on April 28, 2026, at 10:00 a.m., Central Time, at the offices of McGuireWoods LLP, 2601 Olive Street, Suite 2100, Dallas, Texas 75201.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Kristen W. Cook and Maria Fernandez have been designated as proxies for the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions. You can vote your proxy on the Internet by following the instructions on the enclosed proxy card, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
Who is entitled to vote at the Annual Meeting?
You are entitled to notice of the Annual Meeting and may vote your shares of Common Stock if you owned them as of the close of business March 2, 2026, which is the date that the Board has designated as the record date for the Annual Meeting. On March 2, 2026, the Company had outstanding 41,136,229 shares of Common Stock. Each share of Common Stock is entitled to one vote.
How do I vote at the Annual Meeting?
If your shares of Common Stock are registered directly in your name, you may vote by QR code, telephone or Internet, following the instructions on the enclosed proxy card, or you may vote by mail by completing, signing, dating and mailing the enclosed proxy card. You may also attend the Annual Meeting and vote in person.
If your shares of Common Stock are held in street name (i.e., held for your account by a broker, bank or other nominee) (“Brokers’ Shares”), your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote your shares at the Annual Meeting, and you bring verification of your ownership of shares of Common Stock to the Annual Meeting (e.g., a bank or brokerage firm account statement).
To attend the meeting in person, you must also present a valid, government-issued picture identification.
How do I obtain directions to attend the Annual Meeting and vote in person?
To obtain directions to the Annual Meeting and vote in person, please contact the Corporate Secretary of the Company at (804) 289-9600.
What am I being asked to vote on?
The proposals scheduled to be voted on are:
(1)
To elect the nine director nominees named in the accompanying Proxy Statement to serve on the Board, for terms expiring at the Company’s 2027 annual meeting of shareholders;

104	2026 Proxy Statement

(2)
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

(3)
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(4)
To approve the Company’s 2024 Equity Incentive Plan, as amended and restated; and

(5)
To consider and act upon a shareholder proposal requesting a report on employee retention rates by demographic categories, as described in this Proxy Statement, if properly presented at the meeting.

What are the Board’s recommendations?
The Board recommends a vote FOR:
(1)
The election of the nine director nominees named in this Proxy Statement to serve on the Board, for terms expiring at the Company’s 2027 annual meeting of shareholders;

(2)
The non-binding advisory resolution to approve NEO compensation;

(3)
The ratification of KPMG LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026;

(4)
The Company’s Amended and Restated 2024 Equity Incentive Plan.

The Board recommends a vote AGAINST the shareholder proposal requesting a report on employee retention rates by demographic categories.
How many votes must be present to hold the Annual Meeting?
A majority of the votes entitled to be cast by the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and Brokers’ Shares voted by brokers are included in determining the number of votes present. Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
What is a broker non-vote?
Under the rules of the NYSE, a broker may vote Brokers’ Shares in its discretion on “routine matters,” but a broker may not vote on proposals that are not considered “routine.” The only routine proposal scheduled to be voted upon at the Annual Meeting is the ratification of KPMG’s appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2026. When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.”
How many votes are needed to approve each proposal?
The following table summarizes the vote required to approve each proposal and the effects of abstentions, broker non-votes, and signed, but unmarked proxy cards, on the tabulation of votes for each proposal.

105

Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Share/Effect of Broker Non-Votes	Signed but Unmarked Proxy Cards
1	Election of the nine director nominees named in this Proxy Statement to serve on the Board, for terms expiring at the Company’s 2027 annual meeting of shareholders	Votes cast in favor must exceed the votes cast opposing the election of each director	No effect	Not voted/ no effect	Voted “FOR”
2	Approval of a non-binding advisory resolution to approve NEO compensation	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
3	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	Votes cast in favor must exceed the votes cast opposing the action	No effect	Discretionary vote by broker	Voted “FOR”
4	Approval of Company’s Amended and Restated 2024 Equity Incentive Plan.	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
5	Shareholder Proposal requesting a report on employee retention rates by demographic categories.	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “AGAINST”
The Bylaws provide that the Chairman of the Annual Meeting will determine the order of business and the voting and other procedures to be observed at the Annual Meeting. The Chairman of the Annual Meeting is authorized to declare whether any business is properly brought before the Annual Meeting, and business not properly brought before the Annual Meeting will not be transacted. We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.
Can I revoke my proxy?
The enclosed proxy card is revocable at any time before it is voted by submitting a written notice of revocation bearing a later time. A proxy will also be revoked by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute a revocation.
Who pays for the solicitation of votes?
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, e-mail, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in

106	2026 Proxy Statement

connection with their solicitation efforts. The Company has retained Georgeson LLC to perform proxy advisory and solicitation services. The fee of Georgeson LLC in connection with the Annual Meeting is estimated to be approximately $16,250, plus reimbursement of out-of-pocket expenses.
Who will count the votes?
Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, which will then be certified by the Company’s transfer agent, Equiniti Trust Company, a representative of which will serve as the Inspector of Election.

107

Shareholder Reference Information
Shareholder Proposals and Director Nominations
Under the regulations of the SEC, any shareholder desiring to submit a proposal pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) to be acted upon at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) must cause such proposal to be delivered, in proper form, to the Corporate Secretary at the address provided in the following section, “Availability of Documents,” no later than November 20, 2026 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.
To nominate a director at the 2027 Annual Meeting, a shareholder must satisfy conditions specified in the Bylaws. A shareholder who wishes to suggest potential nominees to the Board for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 22, stating in detail the qualifications of such nominees for consideration. The Bylaws also prescribe the procedures a shareholder must follow to bring business (other than pursuant to Rule 14a-8) before the annual meetings of shareholders. For a shareholder to nominate a director or directors at the 2027 Annual Meeting, other than the nomination of a director for inclusion in the Company’s Proxy Statement, or bring other business before the 2027 Annual Meeting, notice must be received by the Corporate Secretary at the principal office of the Company not later than the close of business on December 29, 2026, nor earlier than the close of business on October 30, 2026. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the Bylaws.
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board) in the Company’s proxy materials for the 2027 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, delivered by November 20, 2026. The notice and accompanying nomination materials must meet the requirements set forth in the Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2027.
Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Corporate Secretary.
Availability of Documents
The Company’s Internet address is www.brinks.com. The Company makes available, free of charge, through its website at www.brinks.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Corporate Governance Guidelines, Code of Ethics and the charters of the Audit, Compensation, Corporate Governance and Finance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at the mailing address of the principal executive office of the Company at 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to shareholders to that address, unless we have received contrary instructions from any shareholder at that address. Any such beneficial owner can request a separate copy of this Proxy Statement or 2025 Annual Report, or request to receive separate proxy statements and annual reports in the future, by

108	2026 Proxy Statement

contacting the Corporate Secretary at the address listed above under “Availability of Documents.” The Company undertakes to deliver promptly upon request thereof pursuant to the preceding sentence a separate copy of this Proxy Statement or 2025 Annual Report. Beneficial owners with the same address who receive more than one Proxy Statement and 2025 Annual Report may request delivery of single copies of proxy statements and annual reports in the future by contacting the Corporate Secretary as described above.
Incorporation by Reference
The reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 34 of the 2025 Form 10-K is hereby incorporated by reference into this Proxy Statement.
/s/ Kristen W. Cook

Kristen W. Cook
Corporate Secretary
March 20, 2026

109

Voluntary Electronic Delivery of Proxy Materials
Electronic Delivery supports our Sustainability Goals
Embedding sustainability further into our business strategy is enhancing our performance and differentiating Brink’s with our stakeholders. There is significant focus on the impact we have on the environment, society and the way we apply rigorous governance standards across our global operations. The objective is to maximize total value creation by leveraging responsible stewardship to generate sustainable, profitable growth. To support our sustainability efforts, please consider electronic delivery of your proxy materials. See below for how you can elect for your materials to be delivered electronically in the future.
Combined with your adoption of electronic delivery of proxy materials, and the elimination of 35,669 sets of proxy materials, we can reduce the impact on the environment by:
Using 67 fewer tons of wood, or the equivalent of 400 trees	Saving 358,000 gallons of water, or the equivalent of filling 17.9 swimming pools	Using 426 million fewer BTUs, or the equivalent of the amount of energy used by 507 refrigerators for one year
Eliminating 18,600 pounds of solid waste	Using 234,000 fewer pounds of GHG, including CO2, or the emissions of 21.2 automobiles running for one year	Eliminating 26.7 pounds of hazardous air pollutants
Saving 33,440 Pounds of paper	Sparing 6.2 acres of forest
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

With your control number available, please visit www.proxyvote.com or scan the QR code to enroll in electronic delivery.

110	2026 Proxy Statement

Appendix A
Non-GAAP Reconciliation
The non-GAAP measures described below and included in this Proxy Statement are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations.
These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliation in the table below includes adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit and free cash flow before dividends, are utilized as performance measures in certain management incentive compensation plans.
Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.
In addition to the rationale described above, we believe the following non-GAAP metric is helpful to investors in assessing results of operations consistent with how our management evaluates performance:
■
(“EBITDA”) and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink’s and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, share-based compensation and marketable securities (gain) loss.

Reconciliation of Non-GAAP to GAAP Measures
Non-GAAP measures are reconciled to comparable GAAP measures in the table below and include adjustments with respect to the following:
Reorganization and Restructuring
Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items primarily include severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. We recognized $22.2 million of net costs related to the 2022 Global Restructuring Plan in 2022.

A-1

Other Restructurings
As a result of other restructuring actions, we recognized $43.6 million of net costs in 2021, primarily severance costs. We recognized $16.6 million of net costs related to other restructuring actions in 2022, primarily severance costs.
Acquisitions and dispositions Certain acquisition and disposition items are not part of the Company’s operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results.
These items are described below:
2022 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.

■
We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together “Maco”). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.

■
Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.

■
We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.

■
Transaction costs related to business acquisitions were $5.6 million in 2022.

■
Restructuring costs related to acquisitions were $0.2 million in 2022.

■
Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

2021 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.

■
We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.

■
Transaction costs related to business acquisitions were $6.5 million in 2021.

■
Restructuring costs related to acquisitions were $5.3 million in 2021.

■
Compensation expense related to the retention of key PAI employees was $1.8 million in 2021.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina’s economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2021, we recognized $11.9 million in pre-tax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pre-tax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. These non-cash charges are not part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 and recognized additional amounts in subsequent years (which were primarily related to changes in currency rates). Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or “FNE” (the

A-2	2026 Proxy Statement

Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company’s operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered extensive damages and losses of cargo. Our cargo did not suffer any damage. However, the ship owner declared a “general average claim,” an ancient maritime law principle, to recover losses from customers with undamaged cargo based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the events that led to the charge, a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded this amount when evaluating internal performance. Therefore, it has not been allocated to segment or Corporate results and is excluded from non-GAAP results.
Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions began to recover from the COVID-19 pandemic, we re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. The charge and credit were not reflective of the Company’s operations and revenue generating activities in the periods recorded. Additionally, given the unusual nature of the events that led to the charge (i.e. the COVID-19 pandemic), a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Internal loss We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink’s and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. Prior to 2021, we recorded charges to reconstruct the ledger and to reserve for uncollectible receivables. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company’s operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.

A-3

2021 — 2022 Non-GAAP Results Reconciled to GAAP
The Brink’s Company and subsidiaries
(In millions)
	Full Year 2021	Full Year 2022
Adjusted EBITDA:
Net income attributable to Brink’s	$105.2	$170.6
Interest expense	112.2	138.8
Income tax provision	120.3	41.4
Depreciation and amortization	239.5	245.8
EBITDA	$577.2	$596.6
Discontinued operations	(2.1)	2.9
Reorganization and Restructuring(a)	42.8	37.7
Acquisitions and dispositions(a)	18.8	30.9
Argentina highly inflationary impact(a)	10.1	42.7
Chile antitrust matter(a)	9.5	1.4
Ship loss matter(a)	—	4.9
Change in allowance estimate(a)	—	15.6
Internal loss(a)	(21.1)	—
Retirement plans(a)	29.8	11.0
Share-based compensation(b)	34.0	48.6
Marketable securities gain(c)	(16.4)	(4.0)
Non-GAAP	$682.6	$788.3

(a)
See “Reconciliations of Non-GAAP to GAAP Measures” on pages A1-A3 for details.

(b)
There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(c)
Due to the impact of Argentina highly inflationary accounting, there was a $4.0 million non-GAAP adjustment for a loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

A-4	2026 Proxy Statement

Appendix B
Peers of Benchmarking Peers

ACI Worldwide, Inc.
Air Lease Corporation
Air Transport Services Group, Inc.
Avis Budget Group, Inc.
Celestica Inc.
Citrix Systems, Inc.
Crane Co.
Curtiss-Wright Corporation
Euronet Worldwide, Inc.
GATX Corporation
Hexcel Corporation
ITT Inc.
Juniper Networks, Inc.
NCR Voyix Corporation
R.R. Donnelley & Sons Company
Sabre Corporation
Tetra Tech, Inc.
TFI International Inc.
The Western Union Company
TTEC Holdings, Inc.
WESCO International, Inc.
Woodward, Inc.
Xerox Holdings Corporation

B-1

Appendix C
The Brink’s Company
Richmond, Virginia
2024 Equity Incentive Plan
Effective as of May 2, 2024
Amended & Restated as of April 28, 2026

C-1

THE BRINK’S COMPANY
2024 EQUITY INCENTIVE PLAN
(Effective as of May 2, 2024, Amended & Restated as of April 28, 2026)
SECTION 1. Establishment and Purpose of the Plan.
(a)
The Brink’s Company, a Virginia corporation, hereby establishes the 2024 Equity Incentive Plan as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock-Based or Cash Awards. The Plan was originally approved by the Board of Directors of the Company on February 15, 2024 and became effective on May 2, 2024 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date. The Plan, as amended & restated to date, was most recently approved by the Board of Directors of the Company on March 17, 2026 and shall become effective on April 28, 2026 (the “Restatement Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date. Upon approval of the Plan by the shareholders of the Company on the Restatement Effective Date, no additional awards shall be made under the Company’s 2017 Equity Incentive Plan, effective as of May 5, 2017 and as amended and restated effective May 2, 2019 (the “Prior Plan”), although outstanding awards under the Prior Plan shall remain outstanding in accordance with their terms.

(b)
The purpose of the Plan is to:

■
motivate and reward individuals for the accomplishment of long-term financial and strategic goals intended to increase shareholder value;

■
enhance retention of individuals who drive sustained performance;

■
align management and shareholder interests by providing key employees with an opportunity to acquire an equity interest in the Company;

■
attract and retain the services of experienced independent directors for the Company by encouraging them to acquire an equity interest in the Company; and

■
replace the Prior Plan for purposes of granting awards on and after the Effective Date.

SECTION 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Act” shall mean the Securities Exchange Act of 1934, as amended, and any regulation promulgated thereunder.
(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee (including any entity that becomes an Affiliate after the approval of the Plan by the Board).
(c) “Award” shall mean, individually or collectively, any Option, Stock Appreciation Right, award of Restricted Stock or Restricted Stock Unit, award of Performance Stock or Performance Unit, Other Stock-Based Award or Cash Award granted under the Plan. Each Award shall be evidenced by an Award Agreement.
(d) “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.
(f) “Board” shall mean the board of directors of the Company.

C-2	2026 Proxy Statement

(g) “Cause” shall mean, unless otherwise set forth in the Award Agreement, with respect to any Participant, (i) embezzlement, theft or misappropriation by the Participant of any property of the Company, (ii) the Participant’s willful breach of any fiduciary duty to the Company, (iii) the Participant’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (iv) the Participant’s gross incompetence in the performance of the Participant’s job duties, (v) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care, (vii) conduct that results in or is reasonably likely to result in material harm to the reputation or business of the Company or any of its Affiliates, (viii) material violation of state or federal securities laws, or (ix) any gross negligence or willful misconduct of the Participant resulting in a loss to the Company.
(h) “Cash Award” shall mean an Award, granted pursuant to Section 10, stated with reference to a specified dollar amount which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive cash from the Company or an Affiliate.
(i) “Change in Control” shall be deemed to have occurred, except as otherwise specified in Section 17, if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date, provided that if a Change in Control occurs on account of a series of transactions or events, the Change in Control shall be deemed to have occurred on the date of the last of such transactions or events:
(i) consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property other than a consolidation or merger in which a majority of the holders of the total voting power in the election of directors of the Company of Shares outstanding (exclusive of shares held by the Company’s Affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, leases, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company to any entity that is not a subsidiary of the Company;
(ii) any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or
(iii) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board ceasing for any reason to constitute at least a majority thereof, provided that any individual becoming a director subsequent to the Effective Date of the Plan whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Board at the beginning of the two (2) year period shall be considered as though such director was a member of the Board at the beginning of the two (2) year period, but excluding for this purposes any director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(k) “Committee” shall mean the Compensation and Human Capital Committee of the Board or such other committee as may be designated by the Board, provided that, with respect to Directors eligible for Awards pursuant to Section 3(b), the Committee shall be the Board.
(l) “Company” shall mean The Brink’s Company, a Virginia corporation, or any successor thereto as provided in Section 12 herein.
(m) “Director” shall mean a non-employee member of the Board.
(n) “Dividend Equivalent” shall have the meaning provided in Section 12(i).
(o) “DODF” shall mean The Brink’s Company Plan for Deferral of Directors’ Fees, as amended and restated as of February 16, 2023, and as amended and/or restated from time to time.

C-3

(p) “Fair Market Value” shall mean with respect to Shares, the closing price of a share of such common stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape (or other applicable stock exchange on which the Company’s securities are traded) or, with respect to any property other than Shares, the fair market value of such property determined by such reasonable methods or procedures as shall be established from time to time by the Committee in its good faith discretion for such purpose.
(q) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.
(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.
(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(t) “Other Stock-Based Award” shall mean any right granted under Section 10.
(u) “Participant” shall mean an individual granted an Award under the Plan and whose Award remains outstanding.
(v) “Performance Stock” shall mean any Share granted under Section 9.
(w) “Performance Unit” means a contractual right, granted pursuant to Section 9, that is denominated in Shares. Each Performance Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Performance Units may include the right to receive Dividend Equivalents (subject to Section 12(i)).
(x) “Plan” shall mean The Brink’s Company 2024 Equity Incentive Plan (effective as of May 2, 2024), as described herein and as amended and/or restated from time to time.
(y) “Restricted Stock” shall mean any Share granted under Section 8.
(z) “Restricted Stock Unit” means a contractual right, granted pursuant to Section 8, that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Restricted Stock Units may include the right to receive Dividend Equivalents (subject to Section 12(i)).
(aa) “Retirement” shall mean, unless otherwise set forth in the Award Agreement, with respect to any Participant, any termination of the Participant’s employment on or after the date on which the Participant has (i) attained age 65 and completed at least five (5) years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten (10) years of service with the Company or any of its Subsidiaries; provided that the Participant’s employment is not terminated for Cause. Notwithstanding the foregoing, with regards to any Director eligible to receive an Award pursuant to Section 3(b) of the Plan, “Retirement” shall mean termination of service on or after the date the Participant has attained age 65 and completed at least five (5) years of service on the Board.
(bb) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise or at any time during a specified period after the date of grant and before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(g), shall not be less than the Fair Market Value of one (1) Share on such date of grant of the right or the exercise price of the related Option, as the case may be.
(cc) “Shares” shall mean shares of the common stock of the Company.
(dd) “Subsidiary” shall mean, with respect to Awards of Incentive Stock Options, any corporation of which at least 50% of the total combined ordinary voting power of all classes of stock is owned, directly or indirectly, by the Company,

C-4	2026 Proxy Statement

including through one or more of its Subsidiaries, within the meaning of Section 424(f) of the Code. With respect to all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity in which the Company has an ownership interest that would be considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code. In each case the term “Subsidiary” includes any entity that becomes a Subsidiary after the approval of the Plan by the Board.
(ee) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
SECTION 3. Eligibility.
(a) Any individual who is employed by the Company, any Subsidiary or any Affiliate, including any officer-director, shall be eligible to be selected to receive an Award under the Plan.
(b) Directors who are not full-time or part-time officers or employees shall be eligible to receive Awards under the Plan.
(c) Holders of options and other types of awards granted by a company acquired by the Company, any Subsidiary or any Affiliate or with which the Company, any Subsidiary or any Affiliate combines are eligible for grant of Substitute Awards hereunder.
SECTION 4. Administration.
(a) The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The Committee shall be appointed by the Board and shall consist of not less than three (3) directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange (or other applicable stock exchange on which the Company’s securities are traded) and the Securities and Exchange Commission (“SEC”). To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors”, as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. In the event the Board determines that a member of the Committee was not an independent director under the applicable rules and interpretations of the New York Stock Exchange (or other applicable stock exchange on which the Company’s securities are traded) and the SEC and/or was not a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder, as applicable, on the date on which an Award is made by the Committee under this Plan, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. Notwithstanding the foregoing, with respect to Directors eligible for Awards pursuant to Section 3(b), the Committee shall be the full Board. Any authority granted to the Committee may also be exercised by the full Board.
(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) accelerate the vesting, settlement or payment of an Award; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

C-5

(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (xi) determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for the purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (xii) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xiii) interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) All decisions of the Board or the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(d) In addition to such other rights of indemnification as they may have as directors or members of the Committee or the Board, and to the extent allowed by requirements related to or implicated by the administration of the Plan under applicable state corporate laws, United States federal and state security laws, the Code and any stock exchange on which the Company’s securities are traded, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan, the members of the Committee and the Board shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually and reasonably incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such members of the Committee or the Board did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such members of the Committee or the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
(e) Except to the extent prohibited by applicable law or applicable rules of any stock exchange on which the Company’s securities are traded, the Committee shall have the authority to delegate administrative duties to one or more of its members or to any other person selected by the Committee.
SECTION 5. Shares Available for Issuance.
(a) Subject to adjustment as provided in this Section 5, as of the Restatement Effective Date, a total of 4,846,1121 Shares shall be authorized for Awards granted under the Plan, plus the additional Shares that become available for grant under Sections 5(b) and 5(c) below, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after March 5, 2026 and prior to the Restatement Effective Date under the Plan and less two (2) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after March 5, 2026 and prior to the Restatement Effective Date under the Plan (the “Maximum Share Limit”). Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted. After the Company’s shareholders approve the Plan, no further awards may be granted under the Prior Plan. Shares up to the Maximum Share Limit may be subject to Options and Stock Appreciation Rights under the Plan, provided that no more than 4,846,112 Shares may be subject to Incentive Stock Options.
(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion

1
The 4,846,112 Shares reflects 946,112 Shares that remained available for grant under the Plan as of March 5, 2026, plus 3,900,000 newly authorized Shares.

C-6	2026 Proxy Statement

of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan in accordance with Section 5(d) below or (ii) after March 4, 2024 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to the award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan in accordance with Section 5(d) below.
(c) In the event that after March 5, 2026 withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right (or an award other than an option or stock appreciation right granted under the Prior Plan) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for grant under the Plan in accordance with Section 5(d) below. Notwithstanding the foregoing, after March 5, 2026, the following Shares shall not be recredited to this Plan’s reserve and may not again be used for new Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right (or an outstanding option or stock appreciation right granted under the Prior Plan), (ii) Shares used to pay the exercise price or withholding tax liabilities related to any outstanding Option or Stock Appreciation Right (or an outstanding option or stock appreciation right granted under the Prior Plan), or (iii) Shares reacquired by the Company with the amount received upon exercise of an Option (or an option granted under the Prior Plan).
(d) Any shares that again become (or, in the case of Prior Plan awards, are added to the shares) available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two (2) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations under Section 5(a) and Section 5(g), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not again be available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the post-transaction company prior to such acquisition or combination.
(f) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.
(g) In the event that the Committee shall determine that any dividend (other than an ordinary cash dividend) or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make any such substitution or adjustments as it, in its sole discretion, deems appropriate and equitable, which may include, without limitation, adjustments to any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a), (ii) the number and type of Shares (or other securities)

C-7

subject to outstanding Awards and any performance condition applicable to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number and that dividends shall be subject to the same vesting requirements of the underlying Award.
SECTION 6. Options.
The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. In no event shall dividends or Dividend Equivalents be paid with respect to Options.
(b) The term of each Option shall be fixed by the Committee but shall not exceed six (6) years from the date of grant thereof.
(c) Subject to Section 12(j), the Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares (either actually or by attestation or by withholding by the Company), other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the foregoing, Incentive Stock Options shall only be granted to employees of the Company or a Subsidiary and the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000; provided, however, that if Incentive Stock Options that are exercisable for the first time by any Participant during any calendar year exceed such limit, the excess Options will be treated as Non-Qualified Stock Options to the extent required by law (as determined by the Company in its discretion). An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. A ten (10) percent shareholder of the Company shall not be granted an Incentive Stock Option unless the Option exercise price is at least 110% of the Fair Market Value of the Shares at the grant date and the Option is not exercisable after the expiration of five (5) years from the grant date.
(f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(g) Section 11 sets forth certain additional provisions that shall apply to Options.
SECTION 7. Stock Appreciation Rights.
(a) The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan (including Section 12(j)).
(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable

C-8	2026 Proxy Statement

and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.
(d) A freestanding SAR shall not have a term of greater than six (6) years and, unless it is a Substitute Award, shall not have an exercise price less than 100% of Fair Market Value of a Share on the date of grant. In no event shall dividends or Dividend Equivalents be paid with respect to SARs.
(e) Section 11 sets forth certain additional provisions that shall apply to SARs.
SECTION 8. Restricted Stock and Restricted Stock Units.
(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right, subject to Section 12(i)), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, subject to Section 12(j).
(c) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock and Restricted Stock Units.
(e) Section 11 sets forth certain additional provisions that shall apply to Restricted Stock and Restricted Stock Units.
SECTION 9. Performance Stock and Performance Units.
(a) The Committee is hereby authorized to grant Awards of Performance Stock and Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) Subject to the terms of the Plan, Shares of Performance Stock and Performance Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Performance Stock or the right to receive any dividend or other right, subject to Section 12(i)), which restrictions may lapse, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish, subject to Section 12(j). Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, and the number of Shares subject to any Award of Performance Stock or Performance Units shall be determined by the Committee.
(c) Any Share of Performance Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Performance Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance Stock.
(d) Every Award of Performance Stock and every Award of Performance Units shall include one or more pre-established performance goals and the formula for determining performance thereunder, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, based on or derived from one or more performance measures with respect to the Company, any Subsidiary, any segment, line of business or selected business and/or any business unit of the Company or any Subsidiary, whether on a total or organic basis, which may include, but is not limited

C-9

to, one or more of the following: revenue (including Acceleration of Profitable Growth initiative, market share, revenue growth, growth rate, compound annual growth, revenue versus peer group and revenue per employee); market penetration; business retention; costs (including IT, fleet, fuel, maintenance, direct labor, total labor, SG&A, facilities, real estate, corporate expenses, bad debt, interest, taxes, depreciation, and amortization, whether on an absolute basis or as a percent of revenue); profit (including operating profit (“OP”), net income, operating income, EBIT, EBITA, EBITDA, free cash flow (before or after dividends), cash from operating activities, and for each of these profit measures, growth, growth rate, compound annual growth, or performance versus peer group); margin (including Close The Gap initiative, OP margin, gross margin, earnings per share, EBIT margin, EBITA margin, EBITDA margin, and for each of these margin measures, growth, growth rate, compound annual growth, or performance versus peer group); operating leverage; stock price (including absolute change, percent change, performance versus peer group, performance versus indices, dividends); total shareholder return; stockholder equity, total market capitalization, book value (on an absolute or per share basis), analyst coverage (sell-side or buy-side); stock price multiple (whether on the basis of revenue, EBIT, EBITA or EBITDA); returns on equity, assets, net assets, capital, or invested capital; economic value added; capital (including working capital improvement, DSO, DPO, cash conversion, cash, debt, net debt, financial leverage, capital expenditures, lease financing, cost of capital, weighted average cost of capital, and for each of these capital measures absolute amounts, year-end amounts, growth, growth rate, compound annual growth, performance versus peer group, performance per employee); customer focus (including new customers, customer retention, satisfaction or service levels); employee safety; employee recruiting; employee retention; employee turnover, employee satisfaction; employee overtime; mergers and acquisitions; divestitures; geographic expansion; brand expansion; licensing; critical projects; critical processes; operational effectiveness; compliance; management of debt covenants, credit ratings, New York Stock Exchange listing requirements, legacy liabilities, litigation, employment practices, employee benefits, and Sarbanes-Oxley and other regulatory compliance, whether or not determined in accordance with generally accepted accounting principles but, where applicable, as consistently applied by the Company and, as so determined by the Committee prior to the release or forfeiture of the Shares of Performance Stock or the expiration of the Award of Performance Units (as applicable), adjusted to omit the effects of unusual or infrequently occurring events and transactions and extraordinary items, including but not limited to, the gain or loss on the disposal of a business segment, asset write-downs, significant litigation or claim judgments or settlements, acquisitions or divestitures, reorganization or change in the capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses, impairments, expenses directly levied on the business by government intervention, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Stock Award to Performance Stock Award, from Performance Unit Award to Performance Unit Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. The Committee will, in its sole discretion, designate the individuals eligible to receive an Award of Performance Stock or an Award of Performance Units and the applicable measurement formula. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. Following the completion of a performance period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing the amount of the Awards earned for the period based upon the performance formula. The Committee shall have the discretion, to the extent not prohibited by the Award Agreement, to adjust the compensation or economic benefit due upon achievement of the performance goals, to adjust a performance determination from the formula amount, or to adjust the performance goals themselves.
(e) Section 11 sets forth certain additional provisions that shall apply to Performance Stock and Performance Units.
SECTION 10. Other Stock-Based Awards; Cash Awards
(a) The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends (subject to Section 12(i)), Dividend Equivalents (subject to Section 12(i)) and units under the DODF) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan (including Section 12(j)), the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form

C-10	2026 Proxy Statement

or forms, including, without limitation, cash, Shares (either actually or by attestation or by withholding by the Company), other securities, other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted and shall be treated as an Option for purposes of the Plan.
(b) The Committee is authorized (i) to grant to a Participant Shares as a bonus, (ii) to grant Shares or other Awards in lieu of other obligations of the Company, any Subsidiary or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company, any Subsidiary or any Affiliate, (iii) to use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, any Subsidiary or an Affiliate, and (iv) subject to any restrictions on repricings, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company, any Subsidiary or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of Shares that may be issued under the Plan. Notwithstanding any other provision hereof, Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
(c) The Committee also is authorized to grant to a Participant Cash Awards. The Committee shall determine the terms and conditions of any such Cash Awards. Cash Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Cash Award. The Committee, on the date of grant of Cash Awards, may prescribe that the Cash Awards will be earned and become payable subject to such conditions as are set forth in the Award Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Cash Awards in payment of earned Awards and other compensation payable under the Plan or any other plans or compensatory arrangements of the Company, any Subsidiary or any Affiliate. Unless the Committee or the Award Agreement provides otherwise, Cash Awards shall be vested and payable upon the date of grant.
SECTION 11. Effect of Termination of Employment on Awards.
Except as otherwise provided by the Committee at the time an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Unit is granted or in any amendment thereto, and subject to Section 12(g) in the event of Change in Control, if a Participant ceases to be employed by the Company or any Affiliate or ceases to serve as a member of the Board (for the purposes of this Section 11, “termination”), then:
(a) with respect to an Option or SAR:
(i) subject to Section 11(a)(ii), if termination is by reason of the Participant’s Retirement or by reason of the Participant’s permanent and total disability, each Option and SAR held by the Participant shall continue to remain outstanding and shall become or remain exercisable and in full force and effect in accordance with its terms until the expiration date of the Award;
(ii) if termination is by reason of the Participant’s death, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(a)(i), each Option and SAR held by the Participant shall become fully exercisable at the time of the Participant’s death (or, if later, at the time of the one year anniversary of the Option or SAR grant date (as applicable)) and may be exercised by the Participant’s Beneficiary at any time within a period of three years after death (but not after the expiration date of the Award);
(iii) if termination of employment is for any reason other than as provided in Section 11(a)(i) or Section 11(a)(ii), the Participant may exercise each Option and SAR held by the Participant within ninety (90) days after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within ninety (90) days after such termination, each Option and SAR held by the Participant may be exercised by the Participant’s Beneficiary at any time within a period of one (1) year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination. Notwithstanding the foregoing, with regard to a Director eligible to receive an Option or SAR pursuant to Section 3(b) of the Plan, each Option or SAR held by the Director at the

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termination of service for any reason other than as provided in Section 11(a)(i) or Section 11(a)(ii) shall continue to remain outstanding and shall become or remain exercisable and in full force and effect in accordance with its terms until the first anniversary of such termination (but not after the expiration date of such Award). Notwithstanding the foregoing, if termination is for Cause, each Option and SAR held by the Participant shall immediately expire and be forfeited;
(b) with respect to Restricted Stock and Restricted Stock Units:
(i) subject to Section 11(b)(ii), if termination is by reason of the Participant’s Retirement or permanent and total disability, each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall continue to remain outstanding and in full force and effect and any restrictions with respect to such Restricted Stock Award or Restricted Stock Unit Award (as applicable) shall lapse in accordance with the terms of the Award;
(ii) if termination is by reason of the Participant’s death, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(b)(i), any and all restrictions with respect to each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall lapse at the time of the Participant’s death (or, if later, at the time of the one (1) year anniversary of the Restricted Stock Award or Restricted Stock Unit Award grant date (as applicable));
(iii) if termination is for any reason other than as provided in Section 11(b)(i) or Section 11(b)(ii), any Restricted Stock Award and Restricted Stock Unit Award held by the Participant that remains subject to restrictions shall be canceled as of such termination of employment and shall have no further force or effect;
(c) with respect to Performance Stock and Performance Units:
(i) if termination is by reason of the Participant’s Retirement or permanent and total disability, each Performance Stock Award and Performance Unit Award held by the Participant shall remain outstanding and in full force and effect and any restrictions with respect to such Performance Stock Award or Performance Unit Award (as applicable) shall lapse in accordance with the terms of the Award regardless of whether the Participant dies during such period;
(ii) if termination occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award (as applicable) and such termination is by reason of the Participant’s death, the Participant’s Beneficiary shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of the number of Shares subject to the Performance Stock Award or Performance Unit Award (as applicable) with respect to which the restrictions would have otherwise lapsed notwithstanding the Participant’s death, determined based on the number of days in the performance period that shall have elapsed prior to such termination and the remainder of such Performance Stock Award or Performance Unit Award (as applicable) shall be canceled; and
(iii) if termination occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award and such termination is for any reason other than as provided in Section 11(c)(i) or Section 11(c)(ii), any Performance Stock Award and any Award of Performance Units held by the Participant shall be canceled as of such termination of employment and shall have no further force or effect.
SECTION 12. General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the

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Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments, subject to Section 12(i).
(d) No Award and no right under any Award shall be subject to the claims of a Participant’s creditor or assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e). Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof. Notwithstanding the foregoing, an Award exempt from the requirements of Section 409A of the Code other than an Incentive Stock Option may, in the sole discretion of the Committee, be transferable or assignable for no consideration to a permitted transferee, upon written approval by the Committee. For purposes of this Section 12(d), a “permitted transferee” means a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, any other entity in which these persons (or the Participant) own more than 50% of the voting interests, and such other transferees as may be permitted by the Committee in its sole discretion.
(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then traded, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) Unless otherwise provided in any Award Agreement, in an amendment to an Award Agreement, or otherwise through action of the Committee or the Board, as applicable, upon a Participant’s termination for any reason other than Cause within the two (2) year period immediately following a Change in Control, (i) all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse and (ii) all Performance Stock Awards and Performance Unit Awards shall be considered to be earned at their target level; any restrictions with respect to the target number of Shares subject to a Performance Stock Award and Performance Unit Award shall lapse and any remaining Shares subject to such Performance Stock Award and Performance Unit Award shall be cancelled and shall have no further force or effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
(h) Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the term of the Award shall automatically be extended until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension with respect to the applicable Award (i) is permitted by law, (ii) does not result in a violation of Section 409A with respect to the Award and (iii) does not otherwise adversely impact the tax consequences of the Award (such as for incentive stock options and related Awards). An Award Agreement may provide that the Award will be automatically, and without any action by the Participant, deemed exercised, by means of a “net exercise” procedure, immediately prior to the expiration

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of the Award if the then Fair Market Value of the underlying Shares at that time exceeds the exercise or purchase price or base value of the Award, in order to permit the Participant to realize the value of the Award.
(i) Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on shares of common stock (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested or accumulated and credited to a bookkeeping account. Notwithstanding the foregoing, any dividends (including payable in connection with Restricted Stock) or Dividend Equivalents (payable in connection with Awards other than Options or SARs) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested or earned.
(j) Notwithstanding any other provision of the Plan to the contrary, equity and equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested Cash Awards, and (iii) Awards to Directors that vest on the earlier of the first anniversary of the date of grant or the next annual meeting of shareholders (which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, however, that the Committee may grant equity and equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five (5) percent of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(g)); and provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
SECTION 13. Amendments and Termination.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, and subject to Section 17, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the New York Stock Exchange, the Code, the rules under Section 16 of the Act, any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that, without the consent of such individual, no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(g), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.
(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(g)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

C-14	2026 Proxy Statement

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
SECTION 14. Miscellaneous.
(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares (actually or by attestation or by withholding by the Company), other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the foregoing, if Shares are issuable under an Award, then to the extent previously approved by the Committee (which approval may be set forth in an Award Agreement or in administrative rules), and subject to such procedures as the Committee may specify, the Company may satisfy the foregoing tax obligations by: (i) withholding Shares having a Fair Market Value equal to such obligations; or (ii) allowing the Participant to elect to (A) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (B) tender back Shares received in connection with such Award or (C) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that, subject to any applicable limitation under Section 409A of the Code, the Participant may elect to have an amount withheld in excess of the minimum amount necessary to satisfy statutory tax withholding obligations but such amount to be withheld shall not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or continue to serve as a member of the Board. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.
(e) If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable, whether in whole or in part, in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to the extent, but only to the extent, of such invalidity, illegality or unenforceability, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award or Award Agreement shall remain in full force and effect.
(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, additional Awards, or other securities or property shall be issued, paid or transferred in lieu of

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any fractional Shares, or whether such fractional Shares or any rights thereto shall be rounded, forfeited, canceled, terminated or otherwise eliminated.
(h) The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and/or its Affiliates.
(i) The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(j) The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
(k) The costs of administering the Plan shall be paid by the Company.
(l) Notwithstanding any other provisions in this Plan, any Award or payments under the Plan (whether vested or unvested) shall be subject to the terms and conditions of The Brink’s Company Dodd-Frank Clawback Policy and The Brink’s Company Supplemental Clawback Policy, each effective as of October 2, 2023, as the same may be amended or amended and restated from time to time (collectively, the “Clawback Policies”), and the provisions thereof are incorporated herein and in any Award by reference. The Clawback Policies are separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (Forfeiture of Certain Bonuses and Profits) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and any other recoupment or clawback provisions under any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The Clawback Policies are available upon request.
(m) The law of the Commonwealth of Virginia shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
(n) To the extent that the Plan provides for issuance of stock certificates to represent Shares, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Company’s securities are traded. Notwithstanding any other provisions contained in this Plan, in its discretion, the Committee may satisfy the obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.
(o) Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
SECTION 15. Effective Date of the Plan.
This Plan was originally effective upon approval by the Company’s shareholders and the Effective Date is May 2, 2024. This Plan, as amended & restated, is effective upon approval by the Company’s shareholders and the Restatement Effective Date is April 28, 2026.
SECTION 16. Term of the Plan.
No Awards shall be made under the Plan prior to the Effective Date, and no Award shall be granted under the Plan on or after the tenth anniversary of the Restatement Effective Date of the Plan. However, unless otherwise expressly provided in

C-16	2026 Proxy Statement

the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
SECTION 17. Section 409A of the Code.
(a) With respect to Awards subject to Section 409A of the Code (including but not limited to Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
(b) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), notwithstanding Section 12(g) and unless specifically provided to the contrary in the applicable Award Agreement, in the event of a Change in Control, this Section 17(b) shall apply and shall supersede the provisions of Section 12(g) to the extent inconsistent therewith.
(i) If at the time of such Change in Control, the transaction(s) constituting such Change in Control do not constitute a change in the ownership or effective control of a corporation, or change in the ownership of a substantial portion of the assets of a corporation, as such terms are defined for purposes of Section 409A of the Code, any portion of the Award as to which the settlement date has not theretofore occurred shall remain outstanding and shall be settled on the applicable date(s) as specified in the Award Agreement.
(ii) If the provisions of Section 17(b)(i) are invoked such that a Change in Control occurs and any portion of the Award continues to be outstanding thereafter, the value of the Award that remains outstanding shall be determined based on the value per common share of the Company implied by the Change in Control transaction and such value shall be paid in cash without interest on the applicable settlement date(s) for such Award, as specified in the Award Agreement.
(c) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), if, at the time of the Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award Agreement constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company (or an Affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service or, if earlier, the date of death of the Participant (and any installment payment(s) that otherwise would have been paid prior to such date will be paid in a lump sum when the payment is made).
(d) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), neither the Participant nor any creditor or beneficiary of the Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to or for the benefit of a Participant pursuant to an Award Agreement may not be reduced by, or offset against, any amount owing by the Participant to the Company (or an Affiliate, as applicable).

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(e) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), if an amount becomes payable under any such Award upon termination of service and subject to a release of claims by the Participant, then, if the service termination date and the date when payment would otherwise commence following the effective date of the release of claims spans two calendar years, the payments shall not commence prior to the second calendar year, even if the release becomes effective in the first calendar year (and any installment payment(s) that otherwise would have been paid prior to such date will be paid in a lump sum when the payment is made).
(f) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), for purposes of Section 409A, a Participant’s right to receive any installment payments under any such Award shall be treated as a right to receive a series of separate payments, and accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.
SECTION 18. Re-Pricing Prohibition.
Notwithstanding any other provision of this Plan, except for adjustments pursuant to Section 5(g) or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights where the Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for the new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the Shares underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, or (e) any other action that is treated as a re-pricing under generally accepted accounting principles or the rules of any stock exchange on which the Company’s securities are traded.
SECTION 19. Limit on Awards to Directors.
Notwithstanding any other provisions of this Plan, and subject to adjustment as provided in Section 5(g) (and further subject to the last sentence of this Section 19), the aggregate value of (i) the aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) of Awards granted under the Plan during any fiscal year to any individual Director for service as a Director and (ii) any cash compensation received or to be received by such Director for service as a Director for such fiscal year, shall not, on a combined basis, exceed $750,000 (excluding Awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding Awards). For the avoidance of doubt, compensation shall be counted toward this aggregate limit for the fiscal year in which it is earned (and not when it is paid, if in cash, or vested, if in equity). The independent members of the Board may make exceptions to this limit for an executive or non-executive chair of the Board or in other extraordinary circumstances for individual Directors, provided that the chair of the Board or the Director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.

C-18	2026 Proxy Statement

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SCAN TO VIEW MATERIALS & VOTE

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V87761-P45902 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE BRINK'S COMPANY

1. Election of Directors

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. Approval of a non-binding advisory resolution on named executive officer compensation.	☐	☐	☐
3. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
4. Approval of the Company's amended and restated 2024 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote AGAINST Proposal 5.	**For**	**Against**	**Abstain**
5. Act upon a shareholder proposal requesting a report on employee retention rates by demographic categories.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV87761-P45902! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !THE BRINK'S COMPANY1801 BAYBERRY COURTP.O. BOX 18100RICHMOND, VA 23226ATTN: LINDA MACNALLYVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by 11:59 P.M. ET on April 27, 2026. Have your proxy cardin hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on April 27, 2026. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.The Board of Directors recommends you vote FORProposals 2, 3 and 4.The Board of Directors recommends you voteAGAINST Proposal 5.2. Approval of a non-binding advisory resolution onnamed executive officer compensation.4. Approval of the Company's amended and restated2024 Equity Incentive Plan.3. Ratify the appointment of KPMG LLP as theCompany's independent registered publicaccounting firm for the fiscal year endingDecember 31, 2026.5. Act upon a shareholder proposal requesting areport on employee retention rates by demographiccategories.NOTE: Such other business as may properly comebefore the meeting or any adjournment thereof.1. Election of DirectorsTHE BRINK'S COMPANYThe Board of Directors recommends you vote FOReach of the listed nominees:Nominees:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.For Against AbstainFor Against AbstainFor Against Abstain1a. Kathie J. Andrade1b. Paul G. Boynton1c. Ian D. Clough1d. Susan E. Docherty1e. Mark Eubanks1f. Michael J. Herling1g. A. Louis Parker1h. Timothy J. Tynan1i. Keith R. Wyche! ! !! ! !! ! !! ! !SCAN TOVIEW MATERIALS & VOTE w

V87762-P45902Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held April 28, 2026:The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.comTHE BRINK'S COMPANYAnnual Meeting of ShareholdersApril 28, 2026 10:00 a.m., Central TimeThis proxy is solicited by the Board of Directors.The undersigned hereby appoints Kristen W. Cook and Maria Fernandez and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink’s Company at the Annual Meeting of Shareholders to be held on April 28, 2026, at 10:00 a.m. Central Time, at the offices of McGuire Woods LLP, 2601 Olive Street, Suite 2100,Dallas, TX 75201, and at any and all adjournments or postponements thereof, on all matters coming before the meeting. The proxies will vote (1) as the undersigned specifies on the back of this card; and (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card. The proxies, in their discretion, are further authorized to vote (1) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve; (2) on any matter which the Board of Directors did not know would be presented at the 2026 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made; and (3) on other matters which may properly come before the 2026 Annual Meeting of Shareholders and any adjournments or postponements thereof.If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.(Continued and to be signed on reverse side)